UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report

February 11, 2005

(Date of earliest event reported)

BFC Financial Corporation

(Exact name of registrant as specified in its Charter)

Florida	333-72213	59-2022148

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1750 East Sunrise Blvd., Ft. Lauderdale, Florida	33304

(Address of principal executive offices)	(Zip Code)

(954) 760-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
Consent of PricewaterhouseCoopers LLP
Consent of KPMG LLP

ITEM 8.01 Other Events

As of January 1, 2004, the Company implemented a new internal reporting methodology for evaluating its reportable segment performance. As a result, the Company is currently organized into three reportable segments: Financial Services, Homebuilding and Real Estate Development and Other Operations instead of the seven reportable segments previously reported by the Company. As a result of this new internal reporting methodology, the Company is restating its December 31, 2003 financial statements to reflect such change. Additionally, the Company completed a five for four common stock split effected in the form of a 25% stock dividend, payable in shares of the Company’s Class A Common Stock to holders of record of Class A and Class B Common Stock on May 17, 2004. Where appropriate, amounts throughout the December 31, 2003 financial statements have been adjusted to reflect the stock split.

This report on Form 8-K updates Item 8 of the Company’s Form 10-K for the year ended December 31, 2003 to reflect the change in segments and the five for four common stock split. All other items in the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above. Readers should refer to the Company’s quarterly reports on Form 10-Q for the information related to periods subsequent to December 31, 2003.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

BFC FINANCIAL CORPORATION AND SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Certified Public Accounting Firm of PricewaterhouseCoopers LLP

Report of Independent Registered Public Accounting Firm of KPMG LLP

Financial Statements:

Consolidated Statements of Financial Condition as of December 31, 2003 and 2002

Consolidated Statements of Operations for each of the years in the three year period ended December 31, 2003

Consolidated Statements of Shareholders’ Equity and Comprehensive Income for each of the years in the three year period ended December 31, 2003

Consolidated Statements of Cash Flows for each of the years in the three year period ended December 31, 2003

Notes to Consolidated Financial Statements

[This Page Intentionally Left Blank]

Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors and Shareholders
of BFC Financial Corporation:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, shareholders’ equity and comprehensive income and cash flows presents fairly, in all material respects, the financial position of BFC Financial Corporation and its subsidiaries at December 31, 2003, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
March 30, 2004, except as to Note 1 and Note 24 which are as of February 9, 2005

[This Page Intentionally Left Blank]

Report of Independent Registered Public Accounting Firm

The Board of Directors
BFC Financial Corporation:

We have audited the accompanying consolidated statement of financial condition of BFC Financial Corporation and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, shareholders’ equity and comprehensive income and cash flows for each of the years in the two-year period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BFC Financial Corporation and subsidiaries at December 31, 2002, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2002, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for goodwill and intangible assets in 2002 and for derivative instruments and hedging activities in 2001.

KPMG LLP

Fort Lauderdale, Florida
February 3, 2003, except as to the first paragraph of note 1 and note 24, which is as of February 11, 2005

BFC Financial Corporation and Subsidiaries
Consolidated Statements of Financial Condition
December 31, 2003 and 2002
(In thousands, except share data)

	2003	2002
ASSETS
Cash and due from depository institutions	$143,542	$202,432
Federal funds sold and securities purchased under resell agreements	—	50,145
Securities owned (at fair value)	124,565	186,454
Securities available for sale (at fair value)	360,442	713,131
Investment securities and tax certificates (approximate fair value: $192,706 and $212,698)	192,706	212,240
Federal Home Loan Bank stock, at cost which approximates fair value	40,325	64,943
Loans receivable, net of allowance for loan losses of $46,667 and $49,094	3,611,612	3,377,870
Accrued interest receivable	27,912	34,050
Real estate held for development and sale	283,272	204,497
Investments in and advances to unconsolidated subsidiaries	106,048	112,599
Office properties and equipment, net	93,654	92,784
Deferred tax asset, net	—	12,119
Goodwill	76,674	78,612
Core deposit intangible asset	11,985	13,757
Other assets	62,707	60,300

Total assets	$5,135,444	$5,415,933

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Interest bearing deposits	$2,413,106	$2,457,837
Non-interest bearing deposits	645,036	462,718

Total deposits	3,058,142	2,920,555
Advances from FHLB	782,205	1,297,170
Securities sold under agreements to repurchase	120,874	116,279
Subordinated debentures, notes and bonds payable	164,100	209,068
Guaranteed preferred beneficial interests in BankAtlantic Bancorp’s Junior Subordinated Debentures	—	180,375
Junior subordinated debentures	263,266	—
Securities sold not yet purchased	37,813	38,003
Due to clearing agent	8,583	78,791
Deferred tax liabilities, net	2,895	—
Other liabilities	191,933	132,780

Total liabilities	4,629,811	4,973,021

Minority interest	419,958	365,501

Shareholders’ equity:
Preferred stock of $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock of $.01 par value, authorized 20,000,000 shares; issued and outstanding 17,989,194 in 2003 and 6,474,994 in 2002	163	58
Class B common stock of $.01 par value, authorized 20,000,000 shares; issued and outstanding 2,534,426 in 2003 and 2,362,157 in 2002	23	21
Additional paid-in capital	24,654	24,077
Retained earnings	59,305	52,387

Total shareholders’ equity before accumulated other comprehensive income	84,145	76,543
Accumulated other comprehensive income	1,530	868

Total shareholders’ equity	85,675	77,411

Total liabilities and shareholders’ equity	$5,135,444	$5,415,933

See accompanying notes to consolidated financial statements.

BFC Financial Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)

	2003	2002	2001
Revenues
Financial Services:
Interest and dividend income	$260,621	$303,087	$323,629
Investment banking	207,788	130,738	43,436
Other income, net	73,501	58,519	45,026

	541,910	492,344	412,091

Homebuilding and Real Estate Development:
Sales of real estate	283,058	207,808	142,983
Interest and dividend income	863	1,259	1,989
Other income	4,765	3,014	3,005

	288,686	212,081	147,977

Other Operations:
Sales of real estate	—	—	1,693
Interest and dividend income	390	354	383
Other income, net	1,318	982	1,185

	1,708	1,336	3,261

	832,304	705,761	563,329

Costs and Expenses
Financial Services:
Interest expense, net of interest capitalized	111,989	150,336	187,419
(Recovery) provision for loan losses	(547)	14,077	16,905
Employee compensation and benefits	226,940	166,979	84,720
Occupancy and equipment	40,036	39,196	29,139
Advertising and promotion	12,724	10,447	5,286
Amortization of goodwill and other intangible assets	1,772	1,360	4,073
Impairment of securities	—	18,801	3,527
Impairment of goodwill	—	—	6,624
Cost associated with debt redemption	12,543	3,125	389
Acquisition related charges and impairments	—	4,925	—
Other expenses	74,857	57,935	34,423

	480,314	467,181	372,505

Homebuilding and Real Estate Development:
Cost of sales of real estate	209,431	159,675	109,289
Interest expense, net of interest capitalized	233	389	180
Employee compensation and benefits	19,845	13,983	9,730
Selling, general and administrative expenses	21,949	16,083	16,009
Other expenses	1,711	1,532	1,677

	253,169	191,662	136,885

Other Operations:
Cost of sales of real estate	—	—	348
Interest expense	1,163	1,153	1,239
Employee compensation and benefits	2,553	2,332	1,902
Impairment of securities	3,071	1,583	4,379
Other expenses	1,022	876	984

	7,809	5,944	8,852

	741,292	664,787	518,242

Income before income taxes and equity in earnings from unconsolidated subsidiaries	91,012	40,974	45,087
Equity in earnings from unconsolidated subsidiaries	10,126	9,327	2,888

Income before income taxes, minority interest, discontinued operations, extraordinary items and cumulative effect of a change in accounting principle	101,138	50,301	47,975
Provision for income taxes	44,166	17,993	25,260
Minority interest in income of consolidated subsidiaries	51,093	38,294	18,379

Income from continuing operations	5,879	(5,986)	4,336
Discontinued operations, less income tax (benefit) provision of $(517) in 2003 and $303 in 2002	1,143	2,536	—
Extraordinary items, less income taxes of $2,771	—	23,749	—
Cumulative effect of a change in accounting principle, less income tax (benefit) provision of $(1,246) in 2002 and $683 in 2001	—	(15,107)	1,138

Net income	7,022	5,192	5,474
Amortization of goodwill, net of tax and minority interest	—	—	735

Net income adjusted to exclude goodwill amortization	$7,022	$5,192	$6,209

(Continued)

See accompanying notes to consolidated financial statements.

BFC Financial Corporation and Subsidiaries
Consolidated Statements of Operations
For each of the years in the three year period ended December 31, 2003
(In thousands, except per share data)

	2003	2002	2001
Earnings per share:
Basic earnings (loss) per share before discontinued operations, extraordinary items and cumulative effect of a change in accounting principle	$0.32	$(0.34)	$0.24
Basic earnings per share from discontinued operations	0.06	0.14	—
Basic earnings per share from extraordinary items	—	1.32	—
Basic (loss) earnings per share from cumulative effect of a change in accounting principle	—	(0.84)	0.06

Basic earnings per share	0.38	0.29	0.30
Basic earnings per share from amortization of goodwill	—	—	0.04

Basic earnings per share adjusted to exclude goodwill amortization	$0.38	$0.29	$0.34

Diluted earnings (loss) per share before discontinued operations, extraordinary items and cumulative effect of a change in accounting principle	$0.26	$(0.34)	$0.17
Diluted earnings per share from discontinued operations	0.06	0.14	—
Diluted earnings per share from extraordinary items	—	1.30	—
Diluted (loss) earnings per share from cumulative effect of a change in accounting principle	—	(0.82)	0.06

Diluted earnings per share	0.31	0.26	0.22
Diluted earnings per share from amortization of goodwill	—	—	0.03

Diluted earnings per share adjusted to exclude goodwill amortization	$0.31	$0.26	$0.26

Basic weighted average number of common shares outstanding	18,255	17,963	17,873

Diluted weighted average number of common and common equivalent shares outstanding	20,825	17,963	19,705

See accompanying notes to consolidated financial statements.

BFC Financial Corporation and Subsidiaries
Consolidated Statements of Shareholders’ Equity and Comprehensive Income
For each of the years in the three year period ended December 31, 2003
(In thousands)

						Accumulated
						Other
						Compre-
	Compre-	Class A	Class B	Additional		hensive
	hensive	Common	Common	Paid-in	Retained	Income
	income	Stock	Stock	Capital	Earnings	(loss)	Total
Balance, December 31, 2000		$58	21	25,788	41,721	5,027	72,615
Net income	$5,474	—	—	—	5,474	—	5,474

Other comprehensive income, net of tax:
Unrealized loss on securities available for sale, net of tax of $987	(1,570)
Accumulated losses associated with cash flow hedges, net of tax of $200	(319)
Reclassification adjustment for cash flow hedges , net of tax	129
Reclassification adjustment for net gain included in net income, net of tax of $360	(575)

Other comprehensive loss	(2,335)	—	—	—	—	(2,335)	(2,335)

Comprehensive income	$3,139

Net effect of Bancorp capital transactions, net of income taxes		—	—	(1,636)	—	—	(1,636)
Issuance of common stock		—	—	23	—	—	23
Tax effect relating to the exercise of stock options		—	—	31	—	—	31

Balance, December 31, 2001		$58	21	24,206	47,195	2,692	74,172
Net income	$5,192	—	—	—	5,192	—	5,192

Other comprehensive income, net of tax:
Unrealized gains on securities available for sale, net of tax of $153	244
Increase in minimum pension liability, net of tax of $650	(1,035)
Unrealized losses associated with investment in unconsolidated real estate subsidiary, net of tax of $39	(62)
Accumulated loss associated with cash flow hedges, net of tax of $80	(127)
Reclassification adjustment for cash flow hedges, net of tax	(74)
Reclassification adjustment for net gain included in net income, net of tax of $478	(770)

Other comprehensive loss	(1,824)	—	—	—	—	(1,824)	(1,824)

Comprehensive income	$3,368

Net effect of Bancorp capital transactions, net of income taxes		—	—	(15)	—	—	(15)
Retirement of Class B common stock		—	(1)	(318)	—	—	(319)
Issuance of Class B common stock		—	1	144	—	—	145
Tax effect relating to the exercise of stock options		—	—	60	—	—	60

Balance, December 31, 2002		$58	21	24,077	52,387	868	77,411

(Continued)

See accompanying notes to consolidated financial statements.

BFC Financial Corporation and Subsidiaries
Consolidated Statements of Shareholders’ Equity and Comprehensive Income
For each of the years in the three year period ended December 31, 2003
(in thousands)

						Accumulated
						Other
	Compre-	Class A	Class B	Additional		Compre-
	hensive	Common	Common	Paid-in	Retained	hensive
	Income	Stock	Stock	Capital	Earnings	Income	Total
Balance, December 31, 2002		$58	21	24,077	52,387	868	77,411
Net income	$7,022	—	—	—	7,022	—	7,022

Other comprehensive income, net of tax:
Unrealized loss on securities available for sale, net of tax of $620	(988)
Decrease in minimum pension liability, net of tax of $639	1,018
Unrealized gain associated with investment in unconsolidated real estate subsidiary, net of tax of $79	121
Accumulated gain associated with cash flow hedges, net of tax of $198	315
Reclassification adjustment for cash flow hedges, net of tax	70
Reclassification adjustment for net losses included in net income, net of tax of $85	126

Other comprehensive income	662	—	—	—	—	662	662

Comprehensive income	$7,684

Net effect of subsidiaries capital transactions, net of income taxes		—	—	(252)	—	—	(252)
Common stock splits		104	—	—	(104)	—	—
Issuance of common stock		1	2	279	—	—	282
Tax effect relating to the exercise of stock options		—	—	550	—	—	550

Balance, December 31, 2003		$163	23	24,654	59,305	1,530	85,675

See accompanying notes to consolidated financial statements.

BFC Financial Corporation and Subsidiaries
Consolidated Statements of Cash Flows
For each of the years in the three year period ended December 31, 2003
(In thousands)

	2003	2002	2001
Operating activities:
Income from continuing operations	$5,879	$(5,986)	$4,336
Income from discontinued operations, net of tax	1,143	2,536	—
Income from extraordinary item, net of tax	—	23,749	—
Cumulative effect of a change in accounting principle, net of tax	—	(15,107)	1,138
Adjustment to reconcile net income to net cash provided by operating activities:
Minority interest in income of consolidated subsidiaries	51,093	38,294	18,379
Provision for loan losses, real estate owned and tax certificates	1,465	17,019	18,222
Change in real estate inventory	(55,206)	(57,131)	(28,789)
Loans held for sale activity, net	(32,305)	(24,091)	14,068
Losses (gains) from securities activities, net	1,110	(8,578)	(7,124)
Gains on sale of REO	(1,984)	(117)	(1,053)
Loss on debt redemption	12,543	3,125	389
Depreciation, amortization and accretion, net	20,939	11,128	1,111
Restructuring charges and impairment write-downs, net	257	4,852	331
Gain on Gruntal transaction	—	(26,520)	—
Impairment of goodwill	—	16,353	6,624
Impairment of securities	3,071	20,384	7,905
Provision (benefit) for deferred income taxes	13,073	(1,954)	3,257
Proceeds from sales of loans	44,617	41,602	24,017
Securities owned activities, net	(43,194)	33,751	(24,739)
Decrease in accrued interest receivable	6,124	2,557	10,259
Amortization of intangible assets	—	1,360	4,073
Issuance of forgivable notes receivable to Ryan Beck employees	(16,270)	(17,140)	—
Decrease (increase) in other assets	2,209	5,828	(3,665)
Increase (decrease) in other liabilities	77,606	(25,399)	9,123
Increase (decrease) in due to clearing agent	10,353	(32,876)	(739)
Increase (decrease) in securities sold but not yet purchased	3,591	(1,629)	26,406
Equity in earnings from unconsolidated subsidiaries	(10,126)	(9,327)	(2,888)

Net cash provided by (used in) operating activities	$95,988	$(3,317)	$80,641

Investing activities:
Purchase of investment securities and tax certificates	(205,209)	(238,700)	(267,025)
Proceeds from redemption and maturity of investment securities and tax certificates	205,677	239,176	221,434
Purchase of securities available for sale	(279,127)	(356,795)	(485,862)
Proceeds from sales and maturities of securities available for sale	631,350	772,339	509,833
Purchases and net (originations) repayments of loans and leases	(235,735)	(23,776)	24,039
Proceeds from sales of real estate owned	10,807	6,015	6,913
Net additions to office properties and equipment	(12,599)	(23,676)	(13,404)
Proceeds from sales of properties and equipment	—	1,986	529
Proceeds from sales of real estate held for sale	—	6,012	—
(Investments) and repayments from joint ventures, net	1,044	3,478	1,348
Increase in investment in unconsolidated real estate subsidiary	—	(53,380)	—
Purchases of FHLB stock net of redemptions	24,618	(452)	(4,488)
Net cash proceeds from the sale of Ryan Beck’s subsidaries	9,955	—	—
Acquisitions, net of cash acquired	—	(52,783)	(340)

Net cash provided by (used in) investing activities	$150,781	$279,444	$(7,023)

(Continued)

See accompanying notes to consolidated financial statements.

BFC Financial Corporation and Subsidiaries
Consolidated Statements of Cash Flows
For each of the years in the three year period ended December 31, 2003
(In thousands)

	2003	2002	2001
Financing activities:
Net increase in deposits	$137,587	$47,858	$125,252
Reduction in deposits from sale of in-store branches, net	—	(42,597)	(81,593)
Proceeds from FHLB advances	275,000	227,499	365,000
Repayments of FHLB advances	(799,991)	(172,736)	(297,771)
Net increase (decrease) in federal funds purchased	—	(61,000)	51,300
Proceeds from notes and bonds payable	134,016	158,831	66,651
Issuance of trust preferred securities	—	180,375	—
Issuance of junior subordinated debentures	77,320	—	—
Repayment of notes and bonds payable	(112,563)	(95,772)	(72,285)
Retirement of subordinated notes and debentures	(70,855)	(21,716)	(35,042)
Retirement of trust preferred securities	—	(74,750)	—
Net increase (decrease) in securities sold under agreements to repurchase	4,767	(289,791)	(253,432)
Change in minority interest	—	(61)	2,397
Issuance of BFC common stock upon exercise of stock options	282	205	54
Retirement of BFC common stock	—	(319)	—
Issuance of BankAtlantic Bancorp common stock	4,472	1,296	95,595
BankAtlantic Bancorp common stock dividends paid to non-BFC shareholders	(5,839)	(5,411)	(3,814)

Net cash (used in) financing activities	(355,804)	(148,089)	(37,688)

(Decrease) increase in cash and cash equivalents	(109,035)	128,038	35,930
Cash and cash equivalents at the beginning of period	252,577	124,539	88,609

Cash and cash equivalents at end of period	$143,542	$252,577	$124,539

Supplementary disclosure of non-cash investing and financing activities:
Interest paid on borrowings and deposits	$121,384	$160,069	$201,681
Income taxes paid	31,115	36,790	17,884
Note receivable issued in connection with the GMS sale	13,681	—	—
Adjustment to goodwill related to the allowance for loan losses	734	—	—
Loans transferred to REO	2,450	13,067	4,328
Transfer of commercial mortgage-backed securities to available for sale	14,505	—	—
Tranfer of fixed assets to real estate held for sale	1,000	—	—
Increase in investments in unconsolidated subsidiaries related to deconsolidation of trusts formed to issue trust preferred securities	7,910	—	—
Increase in junior subordinated debentures related to trust deconsolidation	7,910	—	—
Transfer of guaranteed preferred beneficial interest in BankAtlantic Bancorp’s junior subordinated debentures to junior subordinated debentures	180,375	—	—
Change in minority interest resulting from issuance of BankAtlantic Bancorp Class A common stock upon conversion of subordinated debentures	211	25	49,935
Issuance of notes payable under the Ryan Beck deferred compensation plan	—	3,675	—
Change in minority interest resulting from issuance of BankAtlantic Bancorp’s Class A common stock upon acquisitions	—	—	335
Change in minority interest resulting from issuance of BankAtlantic Bancorp’s Class A restricted common stock, net	—	—	1,209
Decrease in minority interest resulting from the distribution of securities investment	—	(8,655)	—
Increase in loans receivable from real estate closings	—	—	1,247
Increase in development bonds payable from real estate closings	—	—	1,247
Change in shareholders’ equity resulting from net change in other comprehensive income (loss), net of taxes	662	(1,824)	(2,335)
Net loss effect of BankAtlantic Bancorp capital transactions, net of income taxes	(252)	(15)	(1,636)
Increase in stockholders’ equity for the tax effect related to the exercise of employee stock options	550	60	31

See accompanying notes to consolidated financial statements.

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies

As of January 1, 2004, the Company implemented a new internal reporting methodology for evaluating its reportable segment performance. As a result, the Company is currently organized into three reportable segments: Financial Services, Homebuilding and Real Estate Development and Other Operations instead of the seven reportable segments previously reported by the Company. As a result of this new internal reporting methodology, the Company is restating its December 31, 2003 financial statements to reflect such change. Additionally, the Company completed a five for four common stock split effected in the form of a 25% stock dividend, payable in shares of the Company’s Class A Common Stock to holders of record of Class A and Class B Common Stock on May 17, 2004. Where appropriate, amounts throughout the December 31, 2003 financial statements have been adjusted to reflect the stock split.

Basis of Financial Statement Presentation - BFC Financial Corporation (“BFC” or the “Company”) is a holding company with controlling interests in BankAtlantic Bancorp, Inc. (“BankAtlantic Bancorp” or “Bancorp”) and Levitt Corporation (“Levitt”). As the controlling stockholder of BankAtlantic Bancorp we are a unitary savings bank holding company. The Company’s primary activities currently relate to the operations of BankAtlantic Bancorp and Levitt. The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. (“GAAP”).

Through December 31, 2003, Levitt was a wholly owned subsidiary of BankAtlantic Bancorp. On December 2, 2003, BankAtlantic Bancorp’s board of directors authorized the spin-off of Levitt to the stockholders of BankAtlantic Bancorp by declaring a dividend of all of BankAtlantic Bancorp’s shares of Levitt. BankAtlantic Bancorp stockholders including the Company, each received one share of Levitt Class A Common Stock for every four shares of BankAtlantic Bancorp Class A Common Stock owned, and one share of Levitt Class B Common Stock for every four shares of BankAtlantic Bancorp Class B Common Stock owned. The shares were distributed on December 31, 2003 to shareholders of record on December 18, 2003. As a consequence of the spin-off, BFC’s ownership position in Levitt was identical to its ownership position in BankAtlantic Bancorp, including its control of more than 50% of the vote. Accordingly, Levitt will continue to be consolidated in the Company’s financial statements.

BFC’s ownership in BankAtlantic Bancorp and Levitt is as follows:

			Percentage of
			Total	Percentage of
	Class A	Class B	Outstanding	Vote
BankAtlantic Bancorp	15.3%	100.0%	22.2%	55.1%
Levitt	15.3%	100.0%	22.2%	55.1%

Because BFC controls more than 50% of the vote of BankAtlantic Bancorp and Levitt, BankAtlantic Bancorp and Levitt are consolidated in the Company’s financial statements. The percentage of votes controlled by the Company will determine the Company’s consolidation policy, whereas, the percentage of ownership of total outstanding common stock will determine the amount of BankAtlantic Bancorp’s and Levitt’s net income recognized by the Company.

BankAtlantic Bancorp trades on the New York Stock Exchange under the symbol “BBX”, BankAtlantic Bancorp principal assets include BankAtlantic and its subsidiaries and RB Holdings, Inc. the parent company of Ryan Beck and its subsidiaries.

BankAtlantic was founded in 1952 and is a federally chartered, federally insured savings bank headquartered in Fort Lauderdale, Florida. BankAtlantic currently operates through a network of 73 branches located in Florida. BankAtlantic is a community-oriented bank which provides traditional retail banking services and a wide range of commercial banking products and related financial services.

Ryan Beck & Co. was founded in 1946 and acquired by BankAtlantic Bancorp in 1998, is a full service broker dealer headquartered in Livingston, New Jersey. RB Holdings, Inc. was formed in July 2003 as a holding company for Ryan Beck. Ryan Beck provides financial advice to individuals, institutions and corporate clients through 34 offices in 13 states. Ryan Beck is an investment banking firm engaged in the underwriting, distribution and trading of tax-exempt, equity and debt securities. Ryan Beck also offers a full service, general securities brokerage business with investment and insurance products for retail and institutional clients and provides investment and wealth management advisory services for its customers. In August 2003, Ryan Beck sold its entire membership interest in The GMS Group, LLC (“GMS”). As a consequence of the

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

GMS sale, the results of operations of GMS are presented as “Discontinued Operations” in the Consolidated Statements of Operations for all periods presented.

Levitt engages in real estate activities through Levitt and Sons, LLC (“Levitt and Sons”) and its subsidiaries, Core Communities, LLC (“Core Communities”) and its subsidiaries, Levitt Commercial, LLC (“Levitt Commercial”) and its subsidiaries and several investments in real estate projects in Florida. Levitt also owns an approximately 38% equity investment in Bluegreen Corporation (“Bluegreen”), a New York Stock Exchange-listed company engaged in acquisition, development, marketing and sale of primarily “drive-to” vacation resorts, golf communities and residential land. In April 2002, Levitt acquired approximately 8.3 million shares of Bluegreen common stock (approximately 34%) as an equity investment, and in December 2003, BankAtlantic Bancorp transferred its 1.2 million shares in Bluegreen to Levitt. Levitt and Sons is a developer of single-family home communities and condominium and rental apartment complexes primarily in Florida. Core Communities owns the unsold land and other entitlements of the master-planned communities commonly known as St. Lucie West and Tradition, both of which are located in St. Lucie County, Florida. Levitt Commercial specializes in development, redevelopment, and joint venture opportunities in industrial and retail properties, including flex warehouse projects located in Boynton Beach and Pompano Beach, Florida, and an apartment rental property in Melbourne, Florida. The majority of Levitt’s assets and activities are located in Florida. Changes in the economic conditions in Florida would have an impact on the operations of Levitt and the Company.

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition and operations for the periods presented. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the next year relate to the determination of the allowance for loan losses, evaluation of goodwill for impairment, the valuation of real estate acquired in connection with foreclosure or in satisfaction of loans, the valuation of the fair value of assets and liabilities in the application of purchase method accounting, the amount of deferred tax asset valuation allowance, the valuation of equity securities that are not publicly traded, accounting for contingencies, the valuation of real estate held for development, real estate joint venture investments and the cost to complete development work on real estate projects. In connection with the determination of the allowances for loan losses, real estate owned, real estate held for development and real estate joint venture investments, management obtains independent appraisals for significant properties when it is deemed prudent.

Certain amounts for prior years have been reclassified to conform with revised statement presentation for 2003.

Consolidation Policy — The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, majority-controlled subsidiaries, including BankAtlantic Bancorp and Levitt, majority-owned joint ventures and variable interest entities in which the Company’s subsidiaries are the primary beneficiary as defined by Financial Accounting Standards Board(“FASB”) Interpretation No. 46 (“FIN 46”). On July 1, 2003, BankAtlantic Bancorp and its subsidiaries, except for Levitt and its subsidiaries, implemented FIN 46 effective January 1, 2003. As a consequence of the implementation of FIN 46, BankAtlantic Bancorp consolidated a 50% owned joint venture and deconsolidated its wholly owned statutory business trusts formed to issue trust preferred securities. The joint venture was acquired in connection with the acquisition of Community Savings Bancshare, Inc., the parent company of Community Savings, F.A. (“Community”) and recorded at fair value on the acquisition date, resulting in no impact to our financial statements upon adoption of FIN 46. In periods ending prior to January 1, 2003, the statutory business trusts were included in the Company’s and BankAtlantic Bancorp’s consolidated financial statements and the 50% owned joint venture was accounted for under the equity method of accounting. Prior to the implementation of FIN 46, the Company consolidated all entities in which it owned a majority of the voting securities. Less than majority-owned joint ventures in which the Company did not have a controlling interest were accounted for under the equity method of accounting. Levitt’s non-consolidated ownership interest in joint ventures range from 40% to 50%.

Cash Equivalents — Cash and due from depository institutions include demand deposits at other financial institutions. Federal funds sold are generally sold for one-day periods, and securities purchased under resell agreements are settled in less than 30 days.

Debt and Equity Securities — Debt securities are classified based on management’s intention on the date of purchase. Debt securities that management has both the positive intent and ability to hold to maturity are classified as securities held-to-maturity and are carried at amortized cost. Trading account securities consist of securities that are bought and held principally for the purpose of selling them in the near term and are carried at fair value with changes in the fair value included in earnings. All other debt securities are classified as available-for-sale and carried at fair value with the net unrealized gains

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

and losses included in shareholders’ equity on an after-tax basis as other comprehensive income. The fair value of securities available for sale was estimated by obtaining prices actively quoted on national markets, using a price matrix or applying management valuation models. Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary result in write-downs through charges to earnings of the individual securities to their fair value.

Interest and dividends on securities, including the amortization of premiums and the accretion of discounts, are reported in interest and dividends on securities using the interest method over the lives of the securities, adjusted for actual prepayments. Gains and losses on the sale of securities are recorded on the trade date and are calculated using the specific identification method.

Marketable equity securities and mutual funds which are included in securities available for sale are carried at fair value with the net unrealized gains and losses included in shareholders’ equity on an after-tax basis as other comprehensive income. Declines in the fair value of individual equity securities and mutual funds below their cost that are other than temporary result in write-downs through charges to earnings of the individual securities to their fair value. The fair value of marketable equity securities and mutual funds was estimated by obtaining prices actively quoted on national markets. Equity securities that do not have readily determinable fair values are classified as investment securities and carried at historical cost. These securities are evaluated for other than temporary declines in value, and, if impaired, the historical cost of the securities is written down through charges to earnings to estimated fair value.

The specific identification method was used in determining cost in computing realized gains and losses in connection with sales of securities available for sale.

Tax Certificates — Tax certificates represent a priority lien against real property for which assessed real estate taxes are delinquent. Tax certificates are classified as investment securities and are carried at cost, net of an allowance for probable losses, which approximates fair value.

Allowance for Tax Certificate Losses – The allowance represents management’s estimate of incurred losses in the portfolio that are probable and subject to reasonable estimation. In establishing its allowance for tax certificate losses, management considers past loss experience, present indicators, such as the length of time the certificate has been outstanding, economic conditions and collateral values. Tax certificates and resulting deeds are classified as non-accrual when a tax certificate is 24 to 60 months delinquent, depending on the municipality, from the acquisition date. At that time, interest ceases to be accrued. The provision to record the allowance is included in other expenses.

Loans and Leases - Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balances net of any unearned income, unamortized deferred fees or costs, premiums or discounts and an allowance for loan losses. Interest income on loans, including the recognition of unearned income, discounts and loan fees, is accrued based on the outstanding principal amount of loans using the interest method. Equipment leases are carried at the aggregate of lease payments receivable plus estimated residual value of the leased property, less unearned income. Unearned income on equipment leases is amortized over the lease terms by the interest method.

Loans Held for Sale — Such loans are reported at the lower of aggregate cost or estimated fair value based on current market prices for similar loans. Loan origination fees and related direct loan origination costs on originated loans held for sale and premiums and discounts on purchased loans held for sale are deferred until the related loan is sold.

Allowance for Loan Losses - The allowance for loan and lease losses reflects management’s estimate of probable incurred credit losses in the loan portfolios. Loans are charged off against the allowance when management believes the uncollectibility of the loan balance is confirmed. Recoveries are credited to the allowance.

The allowance consists of three components. The first component of the allowance is for high-balance “non-homogenous” loans that are individually evaluated for impairment. A loan is impaired when collection of principal and interest based on the contractual terms of the loan is not probable. The process for identifying loans to be evaluated individually for impairment is based on management’s identification of classified loans. Once an individual loan is found to be impaired, a valuation allowance is assigned to the loan based on one of the following three methods: (1) present value of expected future cash flows, (2) fair value of collateral less costs to sell, or (3) observable market price. Non-homogenous loans that are not impaired are assigned an allowance based on historical data by product. The second component of the allowance is for

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

“homogenous loans” in which groups of loans with common characteristics are evaluated to estimate the inherent losses in the portfolio. Homogenous loans have certain characteristics that are common to the entire portfolio so as to form a basis for predicting losses on historical data and delinquency trends as it relates to the group. Management segregates homogenous loans into groups such as residential real estate, small business mortgage, small business non-mortgage, lease financing, and various types of consumer loans. The methodology utilized in establishing the allowance for homogenous loans includes consideration of trends in industries, analysis of historical losses, static pool analysis, delinquency trends, and credit scores. The third component of the allowance is determined separately from the procedures outlined above. This component addresses certain industry and geographic concentrations, the view of regulators and changes in composition of the loan portfolio.

Management believes the allowance for loan and lease losses is adequate and that it has a sound basis for estimating the adequacy of the allowance for loan and lease losses. Actual losses incurred in the future are highly dependent upon future events, including the economies of the geographic areas in which BankAtlantic holds loans.

Non-performing Loans — A loan or lease is generally placed on non-accrual status at the earlier of (i) the loan becoming past due 90 days as to either principal or interest or (ii) when the borrower has entered bankruptcy proceedings and the loan is delinquent. Exceptions to placing 90-day past due loans on non-accrual may be made if there exists an abundance of collateral and the loan is in the process of collection. Loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. When a loan is placed on non-accrual status, interest accrued but not received is reversed against interest income. A non-accrual loan may be restored to accrual status when delinquent loan payments are collected and the loan is expected to perform in the future according to its contractual terms. Interest income on impaired loans is recognized on a cash basis.

Consumer non-mortgage loans and lease financing contracts that are 120 days past due are charged off. Real estate secured consumer and residential loans that are 120 days past due are charged down to fair value less cost to sell.

Real Estate Owned (“REO”) - REO is recorded at the lower of cost or estimated fair value, less estimated selling costs when acquired, establishing a new cost basis. Write-downs required at the time of acquisition are charged to the allowance for loan losses. Expenditures for capital improvements made thereafter are generally capitalized. Real estate acquired in settlement of loans is anticipated to be sold and valuation allowance adjustments are made to reflect any subsequent changes in fair values from the initially recorded amount. The costs of holding REO are charged to operations as incurred. Provisions and reversals in the REO valuation allowance are reflected in operations. Management obtains independent appraisals for significant properties. The construction and development activities of Levitt are not accounted for as REO.

Investment Banking Activities – Investment banking revenues include gains, losses, and fees, net of syndicate expenses, arising from securities offerings in which Ryan Beck acts as an underwriter or agent. Investment banking revenues also include fees earned from providing merger and acquisition and financial restructuring advisory services. Investment banking management fees are recorded on the offering date, sales concessions on settlement date, and underwriting fees at the time the underwriting is completed and the income is reasonably determined.

Securities Owned and Securities Sold, But Not Yet Purchased – Securities owned and securities sold, but not yet purchased are associated with proprietary transactions entered into by Ryan Beck and are accounted for at fair value with changes in the fair value included in earnings. The fair value of these trading positions is generally based on listed market prices. If listed market prices are not available or if liquidating the positions would reasonably be expected to impact market prices, fair value is determined based on other relevant factors, including dealer price quotations, price quotations for similar instruments traded in different markets, management’s estimates of amounts to be realized on settlement or management valuation model associated with securities that are not readily marketable. Profit and losses arising from transactions is recorded on a trade-date basis.

Real Estate Held for Development and Sale – This includes land, land development costs, interest and other construction costs associated with Levitt’s real estate inventory, BankAtlantic Bancorp’s investment in a real estate variable interest entity and BFC’s real estate property, an outlet center in North Carolina. Real estate inventory is stated at the accumulated cost or when circumstances indicate that the inventory is impaired at estimated fair value. The estimated fair value of real estate is evaluated based on disposition of real estate in the normal course of business under existing and anticipated market conditions. The evaluation takes into consideration the current status of property, various restrictions, carrying costs, debt service requirements, costs of disposition and any other circumstances which may affect fair value, including management’s

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

plans for the property. Due to the large acreage of certain land holdings, disposition in the normal course of business is expected to extend over a number of years.

Land and indirect land development costs are accumulated by specific area and allocated to various parcels or housing units using specific identification and allocation based upon the relative sales value, unit or area methods. Direct construction costs are assigned to housing units based on specific identification. Construction costs primarily include direct construction costs and capitalized field overhead. Other costs are comprised of tangible selling costs, prepaid local government fees and capitalized real estate taxes. Tangible selling costs are capitalized by communities and represent costs incurred that are used directly throughout the selling period to aid in the sale of housing units, such as model furnishings and decorations, sales office furnishings and facilities, exhibits, displays and signage. These tangible selling costs are capitalized and amortized over benefited home sales. Direct construction costs are assigned to housing units based on specific identification. Start-up costs and selling expenses are expensed as incurred.

Interest is capitalized at the effective rates paid on borrowings incurred for real estate inventory during the preconstruction and planning stage and the periods that projects are under development. Capitalization of interest is discontinued if development ceases at a project. Interest is amortized to cost of sale as related homes, land and units are sold.

Revenue and all related costs and expenses from home and land sales are recognized at the time that closing has occurred, when title and possession of the property and the risks and rewards of ownership transfer to the buyer, and when other sale and profit recognition criteria are satisfied as required under GAAP for real estate transactions. In order to properly match revenues with expenses, an estimation is made as to certain construction and land development costs incurred but not yet paid at the time of closing. Estimated costs to complete are determined for each closed home and land sale based upon historical data with respect to similar product types and geographical areas. The accuracy of estimates are monitored by comparing actual costs incurred subsequent to closing to the estimate made at the time of closing and modifications are made to the estimates based on these comparisons. We do not expect the estimation process to change in the future nor do we expect actual results to materially differ from such estimates.

Investments in Unconsolidated Subsidiaries – The Company follows the equity method of accounting to record its interests in subsidiaries in which it does not own a majority of the voting stock. Effective January 1, 2003, BankAtlantic Bancorp, implemented FIN 46, which requires the use of the equity method to account for investments in variable interest entities in which it is not the primary beneficiary. As a result of the adoption of FIN 46 in 2003, BankAtlantic Bancorp began accounting for its interest in statutory business trusts (utilized in the issuance of trust preferred securities) under the equity method. Under this method, the initial investment is recorded at cost and is subsequently adjusted to recognize its share of earnings or losses. Distributions received reduce the carrying amount of the investment.

Interest is capitalized on real estate joint ventures while the venture has activities in progress necessary to commence its planned principal operations based on the average balance outstanding of investment and advances to joint ventures. Interest income on loans from BankAtlantic to joint ventures is eliminated in consolidation based on the Company’s ownership percentage until realized by the sale of real estate by the joint venture.

Goodwill and Other Intangible Assets – The Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” on January 1, 2002. As of the adoption date, the Company no longer amortizes goodwill over its useful life. Instead, goodwill is tested for impairment annually at the reporting unit level, by comparing the fair value of the reporting unit to its carrying amount. The Company will recognize a goodwill impairment charge if the carrying amount of the goodwill assigned to the reporting unit is greater than the implied fair value of the goodwill.

At the date of adoption, the fair values of all reporting units, except for the Ryan Beck reportable segment, exceeded their respective carrying amounts at the adoption date. Based on an independent valuation, a $15.1 million impairment loss (net of a $1.2 million tax benefit) related to Ryan Beck was recorded effective as of January 1, 2002 as the cumulative effect of a change in accounting principle.

Other intangible assets consist of core deposit intangible assets, which were initially measured at fair value and are amortized over their useful life of eight years.

Prior to the adoption of SFAS No. 142, goodwill was being amortized on a straight-line basis over estimated useful lives, ranging from 7 to 25 years. The Company periodically reviewed its goodwill for events or changes in circumstances that

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

indicated that the carrying amount was not recoverable, in which cases an impairment charge was recorded.

Office Properties and Equipment — Land is carried at cost. Office properties, equipment and computer software are carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets which generally range up to 40 years for buildings and 3-10 years for equipment and software. The cost of leasehold improvements is being amortized using the straight-line method over the terms of the related leases.

Expenditures for new properties and equipment and major renewals and betterments are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred, and gains or losses on disposal of assets are reflected in current operations.

Impairment of Long Lived Assets – Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for impairment, the Company compares the expected future cash flows (undiscounted and without interest charges) to the carrying amount of the asset and records an impairment loss if the carrying amount exceeds the expected future cash flows.

Long-lived assets to be abandoned, exchanged for a similar productive asset, or distributed to owners in a spin-off are considered held and used until disposed. The depreciable life of a long-lived asset to be abandoned is revised and the asset is depreciated over its shortened depreciable life when an entity commits to a plan to abandon the asset before the end of its previously estimated useful life. An impairment loss is recognized at the date a long-lived asset is exchanged for a similar productive asset or distributed to owners in a spin-off if the carrying amount of the asset exceeds its fair value. Under the accounting model long-lived assets classified as held for sale are reported at the lower of their carrying amount or fair value less cost to sell and depreciation (amortization) is ceased.

Advertising — Advertising expenditures are expensed as incurred.

Income Taxes – BFC and its wholly owned subsidiaries file a consolidated U.S. federal income tax return. Subsidiaries in which the Company owns less than 80% of the outstanding common stock, including BankAtlantic Bancorp and Levitt, are not included in the Company’s consolidated U.S. federal income tax return.. The Company and its subsidiaries file separate state income tax returns for each state jurisdiction.

The provision for income taxes is based on income before taxes reported for financial statement purposes after adjustment for permanent differences. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period that includes the statutory enactment date. A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized.

Derivative Instruments — All derivatives are recognized on the statement of financial condition at their fair value. On the date the derivative contract is entered, the Company evaluates the derivative in order to determine if it qualifies for hedge accounting. The hedging instrument must be highly effective in achieving offsetting changes in the hedge instrument and hedged item attributable to the risk being hedged. Any ineffectiveness which arises during the hedging relationship is recognized in earnings in the Company’s statements of operations. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively.

Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a fair-value hedge, along with the loss or gain on the hedged asset or liability or unrecognized firm commitment of the hedged item that is attributable to the hedged risk are recorded in earnings. Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash-flow hedge are recorded in other comprehensive income until earnings are affected by the variability in cash flows of the designated hedged item. Changes in the fair value of undesignated derivative instruments are reported in current-period earnings.

Commitments to sell residential mortgage loans are accounted for as derivatives at fair value.

At January 1, 2001, BankAtlantic Bancorp had outstanding interest rate swap contracts utilized in BankAtlantic Bancorp’s

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

interest rate risk management strategy. In conjunction with the adoption of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities, on January 1, 2001, BankAtlantic Bancorp accounted for the interest rate swap contracts in accordance with the transition provisions of SFAS No. 133 and recorded a cumulative effect adjustment gain of approximately $1.1 million, net of tax.

Minority Interest- Minority interest reflects third parties’ ownership interest in BankAtlantic Bancorp, Levitt and venture partnerships that the Company controls.

Earnings Per Common Share – While the Company has two classes of common stock outstanding, the two-class method is not presented because the Company’s capital structure does not provide for different dividend rates or other preferences, other than voting rights, between the two classes. Basic earnings per share excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if options to issue common shares were exercised. Common stock options, if dilutive, are considered in the weighted average number of dilutive common shares outstanding. The options are included in the weighted average number of dilutive common shares outstanding based on the treasury stock method. The diluted earnings per share computations take into consideration the potential dilution from securities issued by subsidiaries that enable their holders to obtain the subsidiary’s common stock. The resulting net income amount is divided by the weighted average number of dilutive common shares outstanding, when dilutive. For all periods, the shares of the Company issued in connection with a 1984 acquisition are considered outstanding after elimination of the Company’s percentage ownership of the entity that received the shares issued in that acquisition.

Stock-based Compensation Plans – The Company, BankAtlantic Bancorp and Levitt each separately maintain both qualifying and non-qualifying stock-based compensation plans for their employees and directors. All of the entities have elected to account for their employee stock-based compensation plans under Accounting Principles Board (“APB”) Opinion No. 25 and related interpretations. As such, no compensation is recognized in connection with option grants that had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant.

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”, to stock-based employee compensation.

	For the Years Ended December 31,
(In thousands, except per share data)	2003	2002	2001
Pro forma net income
Net income, as reported	$7,022	$5,192	$5,474
Add: Stock-based employee compensation expense included in reported net income, net of related tax effects and minority interest	52	55	79
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related income tax effects and minority interest	(639)	(477)	(367)

Pro forma net income	$6,435	$4,770	$5,186

Earnings per share:
Basic as reported	$0.38	$0.29	$0.30

Basic pro forma	$0.35	$0.26	$0.29

Diluted as reported	$0.31	$0.26	$0.22

Diluted pro forma	$0.28	$0.24	$0.21

New Accounting Pronouncements – In January 2003, the FASB issued Interpretation (“FIN 46”). On July 1, 2003, BankAtlantic Bancorp implemented the interpretation effective January 1, 2003. As a consequence of the implementation, BankAtlantic Bancorp’s wholly owned statutory business trusts formed to issue trust preferred securities were deconsolidated and a real estate joint venture was consolidated. In December 2003, the FASB issued Interpretation No. 46 (revised

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

December 2003), “Consolidation of Variable Interest Entities” (“FIN 46R”), which replaces FIN 46. FIN 46R addresses how a business enterprise should evaluate whether it has a controlling interest in an entity through means other than voting rights. This interpretation requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or is entitled to receive a majority of the entity’s residual returns or both. The interpretation also requires disclosures about variable interest entities that the Company is not required to consolidate but in which it has a significant variable interest. The Company is required to adopt FIN 46R by the end of the first reporting period ending after March 15, 2004. The Company has completed its initial evaluation of FIN 46R, and has concluded that other than to the extent of BankAtlantic Bancorp was impacted by its prior implementation of FIN 46, the adoption of FIN 46R is not expected to have a material impact on the results of operations or financial condition.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability. Many of those instruments were previously classified as equity. SFAS No. 150 was effective for financial instruments entered into or modified after May 31, 2003, and otherwise was effective at the beginning of the first interim period beginning after June 15, 2003. Upon adoption, SFAS No. 150 did not have a significant impact on the Company’s financial statements. SFAS No. 150 also required that mandatorily redeemable minority interests in finite-lived entities be classified as liabilities and reported at settlement value. The FASB deferred those requirements related to mandatorily redeemable minority interests in finite-lived entities indefinitely pending further FASB action. The Company’s minority interest in finite-lived entities is not significant.

In December 2003, the FASB issued SFAS No. 132, revised “Employers’ Disclosures about Pensions and Other Postretirement Benefits”. This revised statement requires additional disclosures about the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension and postretirement plans, as well as the expense recorded for such plans. SFAS No. 132 is effective for financial statements with fiscal years ending after December 15, 2003. The Company has implemented the disclosure requirements of SFAS No. 132 as of December 31, 2003.

In December 2003, the American Institute of Certified Public Accountants’ (“AICPA”) Accounting Standards Executive Committee (“AcSEC”) issued Statement of Position 03-3 (“SOP”). The SOP addresses accounting for loans and debt securities acquired in purchase business combinations or purchased subsequent to origination. The SOP prohibits the creation of valuation allowances in the initial accounting of all loans acquired. The SOP does not apply to originated loans. The SOP limits the yield that may be accreted to the excess of the purchaser’s estimate of undiscounted expected principal, interest and other cash flows over the purchaser’s initial investment. The SOP requires excess contractual cash flows over cash flows expected to be collected to not be recognized as an adjustment of yield, loss accrual or valuation allowance. Subsequent increases in cash flows expected to be collected generally should be recognized prospectively through adjustment of the loan’s yield over its remaining life. Decreases in cash flows expected to be collected should be recognized as impairments. The SOP is effective for loans and securities acquired in fiscal years beginning after December 15, 2004 with early adoption encouraged. BankAtlantic Bancorp’s management is currently evaluating the requirements of the SOP concerning future loan acquisitions that are within the scope of the SOP.

2. Discontinued Operations and Acquisitions

Discontinued Operations

During the year ended December 31, 2003, Ryan Beck sold two of its subsidiaries, GMS and Cumberland Advisors, Inc. (“Cumberland”). The above transactions are presented as discontinued operations in the Company’s statements of operations for the years ended December 31, 2003 and 2002.

As part of Ryan Beck’s acquisition of certain of the assets and assumption of certain of the liabilities of Gruntal & Co, LLC, (“Gruntal”) in April 2002, Ryan Beck acquired all of the membership interests in GMS. Since its acquisition, GMS was operated as an independent business unit. After a receipt of an offer by GMS’s management to purchase GMS from Ryan Beck, Ryan Beck sold its entire membership interest in GMS to GMS Group Holdings Corp. (“Buyer”) in August 2003 for $22.6 million. The Buyer was formed by the management of GMS along with other investors. Ryan Beck received cash proceeds from the sale of $9.0 million and a $13.6 million secured promissory note issued by the Buyer with recourse to the management of GMS. The note is secured by the membership interest in GMS and contains covenants that require GMS to maintain certain capital and financial ratios. Ryan Beck did not recognize any gain or loss associated with the transaction.

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

During 2003, Buyer made a $1.6 million prepayment of principal of the promissory note, which reduced the outstanding balance to $12.0 million.

During the second quarter of 2003, Ryan Beck sold its entire interest in Cumberland for $1.5 million and recognized a $228,000 loss.

The components of earnings from discontinued operations were as follows (in thousands):

	For the Years Ended
	December 31,
	2003	2002
Net interest income	$5,240	$4,187
Non-Interest Income:
Investment banking income	17,782	20,418
Other	1,375	1,706

Total non-interest income	19,157	22,124

Non-Interest Expenses:
Employee compensation and benefits	17,377	17,986
Occupancy and equipment	744	763
Advertising and promotion	402	230
Professional fees	1,762	1,362
Communications	1,148	1,162
Floor broker and clearing fees	683	668
Other	1,655	1,301

Total non-interest expenses	23,771	23,472

Income from discontinued operations before income taxes	626	2,839
(Benefit) provision for income taxes	(517)	303

Income from discontinued operations, net of tax	$1,143	$2,536

The assets and liabilities associated with discontinued operations included in the Company’s statement of financial condition as of December 31, 2002 consisted of the following (in thousands):

Assets
Cash	$455
Securities owned	114,823
Goodwill	1,204
Other assets	5,546

Total assets	$122,028

Liabilities
Securities sold but not yet purchased	$2,797
Due to clearing agent	92,035
Other liabilities	4,619

Total liabilities	$99,451

The following table summarizes the assets and liabilities included in the sale of Cumberland and GMS and the consideration received (in thousands).

Cash	$815
Securities owned	105,083
Property and equipment	559
Goodwill	1,204
Other assets	5,479
Securities sold but not yet purchased	(3,781)
Due to clearing agent	(80,561)

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Other liabilities	(4,347)

Net assets sold	24,451
Notes receivable — GMS Holdings, Inc.	(13,681)
Cash sold	(815)

Net cash proceeds received	$9,955

Acquisitions

On April 26, 2002, Ryan Beck acquired certain of the assets and assumed certain of the liabilities of Gruntal and acquired all of the membership interests in GMS the (“Gruntal transaction”). The assets acquired from Gruntal include all of Gruntal’s customer accounts, furniture, leasehold improvements and equipment owned by Gruntal at the offices where Gruntal’s financial consultants were located, assets related to Gruntal’s deferred compensation plan and forgivable notes. The consideration provided by Ryan Beck for this transaction was the assumption of a note payable related to furniture and equipment in the Gruntal offices, assumption of non-cancelable leases associated with the Gruntal offices acquired, obligations owed to financial consultants participating in Gruntal’s deferred compensation plan that accepted employment with Ryan Beck, and the payment of $6.0 million in cash.

The Gruntal transaction was accounted for by the purchase method of accounting. Under this method the acquired assets and assumed liabilities of Gruntal were recorded at their estimated fair value, and the amount of estimated fair value of net assets in excess of the purchase price was used to write down non-financial assets. The remaining balance was recorded as an extraordinary income item. The Company’s financial statements reflect the Gruntal transaction since April 26, 2002.

On March 22, 2002, BankAtlantic acquired Community, for $170.3 million in cash and immediately merged Community into BankAtlantic. At the acquisition date, BankAtlantic Bancorp made a $78.5 million capital contribution to BankAtlantic. BankAtlantic funded the acquisition of Community using such capital contribution received from BankAtlantic Bancorp and funds obtained from the liquidation of investments. Community’s results of operations have been included in the Company’s consolidated financial statements since March 22, 2002. Community was a federally chartered savings and loan association founded in 1955 and headquartered in North Palm Beach, Florida. At March 22, 2002, Community had assets of $909 million, deposits of $637 million and 21 branches.

The following table summarizes the fair value of assets acquired and liabilities assumed in connection with the acquisition of Community and the Gruntal transaction effective March 22, 2002 and April 26, 2002, respectively (in thousands):

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

	Community	Gruntal		Total
Cash and interest earning deposits	$124,977	$886		$125,863
Securities available for sale	79,768	—		79,768
Securities owned	—	151,909		151,909
Loans receivable, net	623,469	—		623,469
FHLB stock	8,063	—		8,063
Investments and advances in unconsolidated subsidiaries	16,122	—		16,122
Goodwill	55,068	—		55,068
Core deposit intangible asset	15,117	—		15,117
Other assets	46,620	12,597		59,217

Fair value of assets acquired	969,204	165,392		1,134,596

Deposits	639,111	—		639,111
FHLB advances	138,981	—		138,981
Other borrowings	14,291	3,427		17,718
Securities sold, but not yet purchased	—	1,201		1,201
Due to clearing agent	—	101,705		101,705
Other liabilities	6,022	27,463	(1)	33,485

Fair value of liabilities assumed	798,405	133,796		932,201
Fair value of net assets acquired over cost	—	(23,749	)(2)	(23,749)

Purchase price	170,799	7,847		178,646
Cash acquired	(124,977)	(886)		(125,863)

Purchase price net of cash acquired	$45,822	$6,961		$52,783

(1)	Included in Gruntal’s other liabilities were a $21 million deferred compensation plan obligation, of which $18.3 million was vested. Also included in other liabilities was $675,000 of termination costs for contract obligations related to leased equipment and $654,000 of contract termination obligations associated with closing certain Gruntal branches.

(2)	The Company recognized an extraordinary gain of $23.7 million, net of income taxes of $2.8 million, and reduced the carrying amount of non-financial assets by $11.2 million as a result of the fair value of the assets acquired exceeding the cost of the Gruntal transaction. BankAtlantic Bancorp did not establish a deferred tax liability for the extraordinary gain associated with the GMS membership interest acquired because BankAtlantic Bancorp acquired the GMS membership interest rather than the net assets.

The purchase price of Community consisted of $170.3 million in cash and $500,000 of acquisition professional fees. The cost of the Gruntal transaction consisted of a $6.0 million cash payment, $750,000 of acquisition professional fees and an estimated $1.05 million of contingent consideration payable to Gruntal. The $1.05 million contingent consideration to Gruntal relates to possible deferred compensation plan participant forfeitures and represents the maximum amount of additional consideration. Pursuant to the terms of the acquisition agreement, during each of the three years beginning October 27, 2002, Ryan Beck is obligated to pay Gruntal up to $350,000 of forfeitures each year under the Amended and Restated Gruntal & Co. LLC Deferred Compensation Plan for each of the years in the three year period ended October 26, 2005. During the year ended December 31, 2003, Ryan Beck paid Gruntal $350,000 reducing the liability to $700,000.

The following pro forma information for the year ended December 31, 2002 is presented as if the Gruntal and Community transactions had been consummated on January 1, 2002. The pro forma information is not necessarily indicative of the combined results of operations which would have been realized had the transactions been consummated during the period or as of the date for which the pro forma financial information is presented.

	2002
(In thousands, except per share data)	Historical	Pro Forma
Interest income	$304,700	$320,654
Interest expense	151,878	158,598
Provision for loan losses	14,077	16,121

Net interest income after provision for loan losses	$138,745	$145,935

Loss from continuing operations	$(5,986)	$(6,498)

Basic loss per share from continuing operations	$(0.34)	$(0.36)

Diluted loss per share from continuing operations	$(0.34)	$(0.38)

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

During April 2002, the Company’s ownership in Bluegreen increased from approximately 5% to 40%. Bluegreen is a New York Stock Exchange-listed company engaged in the acquisition, development, marketing and sale of primarily drive-to vacation interval resorts, golf communities and residential land. The interest in Bluegreen was acquired for an aggregate purchase price of approximately $56 million. BankAtlantic Bancorp acquired approximately 5% of Bluegreen common stock during the first quarter of 2001, and Levitt acquired approximately 35% of Bluegreen common stock in April 2002. The acquisition of Bluegreen at various acquisition dates was accounted for as a step acquisition under the purchase method of accounting. In a step acquisition, the purchase price allocation is performed at each acquisition date and goodwill is recognized with each step. As a consequence, the net assets of Bluegreen were recognized at estimated fair value to the extent of BankAtlantic Bancorp’s ownership percentage at each acquisition date. The purchase price was, in the aggregate, $2.1 million lower than the ownership percentage in the underlying equity in the net assets of Bluegreen. The $2.1 million was allocated to property and equipment at the date of the latest step purchase. Prior period financial statements were not restated to reflect the results of applying the equity method to the initial acquisition, due to lack of significance. Under the equity method, the investment in Bluegreen was recorded at cost and the carrying amount of the investment is adjusted to recognize the Company’s interest in the earnings or loss of Bluegreen after the acquisition date.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed in connection with the Bluegreen investment to the extent of Levitt’s and BankAtlantic Bancorp’s ownership interest in the aggregate of 40% (in thousands).

Fair
Value
Cash and cash equivalents	$19,077
Contracts receivable, net	8,544
Notes receivable, net	22,449
Prepaid expenses	4,556
Inventory, net	75,260
Retained interests in notes receivable sold	15,101
Property and equipment, net	16,156
Other assets	2,247

Fair value of assets acquired	163,390

Accounts payable, accrued liabilities and other liabilities	20,196
Deferred income taxes	9,505
Line-of-credit notes payable and receivable - backed notes payable	21,496
10.50% senior secured notes payable	43,508
8.00% convertible subordinated debentures to related parties	2,350
8.25% convertible subordinated debentures	9,826

Fair value of liabilities assumed	106,881

Purchase price of Bluegreen Corporation	$56,509

In June 2001, pursuant to the February 1998 acquisition agreement under which Ryan Beck acquired Cumberland, BankAtlantic Bancorp issued 43,991 shares of its Class A Common Stock and made a cash payment of $340,000 to the former Cumberland partners. Such additional consideration was paid under earn-out provisions in accordance with the acquisition agreement and was recorded as an adjustment to the purchase price of Cumberland.

Effective March 1, 1998, BankAtlantic Bancorp acquired Leasing Technology Inc. (“LTI”), a company engaged in the equipment leasing and finance business, in exchange for 826,175 shares of BankAtlantic Bancorp’s Class A Common Stock and $300,000 in cash. This merger was accounted for under the purchase method of accounting. BankAtlantic Bancorp was amortizing $7.9 million of goodwill from the transaction over 25 years on a straight-line basis. During the third quarter of 2001, after an extensive review by BankAtlantic Bancorp of LTI’s operations, management concluded that LTI would not be able to meet performance expectations, and its products did not complement BankAtlantic Bancorp’s product mix. As a

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

consequence, the offices of LTI were closed and new lease originations were ceased. BankAtlantic Bancorp determined that the goodwill associated with the LTI acquisition was impaired, resulting in the write-off of the remaining unamortized LTI goodwill of $6.6 million.

3. Securities and Short-Term Investments

The following tables summarize available-for-sale securities, investment securities and tax certificates (in thousands) :

	Available for Sale
	December 31, 2003
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Appreciation	Depreciation	Fair Value
Mortgage-Backed Securities:
Mortgage-backed securities	$315,520	$6,262	$529	$321,253
Real estate mortgage investment conduits	17,378	120	—	17,498

Total mortgage-backed securities	332,898	6,382	529	338,751

Investment Securities:
Other bonds	585	—	—	585
Equity securities	16,635	4,471	—	21,106

Total investment securities	17,220	4,471	—	21,691

Total	$350,118	$10,853	$529	$360,442

	Available for Sale
	December 31, 2002
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Appreciation	Depreciation	Fair Value
Mortgage-Backed Securities:
Mortgage-backed securities	$581,893	$20,696	$—	$602,589
Real estate mortgage investment conduits	102,192	1,299	30	103,461

Total mortgage-backed securities	684,085	21,995	30	706,050

Investment Securities:
Other bonds	411	10	—	421
Equity securities	5,703	957	—	6,660
Total investment securities	6,114	967	—	7,081

Total	$690,199	$22,962	$30	$713,131

Unrealized losses on mortgage-backed securities at December 31, 2003 have not been recognized into income as the securities are issued by government agencies and are of high credit quality. The decline in fair value is primarily due to increased market interest rates from the securities’ acquisition dates. The fair value is expected to recover as the securities approach their maturity date or as market rates decline. At December 31, 2003, there are no mortgage-backed securities with unrealized losses greater than one year.

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

	Investment Securities and Tax Certificates
	December 31, 2003(1)
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Appreciation	Depreciation	Value
Tax certificates —
Net of allowance of $2,870	$190,906	$—	$—	$190,906
Equity investment (2)	1,800	—	—	1,800

	$192,706	$—	$—	$192,706

	Investment Securities and Tax Certificates
	December 31, 2002(1)
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Appreciation	Depreciation	Value
Tax certificates —
Net of allowance of $1,873	$194,074	$—	$—	$194,074
Mortgage-backed securities (3)	14,383	458	—	14,841
Equity investment (2)	3,783	—	—	3,783

	$212,240	$458	$—	$212,698

(1)	BankAtlantic Bancorp’s management considers estimated fair value equivalent to book value for tax certificates and equity investment securities since these securities have no readily traded market and are deemed to approximate fair value.

(2)	Investment securities consist of equity instruments purchased through private placements and are accounted for at historical cost adjusted for other-than-temporary declines in value.

(3)	Mortgage-backed securities at December 31, 2002 represented beneficial interests in a real estate mortgage investment trust secured by commercial real estate. During the year ended December 31, 2002, BankAtlantic Bancorp transferred all of its residential mortgage-backed securities held to maturity ($198.7 million) to securities available for sale. The securities were transferred in order to respond to the significant decline in interest rates during the period. The securities transferred were not sold during the year ended December 31, 2002. The remaining mortgage-backed securities held to maturity during 2002 were collateralized by commercial real estate and were transferred to securities available for sale and sold during the year ended December 31, 2003. The securities were transferred and sold upon non-compliance with debt covenants by the issuer.

The scheduled maturities of debt securities and tax certificates were (in thousands):

	Debt Securities
	Available for Sale		Tax Certificates
		Estimated		Estimated
	Amortized	Fair	Amortized	Fair
December 31, 2003 (1)(2)	Cost	Value	Cost	Value
Due within one year	$43	$43	$136,514	$136,514
Due after one year, but within five years	655	659	54,392	54,392
Due after five years, but within ten years	528	557	—	—
Due after ten years	332,257	338,077	—	—

Total	$333,483	$339,336	$190,906	$190,906

(1)	Scheduled maturities in the above table may vary significantly from actual maturities due to prepayments.

(2)	Except for tax certificates, maturities are based upon contractual maturities. Tax certificates do not have stated maturities, and estimates in the above table are based upon historical repayment experience (generally 1 to 2 years).

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Activity in the allowance for tax certificate losses was (in thousands):

	For the Years Ended December 31,
	2003	2002	2001
Balance, beginning of period	$1,873	$1,521	$1,937

Charge-offs	(869)	(1,783)	(2,162)
Recoveries	666	660	546

Net charge-offs	(203)	(1,123)	(1,616)
Provision charged to operations	1,200	1,475	1,200

Balance, end of period	$2,870	$1,873	$1,521

The components of gains and losses on sales of securities were (in thousands):

	For the Years Ended December 31,
	2003	2002	2001
Gross realized gains on securities activities	$900	$8,711	$7,130
Gross realized losses on securities activities	(1,961)	(67)	—
Unrealized loss on futures contract	(49)	(66)	(6)

Securities activities, net	$(1,110)	$8,578	$7,124

Proceeds from sales of securities available for sale were $41.2 million, $197.6 million, and $194.2 million during the years ended December 31, 2003, 2002 and 2001, respectively. Included in gross losses on securities activities, net during the year ended December 31, 2003 was $1.9 million of realized losses related to the settlement of interest rate swap contracts. The interest rate swaps were accounted for as a cash flow hedge and the unrealized losses were recorded in other comprehensive income during the years ended December 31, 2002 and 2001. Included in gains on securities activities, net during the year ended December 31, 2001 was $1.4 million of realized gains related to the settlement of interest rate swap contracts and unrealized losses of $1.5 million related to interest rate swap contracts that were subsequently designated as cash flow hedges.

Securities owned consisted of the following (in thousands):

	December 31,
	2003	2002
Debt obligations:
States and municipalities (1)	$9,903	$119,417
Corporations	5,159	5,344
U.S. Government and agencies	62,229	26,004
Corporate equity	15,072	19,280
Mutual funds	24,639	16,409
Certificates of deposits	7,563	—

Total	$124,565	$186,454

(1)	Includes $108.3 million of securities owned by GMS at December 31, 2002, of which approximately $86 million are non-rated securities and $9.7 million of those securities are not accruing interest.

All the securities owned at December 31, 2003 and 2002 were associated with trading activities conducted both as principal and as agent on behalf of individual and institutional investor clients of Ryan Beck. Transactions as principal involve making markets in securities which are held in inventory to facilitate sales to and purchases from customers. Ryan Beck realized income from principal transactions of $95.5 million, $50.4 million and $18.9 million for the years ended December 31, 2003, 2002 and 2001, respectively.

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

In the ordinary course of business, Ryan Beck borrows under an agreement with its clearing broker by pledging securities owned as collateral primarily to finance trading inventories. As of December 31, 2003, the balance due to the clearing broker was $8.6 million.

Securities sold, but not yet purchased consists of the following (in thousands):

	December 31,
	2003	2002
Corporate equity	$3,544	$3,691
Corporate bonds	1,963	1,159
State and municipalities	67	9,566
U.S. Government agencies	32,231	23,587
Certificates of deposits	8	—

	$37,813	$38,003

Securities sold, but not yet purchased are a part of Ryan Beck’s normal activities as a broker and dealer in securities and are subject to off-balance-sheet risk should Ryan Beck be unable to acquire the securities for delivery to the purchaser at prices equal to or less than the current recorded amounts.

The following table provides information on securities purchased under resell agreements (dollars in thousands):

	For the Years Ended December 31,
	2003	2002	2001
Ending balance	$—	$30,145	$156
Maximum outstanding at any month end within period	$160,000	$30,145	$3,651
Average amount invested during period	$31,589	$4,558	$1,152
Average yield during period	0.60%	0.73%	2.80%

The underlying securities associated with the securities purchased under resell agreements during the years ended December 31, 2003, 2002 and 2001 were held by BankAtlantic Bancorp.

The following table provides information on Federal Funds sold (dollars in thousands):

	For the Years Ended December 31,
	2003	2002	2001
Ending balance	$—	$20,000	$—
Maximum outstanding at any month end within period	$83,000	$20,000	$16,500
Average amount invested during period	$16,499	$3,928	$564
Average yield during period	1.01%	1.45%	3.73%

The estimated fair value of securities and short-term investments pledged for the following obligations were (in thousands):

	December 31,
	2003	2002
FHLB advances	$—	$542,228
Treasury tax and loan	1,724	935
Repurchase agreements	144,984	124,364
Public funds	—	139,358
Interest rate swap and forward contracts	174	7,192

	$146,882	$814,077

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

The change in net unrealized holding gains or losses on available for sale securities, included as a separate component of shareholder’s equity, was as follows (in thousands):

	For the Years Ended December 31,
	2003	2002	2001
Net change in other comprehensive income on securities available for sale	$(1,397)	$(851)	$(3,492)
Change in deferred tax benefits on net unrealized depreciation on securities available for sale	(535)	(325)	(1,347)

Change in other comprehensive income component of shareholders’ equity from net unrealized depreciation on securities available for sale	$(862)	$(526)	$(2,145)

The components of accumulated other comprehensive income included in shareholders’ equity were as follows (in thousands):

	December 31,
	2003	2002
Unrealized gains on securities available for sale	$1,471	$2,356
Unrealized gains (losses) associated with investment	—
in unconsolidated subsidiaries	59	(62)
Accumulated losses associated with cash flow hedges	—	(391)
Minimum pension liability	—	(1,035)

Accumulated other comprehensive income	$1,530	$868

4. Loans Receivable

The loan portfolio consisted of the following components (in thousands) :

	December 31,
	2003	2002
Real estate loans:
Residential	$1,343,657	$1,378,041
Construction and development	1,322,268	1,218,411
Commercial	1,071,787	758,261
Small business	110,745	98,494
Other loans:
Second mortgages — direct	333,655	261,579
Second mortgages — indirect	1,105	1,713
Commercial business	91,724	82,174
Lease financing	14,442	31,279
Small business — non-mortgage	58,574	62,599
Deposit overdrafts	4,036	2,487
Consumer loans — other direct	17,892	22,394
Consumer loans — other indirect	1,297	6,392
Other	4,175	4,175
Loans held for sale:
Residential	2,254	—
Commercial syndication	9,114	14,499

Total gross loans	4,386,725	3,942,498

Adjustments:
Undisbursed portion of loans in process	(728,100)	(511,861)
Net premiums related to purchased loans	6,898	2,159
Deferred fees	(6,655)	(5,200)
Deferred profit on commercial real estate loans	(589)	(632)
Allowance for loan losses	(46,667)	(49,094)

Loans receivable- net	$3,611,612	$3,377,870

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

BankAtlantic’s loan portfolio had the following geographic concentration at December 31, 2003:

Florida	65%
California	9%
Northeast	7%
Other	19%

100%

Unsecured loans receivable due from Levitt to BankAtlantic Bancorp in the amount of $43.5 million and construction loans secured by land and improvements due from Levitt to BankAtlantic in the amount of $18.1 million were eliminated in the consolidated financial statements at December 31, 2003.

In February 2001, BFC originated several loans to officers and directors totaling approximately $1.1 million, $100,000 of which are non-recourse loans secured by investments in BankAtlantic Financial Ventures II, Ltd. These loans bear interest payable annually at the prime rate plus 1% and are due in February 2006. On July 16, 2002, John Abdo borrowed from the Company $3.5 million on a recourse basis and paid off his existing loan due to the Company of $500,000. The $3.5 million loan bears interest at the prime rate plus 1%, requires monthly interest payments, is due on demand and is secured by 2,127,470 shares of BFC Class A Common Stock and 370,750 shares of BFC Class B Common Stock.

Discontinued and Restructured Lending Activity:

BankAtlantic continuously evaluates its business units for profitability, growth and overall efficiency. As a consequence of these evaluations BankAtlantic closed the offices of its leasing subsidiary, LTI, and ceased new lease originations during the third quarter of 2001.

During 2003, BankAtlantic began originating residential loans that are pre-sold to correspondents. During 2002, BankAtlantic discontinued the origination of residential loans, except for loans that qualified under the Community Reinvestment Act (“CRA”), which were originated for resale through September 2002. During September 2002, BankAtlantic discontinued its practice of selling CRA loans, transferred $7.3 million of CRA loans from loans held for sale to loans held for investment and realized a $151,000 loss at the transfer date. BankAtlantic now originates CRA loans designated as held for investment and also originates CRA loans that are pre-sold to correspondents. BankAtlantic continues to purchase residential loans for its portfolio.

Allowance for Loan Losses (in thousands):

	For the Years Ended December 31,
	2003	2002	2001
Balance, beginning of period	$49,094	$45,657	$48,072

Loans charged-off	(11,723)	(28,663)	(27,916)
Recoveries of loans previously charged-off	10,577	8,879	8,596

Net charge-offs	(1,146)	(19,784)	(19,320)
Allowance for loan losses, acquired	(734)	9,144	—
Net provision (credited) charged to operations	(547)	14,077	16,905

Balance, end of period	$46,667	$49,094	$45,657

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

The following summarizes impaired loans (in thousands):

	December 31, 2003		December 31, 2002
	Gross		Gross
	Recorded	Specific	Recorded	Specific
	Investment	Allowances	Investment	Allowances
Impaired loans with specific valuation allowances	$361	$181	$4,886	$1,386
Impaired loans without specific valuation allowances	12,325	—	17,478	—

Total	$12,686	$181	$22,364	$1,386

The average gross recorded investment in impaired loans was $16.3 million, $39.3 million and $54.2 million during the years ended December 31, 2003, 2002 and 2001, respectively.

Interest income, which would have been recorded under the contractual terms of impaired loans, and the interest income actually recognized was (in thousands):

	For the Years Ended December 31,
	2003	2002	2001
Contracted interest income	$666	$1,575	$2,815
Interest income recognized	(396)	(768)	(941)

Foregone interest income	$270	$807	$1,874

Non-performing assets consist of non-accrual loans, non-accrual tax certificates, REO and repossessed assets. Non-accrual loans are loans on which interest recognition has been suspended because of doubts as to the borrower’s ability to repay principal or interest. Non-accrual tax certificates are tax deeds or certificates in which interest recognition has been suspended due to the aging of the certificate or deed.

Non-performing assets (in thousands):

	At December 31,
	2003	2002	2001
Non-accrual — tax certificates	$894	$1,419	$1,727
Non-accrual — loans
Residential	8,489	12,773	9,203
Syndication	—	—	10,700
Commercial real estate and business	52	1,474	13,066
Small business	155	239	905
Lease financing	25	3,900	2,585
Consumer	794	532	796
Real estate owned	2,422	9,607	3,904
Other repossessed assets	—	4	17

Total non-performing assets	12,831	29,948	42,903
Specific valuation allowance	—	(1,386)	(9,936)

Total non-performing assets, net	$12,831	$28,562	$32,967

Other potential problem loans consist of the following (in thousands)

	At December 31,
	2003	2002	2001
Loans contractually past due 90 days or more and still accruing	$135	$100	$—
Performing impaired loans, net of specific allowances	180	—	—
Restructured loans	1,387	1,882	743
Delinquent residential loans purchased	1,288	1,464	1,705

Total potential problem loans	$2,990	$3,446	$2,448

Loans contractually past due 90 days or more represent loans that have matured and the borrower continues to make the

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

payments under the matured loan agreement. BankAtlantic is in the process of renewing or extending these matured loans. Restructured loans are loans in which the original terms were modified granting the borrower loan concessions due to financial difficulties. Performing impaired loans are still accruing impaired loans, and delinquent purchased loans were non-performing residential loans purchased at a discount. There were no commitments to lend additional funds on non-performing loans or potential problem loans at December 31, 2003.

Foreclosed asset activity in non-interest expense includes the following (in thousands):

	For the Years Ended December 31,
	2003	2002	2001
Real estate acquired in settlement of loans and tax certificates:
Operating expenses, net	$1,122	$872	$160
Provisions for losses on REO	812	1,467	117
Net gains on sales	(1,984)	(117)	(1,053)

Total (income) loss	$(50)	$2,222	$(776)

Activity in the allowance for real estate owned consisted of (in thousands):

	For the Years Ended December 31,
	2003	2002	2001
Balance, beginning of period	$—	$—	$310
Net charge-offs:
Commercial real estate	(750)	(1,500)	(220)
Residential real estate	(62)	33	(207)

Total net charge-offs	(812)	(1,467)	(427)
Provision for losses on REO	812	1,467	117

Balance, end of period	$—	$—	$—

5. Accrued Interest Receivable

Accrued interest receivable consists of (in thousands):

	December 31,
	2003	2002
Loans receivable	$15,746	$17,621
Investment securities and tax certificates	10,269	11,390
Interest rate swaps	—	789
Securities available for sale	1,897	4,250

	$27,912	$34,050

6. Office Properties and Equipment

Office properties and equipment was comprised of (in thousands):

	December 31,
	2003	2002
Land	$22,422	$22,668
Buildings and improvements	70,446	68,291
Furniture and equipment	50,132	45,115

Total	143,000	136,074
Less accumulated depreciation	49,346	43,290

Office properties and equipment — net	$93,654	$92,784

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

During 2002, BankAtlantic Bancorp purchased a $14.3 million office facility to consolidate BankAtlantic Bancorp’s headquarters and back office operations into a centralized facility. As of December 31, 2003, BankAtlantic Bancorp had incurred approximately $3 million in renovation costs.

During 2002, BankAtlantic discontinued certain ATM relationships, resulting in an $801,000 restructuring charge and a $206,000 impairment write-down.

During 2001, BankAtlantic finalized a plan to exit its in-store branches resulting in a $550,000 impairment charge on leasehold improvements. The Company also sold 14 in-store branches to unrelated financial institutions and recorded gains of $384,000 and $1.6 million during the years ended December 31, 2002 and 2001, respectively.

7. Deposits

The weighted average nominal interest rate payable on deposit accounts at December 31, 2003 and 2002 was 0.94% and 1.79%, respectively. The stated rates and balances on deposits were (dollars in thousands):

	December 31,
	2003		2002
	Amount	Percent	Amount	Percent
Interest free checking	$645,036	21.09%	$462,718	15.84%
Insured money fund savings 0.83% at December 31, 2003, 1.20% at December 31, 2002,	865,590	28.31	775,175	26.54
NOW accounts 0.30% at December 31, 2003, 0.50% at December 31, 2002,	533,888	17.46	399,985	13.70
Savings accounts 0.28% at December 31, 2003, 0.56% at December 31, 2002,	208,966	6.83	163,641	5.60

Total non-certificate accounts	2,253,480	73.69	1,801,519	61.68

Certificate accounts:
Less than 2.00%	455,709	14.90	259,328	8.88
2.01% to 3.00%	147,446	4.82	222,475	7.62
3.01% to 4.00%	45,546	1.49	65,972	2.26
4.01% to 5.00%	51,379	1.68	284,611	9.75
5.01% and greater	102,382	3.35	280,193	9.59

Total certificate accounts	802,462	26.24	1,112,579	38.10

Total deposit accounts	3,055,942	99.93	2,914,098	99.78

Fair value adjustment related to hedged deposits	—	—	843	0.03
Premium on brokered deposits	(798)	(0.03)	—	—
Fair value adjustment related to acquisitions	472	0.02	929	0.03
Interest earned not credited to deposit accounts	2,526	0.08	4,685	0.16

Total	$3,058,142	100.00%	$2,920,555	100.00%

Interest expense by deposit category was (in thousands):

	For the Years Ended December 31,
	2003	2002	2001
Money fund savings and NOW accounts	$11,142	$15,338	$20,241
Savings accounts	856	1,362	1,451
Certificate accounts — below $100,000	10,914	24,177	30,324
Certificate accounts — $100,000 and above	13,457	22,140	33,960
Less early withdrawal penalty	(180)	(240)	(308)

Total	$36,189	$62,777	$85,668

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

At December 31, 2003, the amounts of scheduled maturities of certificate accounts were (in thousands):

Nominal	For the Years Ended December 31,
Interest Rate	2004	2005	2006	2007	2008	Thereafter
Less than 2.00%	$341,975	$104,606	$8,603	$159	$354	$12
2.01% to 3.00%	19,929	51,992	70,235	1,583	3,707	—
3.01% to 4.00%	7,885	12,491	1,571	5,799	17,399	401
4.01% to 5.00%	36,667	2,924	7,755	4,032	1	—
5.01% and greater	67,607	29,263	3,057	2,166	289	—

Total	$474,063	$201,276	$91,221	$13,739	$21,750	$413

Time deposits of $100,000 and over had the following maturities (in thousands):

December 31,
2003
3 months or less	$94,378
4 to 6 months	45,885
7 to 12 months	75,049
More than 12 months	227,798

Total	$443,110

Included in certificate accounts at December 31 was (in thousands):

	2003	2002
Brokered deposits	$145,559	$37,857
Public deposits	180,241	286,908

Total institutional deposits	$325,800	$324,765

Ryan Beck acted as principal dealer in obtaining $20.7 million and $22.9 million of the brokered deposits outstanding as of December 31, 2003 and 2002, respectively. BankAtlantic has various relationships for obtaining brokered deposits. These relationships are considered as an alternative source of borrowings, when and if needed. At December 31, 2002, $33 million of 10 and 15 year callable fixed rate time deposits with an average interest rate of 5.89% were included with brokered deposits. Callable interest rate swap contracts were written to swap the 5.89% average fixed interest rate to a three-month LIBOR interest rate. BankAtlantic elected to account for the interest rate swaps as fair value hedges (see Note 19). During 2003, BankAtlantic called the deposits and terminated the interest rate swap contracts.

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

8. Advances from Federal Home Loan Bank and Federal Funds Purchased

Advances from Federal Home Loan Bank (“FHLB”) (dollars in thousands):

Payable During the Year	Year		December 31,
Ending December 31,	Callable	Interest Rate	2003	2002
2003		5.39% to 7.25%	$—	$145,611
2004		2.80% to 5.68%	6,250	128,750
2005		6.09% to 6.15%	—	75,000
2005		1.86%	17,500	—
2006		1.89%	18,750	—
2007		5.68%	25,000	25,000
2008		5.32% to 5.67%	492,000	—
2010		5.84% to 6.34%	32,000	32,000

Total fixed rate advances			591,500	406,361

2007	2003	1.69% to 1.93%	—	122,500
2008	2003	5.32% to 5.67%	—	492,000
2008	2004	1.31%	25,000	—
2011	2004	4.50% to 4.90%	50,000	50,000
2011	2005	5.05	30,000	30,000

Total callable fixed rate advances — European			105,000	694,500

2004	2004	5.47%	—	10,000
2009	2004	5.06%	10,000	10,000
2010	2003	5.52%	—	30,000

Total callable fixed rate advances — Bermuda			10,000	50,000

Adjustable rate advances
2003		4.15% to 4.90%	—	68,000
2004		1.17% to 1.40%	50,000	50,000
2006		1.18% to 5.46%	25,000	25,000

Total adjustable rate advances			75,000	143,000

Purchase accounting fair value adjustments			705	3,309

Total FHLB advances			$782,205	$1,297,170

Average cost during period			4.79%	5.21%

Average cost end of period			4.67%	4.83%

European callable advances give the FHLB the option to reprice the advance at a specific future date. Bermuda callable advances give the FHLB the option to reprice the advance anytime from the call date until the payable date. Once the FHLB exercises its call option, BankAtlantic has the option to convert to a three-month LIBOR-based floating rate advance, pay off the advance or convert to another fixed rate advance.

At December 31, 2003, $1.4 billion of 1-4 family residential loans, $252.1 million of commercial real estate loans and $328.5 million of consumer loans were pledged against FHLB advances and an FHLB letter of credit securing public deposits. In addition, FHLB stock is pledged as collateral for outstanding FHLB advances.

BankAtlantic’s line of credit with the FHLB is limited to 30% of assets, subject to available collateral, with a maximum term of 10 years.

On December 31, 2003, BankAtlantic pledged $12.4 million of consumer loans to the Federal Reserve Bank of Atlanta (“FRB”) as collateral for potential advances of $10.0 million. The FRB line of credit has not yet been utilized.

During the year ended December 31, 2003, BankAtlantic repaid $325 million of fixed rate FHLB advances that would have matured within 24 months and incurred a prepayment penalty of $10.9 million. The weighted average rate of FHLB advances repaid was 5.57%.

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Federal Funds Purchased:

BankAtlantic established $245.0 million of lines of credit with other banking institutions for the purchase of federal funds. The following table provides information on federal funds purchased at December 31, (dollars in thousands):

	2003	2002	2001
Ending balance	$—	$—	$61,000
Maximum outstanding at any month end within period	$180,000	$85,000	$107,000
Average amount outstanding during period	$60,179	$47,704	$54,167
Average cost during period	1.29%	1.85%	3.86%

9. Securities Sold Under Agreements to Repurchase

Securities sold under agreements to repurchase represent transactions whereby BankAtlantic Bancorp sells a portion of its current investment portfolio (usually MBS’s and REMIC’s) at a negotiated rate and agrees to repurchase the same assets on a specified future date. BankAtlantic issues repurchase agreements to institutions and its customers. These transactions are collateralized by investment securities. Customer repurchase agreements are not insured by the Federal Deposit Insurance Corporation (the “FDIC”). At December 31, 2003 and 2002, the outstanding balances of customer repurchase agreements were $138.8 million and $116.3 million, respectively. There were no repurchase agreements outstanding to institutions at December 31, 2003 and 2002.

The following table provides information on the agreements to repurchase (dollars in thousands):

	For the Years Ended December 31,
	2003	2002	2001
Maximum borrowing at any month-end within the period	$365,042	$540,880	$714,121
Average borrowing during the period	$193,068	$327,001	$542,296
Average interest cost during the period	1.11%	1.73%	4.09%
Average interest cost at end of the period	0.73%	1.08%	1.52%

The following table lists the amortized cost and estimated fair value of securities sold under repurchase agreements, and the repurchase liability associated with such transactions (dollars in thousands):

				Weighted
		Estimated		Average
	Amortized	Fair	Repurchase	Interest
	Cost	Value	Balance	Rate
December 31, 2003 (1)
Mortgage-backed securities	$124,759	$128,118	$106,813	0.73%
REMIC	16,846	16,866	14,061	0.73

Total	$141,605	$144,984	$120,874	0.73%

December 31, 2002 (1)
Mortgage-backed securities	$113,494	$117,317	$109,690	1.08%
REMIC	7,024	7,047	6,589	1.08

Total	$120,518	$124,364	$116,279	1.08%

(1)	At December 31, 2003 and 2002, all securities were classified as available for sale and were recorded at fair value in the consolidated statements of financial condition.

All repurchase agreements existing at December 31, 2003 matured and were repaid in January 2004. These securities were

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

held by unrelated broker/dealers.

10. Subordinated Debentures, Other Debt and Trust Preferred Securities

The Company had the following subordinated debentures, notes and bonds payable outstanding at December 31, 2003 and 2002 (dollars in thousands):

	Issue	December 31,		Interest	Maturity
	Date	2003	2002	Rate	Date
BankAtlantic Bancorp Borrowings
5 5/8% convertible debentures (1)	11/25/1997	$—	$46,042	5.63%	12/1/2007
Bank line of credit	8/24/2000	100	16,100	Prime -.50%	9/1/2004
Notes payable — retention plan	6/28/2002	—	3,675	5.75%	6/28/2003

Total BankAtlantic Bancorp Borrowings		100	65,817

BankAtlantic Borrowings
Subordinated debentures (2)	10/29/2002	22,000	22,000	LIBOR + 3.45%	11/7/2012
Development notes	Various	2,739	—	Various %	Various
Mortgage-backed bond	3/22/2002	10,954	13,755	(3)	9/30/2013

Total BankAtlantic Borrowings		35,693	35,755

Levitt Borrowings
Acquisition note	9/15/2000	8,400	10,500	Prime +1/2%	9/1/2005
Working capital line of credit	Various	1,000	3,612	Prime +1%	9/15/2005
Development bonds	Various	850	4,581	Various	Various
Acquisition and development notes	Various	100,575	70,802	Various	Various
Subordinated investment notes	Various	1,309	—	Various	Various
Other loans	Various	341	445	Various	Various

Total Levitt Borrowings		112,475	89,940

RB Holdings, Inc. Borrowings
Notes payable	4/26/2002	802	2,304	LIBOR + 2.65%	5/1/2004

BFC Borrowings
Working capital	Various	6,015	6,015	Prime +1	5/3/2004
Mortgage payables	Various	9,015	9,237	Various	2004 - 2010

Total BFC Borrowings		15,030	15,252

Total		$164,100	$209,068

(1)	Convertible at the option of the holder into shares of BankAtlantic Bancorp Class A Common Stock at a conversion price of $11.25 per share.

(2)	LIBOR interest rates are indexed to three-month LIBOR and adjust quarterly.

(3)	The bonds adjust semi-annually to the 10-year treasury constant maturity rate minus 23 basis points.

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

BankAtlantic Bancorp had the following junior subordinated debentures outstanding at December 31, 2003 (dollars in thousands):

					Beginning
					Optional
	Issue	Outstanding	Interest	Maturity	Redemption
Junior Subordinated Debentures	Date	Amount	Rate	Date	Date
Subordinated Debentures Trust II	3/5/2002	$57,088	8.50%	3/31/2032	3/31/2007
Subordinated Debentures Trust III	6/26/2002	25,774	LIBOR + 3.45%	6/26/2032	6/26/2007
Subordinated Debentures Trust IV	9/26/2002	25,774	LIBOR + 3.40%	9/26/2032	9/26/2007
Subordinated Debentures Trust V	9/27/2002	10,310	LIBOR + 3.40%	9/27/2032	9/27/2007
Subordinated Debentures Trust VI	12/10/2002	15,450	LIBOR + 3.35%	12/10/2032	12/10/2007
Subordinated Debentures Trust VII	12/19/2002	25,774	LIBOR + 3.25%	12/19/2032	12/19/2007
Subordinated Debentures Trust VIII	12/19/2002	15,464	LIBOR + 3.35%	12/19/2032	12/19/2007
Subordinated Debentures Trust IX	12/19/2002	10,310	LIBOR + 3.35%	12/19/2032	12/19/2007
Subordinated Debentures Trust X	3/26/2003	51,548	6.40(2)%	3/26/2033	3/26/2008
Subordinated Debentures Trust XI	4/10/2003	10,310	6.45(2)%	4/24/2033	4/24/2008
Subordinated Debentures Trust XII	3/27/2003	15,464	6.65(2)%	4/07/2033	4/07/2008

Total Subordinated Debentures(1)		$263,266

(1)	LIBOR interest rates are indexed to 3-month LIBOR and adjust quarterly.

(2)	Adjusts to floating LIBOR rate five years from the issue date.

BankAtlantic Bancorp had the following trust preferred securities outstanding at December 31, 2002 (dollars in thousands):

					Beginning
					Optional
	Issue	Outstanding	Interest	Maturity	Redemption
	Date	Amount	Rate	Date	Date
BBC Capital Trust II	3/5/2002	$55,375	8.50%	3/31/2032	3/31/2007
BBC Capital Trust III	6/26/2002	25,000	LIBOR + 3.45%	6/26/2032	6/26/2007
BBC Capital Trust IV	9/26/2002	25,000	LIBOR + 3.40%	9/26/2032	9/26/2007
BBC Capital Trust V	9/27/2002	10,000	LIBOR + 3.40%	9/27/2032	9/27/2007
BBC Capital Trust VI	12/10/2002	15,000	LIBOR + 3.35%	12/10/2032	12/10/2007
BBC Capital Trust VII	12/19/2002	25,000	LIBOR + 3.25%	12/19/2032	12/19/2007
BBC Capital Trust VIII	12/19/2002	15,000	LIBOR + 3.35%	12/19/2032	12/19/2007
BBC Capital Trust IX	12/19/2002	10,000	LIBOR + 3.35%	12/19/2032	12/19/2007

Total Trust Preferred Securities(1)		$180,375

(1)	LIBOR interest rates are indexed to 3-month LIBOR and adjust quarterly.

Annual Maturities of junior subordinated debentures and other debt outstanding at December 31, 2003 are as follows (in thousands):

Year Ending
December 31,	Amount
2004	$16,711
2005	41,713
2006	11,135
2007	57,514
2008	2,112
Thereafter	298,181

$427,366

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

At December 31, 2003 and 2002, $7.6 million and $7.3 million, respectively, of unamortized underwriting discounts and costs associated with the issuance of subordinated debentures, trust preferred securities and other debt were included in other assets in the Company’s statements of financial condition.

Junior Subordinated Debentures and Trust Preferred Securities:

BankAtlantic Bancorp has formed eleven statutory business trusts (“Trusts”) for the purpose of issuing Trust Preferred Securities (“trust preferred securities”) and investing the proceeds thereof in junior subordinated debentures of BankAtlantic Bancorp. The trust preferred securities are fully and unconditionally guaranteed by BankAtlantic Bancorp. The Trusts used the proceeds from issuing trust preferred securities and the issuance of its common securities to BankAtlantic Bancorp to purchase junior subordinated debentures from BankAtlantic Bancorp. Interest on the junior subordinated debentures and distributions on the trust preferred securities are payable quarterly in arrears. Distributions on the trust preferred securities are cumulative and are based upon the liquidation value of the trust preferred security. BankAtlantic Bancorp has the right, at any time, as long as there are no continuing events of default, to defer payments of interest on the junior subordinated debentures for a period not exceeding 20 consecutive quarters; but not beyond the stated maturity of the junior subordinated debentures. To date no interest has been deferred. The trust preferred securities are subject to mandatory redemption, in whole or in part, upon repayment of the junior subordinated debentures at maturity or their earlier redemption. BankAtlantic Bancorp has the right to redeem the junior subordinated debentures five years from the issue date and also has the right to redeem the junior subordinated debentures in whole (but not in part) within 180 days following certain events, as defined, whether occurring before or after the redemption date and therefore cause a mandatory redemption of the trust preferred securities. The exercise of such right is subject to BankAtlantic Bancorp having received regulatory approval, if required under applicable capital guidelines or regulatory policies. In addition, BankAtlantic Bancorp has the right, at any time, to shorten the maturity of the junior subordinated debentures to a date not earlier than the redemption date. Exercise of this right is also subject to receipt of regulatory approval, if required under applicable capital guidelines or regulatory policies.

Prior to January 1, 2003, the Trusts were consolidated in the Company’s and BankAtlantic Bancorp’s financial statements, with the trust preferred securities issued by the Trusts reported as guaranteed preferred beneficial interests in BankAtlantic Bancorp’s junior subordinated debentures and the junior subordinated debentures were eliminated in consolidation. Upon the implementation of FIN 46, as revised in December 2003, the Trusts are no longer consolidated in the Company’s and BankAtlantic Bancorp’s financial statements. As a consequence the Company and BankAtlantic Bancorp report their junior subordinated debentures issued to the Trusts as liabilities and reports its investment in the Trusts as investment in unconsolidated subsidiaries. The effect of the implementation of FIN 46 on the Company’s consolidated statement of financial condition was to increase investment in unconsolidated subsidiaries by $5.5 million, decrease guaranteed preferred beneficial interest in Company’s Junior Subordinated Debentures by $180.4 million and increase junior subordinated debentures by $185.9 million. The effect of the implementation on the Company’s statement of operations was to increase income from unconsolidated subsidiaries by $425,000 and increase interest expense by $425,000.

During the year ended December 31, 2003, BankAtlantic Bancorp participated in three pooled trust preferred securities offerings in which an aggregate of $77.3 million of junior subordinated debentures were issued. The subordinated debentures pay interest quarterly at fixed rates ranging from 6.40% to 6.65% per annum until 2008, and thereafter at a floating rate equal to three-month LIBOR plus 315-325 basis points. The net proceeds to BankAtlantic Bancorp from the subordinated debentures offerings after BankAtlantic Bancorp’s investment in the related Trusts, placement fees and expenses were approximately $74 million.

A portion of the net proceeds from the above junior subordinated debenture issuance was used to redeem $45.8 million of BankAtlantic Bancorp’s 5.625% Convertible Subordinated Debentures and pay down $16 million of borrowings under BankAtlantic Bancorp’s credit facility with an unrelated financial institution. BankAtlantic Bancorp wrote off $732,000 of deferred offering costs and incurred a $916,000 call premium upon retirement of the debentures.

During the year ended December 31, 2002, BankAtlantic Bancorp participated in seven pooled trust preferred securities offerings in which an aggregate of $125 million of trust preferred securities were issued. The trust preferred securities pay interest quarterly at a floating rate equal to three-month LIBOR plus a spread and are redeemable five years from the issue date. The net proceeds to BankAtlantic Bancorp from the trust preferred securities offerings after placement fees and expenses were approximately $121.1 million. Additionally, in March 2002, BankAtlantic Bancorp completed an underwritten public offering in which BankAtlantic Bancorp’s wholly owned statutory trust (“BBC Capital II”) issued $55.4

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

million of trust preferred securities. These trust preferred securities pay distributions quarterly at an 8.50% fixed rate. The net proceeds to BankAtlantic Bancorp from the publicly offered trust preferred securities after underwriting discounts and expenses was approximately $53.3 million.

BankAtlantic Bancorp used the proceeds from the above trust preferred securities offerings to retire $74.8 million of 9.5% trust preferred securities and $21 million of 9% subordinated debentures; to fund a portion of BankAtlantic’s purchase of Community, Levitt’s investment in Bluegreen and Ryan Beck’s acquisition of certain assets and the assumption of certain liabilities of Gruntal, and for general corporate purposes. BankAtlantic Bancorp wrote off $2.4 million of deferred offering costs associated with the retirement of the debentures and trust preferred securities and incurred a $716,000 call premium associated with the retirement of the debentures.

In August 2001, BankAtlantic Bancorp called for redemption approximately $51 million in principal amount of its outstanding 6 3/4% convertible subordinated debentures due 2006. At September 19, 2001, the redemption date, all but approximately $251,000 of the 6 3/4% convertible debentures were converted by holders into an aggregate of 8,919,649 shares of BankAtlantic Bancorp Class A Common Stock. The debentures were convertible into BankAtlantic Bancorp Class A Common Stock at a conversion price of $5.70.

BankAtlantic Bancorp:

Revolving Credit Facility:

On August 24, 2000, BankAtlantic Bancorp entered into a revolving credit facility of $20 million from an independent financial institution. The credit facility contains customary financial covenants relating to regulatory capital and maintenance of certain loan loss reserves and is secured by the common stock of BankAtlantic. On September 17, 2001, the maturity date of the credit facility was extended to September 2004, and the maximum outstanding balance of the credit facility was increased from $20 million to $30 million. In January 2004, the maturity date of the note was extended to March 2005. BankAtlantic Bancorp was in compliance with all loan covenants at December 31, 2003.

Notes Payable Retention Plan:

On June 28, 2002, the participants in the BankAtlantic Bancorp, Inc. Deferred Compensation Plan relating to the acquisition of Ryan Beck vested in their compensation awards and BankAtlantic Bancorp elected to issue notes for 50% of the award. BankAtlantic Bancorp repaid the notes in May 2003.

BankAtlantic:

In connection with the acquisition of Community, BankAtlantic assumed a $15.9 million mortgage-backed bond, valued at $14.3 million at the acquisition date. The bond had a $11.0 million outstanding balance at December 31, 2003. BankAtlantic pledged $20.4 million of residential loans as collateral for this bond at December 31, 2003.

In October 2002, BankAtlantic issued $22 million of floating rate subordinated debentures due 2012. The Subordinated Debentures pay interest quarterly at a floating rate equal to three-month LIBOR plus 345 basis points and are redeemable after October 2007 at a price based upon then prevailing market interest rates. The net proceeds were used by BankAtlantic for general corporate purposes. The subordinated debentures were issued by BankAtlantic in a private transaction as part of a larger pooled securities offering. The subordinated debentures currently qualify for inclusion in BankAtlantic’s total risk based capital.

The development notes are the obligation of a real estate joint venture that was acquired in connection with the acquisition of Community. The notes are secured by construction of specific homes. The notes are with unrelated financial institutions with interest rates ranging from prime plus .75% to prime plus 1% with interest rate floors ranging from 5.00% to 5.75%. These notes have maturity dates ranging from 2004 to 2006. BankAtlantic’s wholly owned subsidiary has a 50% interest in the real estate joint venture and effective January 1, 2003, the joint venture was included in the Company’s consolidated financial statements upon the implementation of FIN 46.

Ryan Beck:

At December 31, 2003, Ryan Beck had a line of credit facility with an unrelated financial institution in the amount of $10

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

million with an interest rate of LIBOR plus 1.50%. The line expires on April 1, 2004, and is secured by certificates of deposit (“CDs”) from Ryan Beck’s certificate of deposit wholesale business. There were no amounts outstanding under this facility at December 31, 2003.

During the year ended December 31, 2002, Ryan Beck borrowed $5.0 million from BankAtlantic Bancorp for general corporate purposes and repaid the loan in September 2003. This inter-company loan was eliminated in consolidation.

As part of the Gruntal transaction, Ryan Beck assumed a $3.4 million note payable secured by leasehold improvements and equipment in nine branch locations. The note bears interest at three-month LIBOR plus 265 basis points and matures on May 1, 2004. The outstanding balance of this note at December 31, 2003 and 2002 was $802,000 and $2.3 million, respectively.

Indentures

The Indentures relating to all of the Debentures (including those related to the junior subordinated debentures) contain certain customary covenants found in Indentures under the Trust Indenture Act, including covenants with respect to the payment of principal and interest, maintenance of an office or agency for administering the Debentures, holding of funds for payments on the Debentures in trust, payment by BankAtlantic Bancorp of taxes and other claims, maintenance by BankAtlantic Bancorp of its properties and its corporate existence and delivery of annual certifications to the Trustee.

Levitt:

Levitt acquisition and development loan obligations at December 31, 2003 are secured by land acquisitions, construction and development of various communities located in Florida. These notes are with unrelated financial institutions and a total of $99.6 million are indexed to the prime rate or LIBOR rate of interest. Interest rates range from prime less 0.25% to prime plus 0.75% and LIBOR plus 2.10% to LIBOR plus 3.00%, with interest rates floors ranging from 4.75% to 5.50% and maturity dates ranging from August 2005 to March 2008. The fixed rate loan was $988,000 and has a current interest rate of 5.10%, adjustable every three years based on 325 basis points over US Treasuries, and a maturity date of February 2024.

On September 30, 2003, the Securities and Exchange Commission (the “SEC”) declared effective a Levitt Registration Statement on Form S-1 for the public offering of up to $100 million of unsecured subordinated investment notes. The investment notes are unsecured obligations of Levitt and are subordinated to substantially all of Levitt’s other liabilities. The investment notes are not guaranteed by any of Levitt’s subsidiaries or any other entity. At December 31, 2003, approximately $1.3 million of investment notes were outstanding. In late 2003, Levitt ceased advertising the offering of the investment notes, and in March 2004, Levitt deregistered the unsold balance of investment notes remaining under the registration statement.

Levitt borrowed $15 million from an unaffiliated financial institution to finance the purchase of Levitt and Sons. The obligation is secured by Levitt’s membership interest in Levitt and Sons. At December 31, 2003, $8.4 million was outstanding under this loan, and Levitt intends to repay this loan with the proceeds of the proposed equity offering described in Note 26 — Subsequent Event.

Levitt and Sons has a credit agreement with a non-affiliated financial institution to provide a working capital line of credit of $10 million. At December 31, 2003, Levitt and Sons had available credit of approximately $9 million and had a balance outstanding of $1 million. The credit facility matures in September 2005. On or before June 30th of each calendar year (other than the year of the maturity date, as may be extended) the financial institution may in its sole discretion offer the option to extend the term of the loan for a one-year period.

In connection with the development of certain of Levitt’s communities, community development or improvement districts have been established. These districts may utilize bond financing to fund construction or acquisition of certain on-site and off-site infrastructure improvements that may be performed by Levitt near or at these communities. The obligation to pay principal and interest on the bonds issued by the districts is assigned to each parcel within the district and a priority assessment lien may be placed on benefited parcels to provide security for the debt service. The bonds, including interest and redemption premiums, if any, and the associated priority lien on the property are typically payable, secured and satisfied by revenues, fees, or assessments levied on the property benefited. Levitt pays a portion of the revenues, fees, and assessments levied by the districts on the properties Levitt still owns that are benefited by the improvements and may also agree to pay down a specified portion of the bonds at the time of each unit or parcel closing. At December 31, 2003, the outstanding balances of these development bonds were $850,000 with a fixed interest rate of 5.875% and a maturity date in May 2009.

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

In accordance with Emerging Issues Task Force Issue 91-10 (“EITF 91-10”), Accounting for Special Assessments and Tax Increment Financing, Levitt records a liability, net of cash held by the districts available to offset the particular bond obligation, for the estimated developer obligations that are fixed and determinable and user fees that are required to be paid or transferred at the time the parcel or unit is sold to an end user. Levitt reduces this liability by the corresponding assessment assumed by property purchasers and the amounts paid by Levitt at the time of closing and transfer of the property. Interest is calculated and paid based upon the gross bond obligation.

During the fourth quarter of 2003, a development district for the Tradition master planned community issued $62.8 million of long term assessment bonds to refinance $28.9 million of previously issued and outstanding bond anticipation notes and to provide financing for infrastructure development. The development district assesses property owners to fund debt service and the ultimate repayment of the bonds. Levitt is assessed based on our pro-rata ownership of the property in the district. At December 31, 2003, Levitt owned approximately 95% of the property in the district. Levitt’s pro-rata share of the assessment transfers to third party purchasers upon property sales. The assessments are projected to be levied beginning in 2005. In accordance with EITF 91-10, an expense will be recognized for the pro-rata portion of assessments, based upon Levitt’s ownership of benefited property.

Inter-company loans to Levitt from BankAtlantic were $18.1 million and $27.5 million at December 31, 2003 and 2002, respectively. Inter-company loans to Levitt from BankAtlantic Bancorp were $43.5 million and $30.0 million at December 31, 2003 and 2002, respectively. The above inter-company loans were eliminated in consolidation.

Some of Levitt’s borrowings contain covenants that, among other things, require it to maintain financial ratios and a minimum net worth. These covenants may have the effect of limiting the amount of debt that Levitt can incur in the future and restricting the payment of dividends to Levitt from its subsidiaries. At December 31, 2003, Levitt was in compliance with all loan agreement financial covenants.

BFC

All mortgage payables and other borrowings are from unaffiliated parties. At December 31, 2003, the Company had a line of credit in the amount of $8.0 million requiring only interest payments at prime plus 1%. The line of credit matures in May 2004. The outstanding balance at December 31, 2003 and 2002 was $6.0 million. Shares of BankAtlantic Bancorp’s Class A Common Stock owned by BFC are pledged as collateral.

At December 31, 2003 and 2002, approximately $8.4 million and $8.5 million, respectively, of the mortgage payables related to real estate with an interest rate of 9.2% and maturity date in May 2007. At December 31, 2003 and 2002, approximately $625,000 and $702,000, respectively, of the mortgage payables related to mortgage receivables in connection with the sale of properties previously owned by the Company, with interest rates at 6% and maturity dates ranging from 2009 through 2010.

Included in other liabilities at December 31, 2003 and 2002 is approximately $4.9 million representing amounts due in connection with the settlement of a class action litigation that arose in connection with exchange transactions that the Company entered into in 1989 and 1991.

11.	Investment in BankAtlantic Bancorp and Levitt, and Equity Transactions from BankAtlantic Bancorp and Levitt

Investment in BankAtlantic Bancorp

The following table reflects BFC’s percentage ownership in BankAtlantic Bancorp:

	Class A	Class B	Percent	Percent
	Common	Common	of Total	of
	Stock	Stock	Outstanding	Vote
December 31, 2003	15.3%	100%	22.2%	55.1%
December 31, 2002	15.5%	100%	22.6%	55.2%
December 31, 2001	15.6%	100%	22.7%	55.3%

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

At December 31, 2003, the Company owned 8,296,978 shares of BankAtlantic Bancorp Class A Common Stock and 4,876,124 shares of BankAtlantic Bancorp Class B Common Stock representing 22.2% of all outstanding BankAtlantic Bancorp Common Stock. On May 24, 2001, BankAtlantic Bancorp amended its articles of incorporation to grant voting rights to holders of BankAtlantic Bancorp Class A Common Stock, make BankAtlantic Bancorp Class B Common Stock convertible into BankAtlantic Bancorp Class A Common Stock on a share for share basis, and equalize the cash dividends payable on BankAtlantic Bancorp’s Class A Common Stock and BankAtlantic Bancorp’s Class B Common Stock. As a consequence of the amendment, BankAtlantic Bancorp’s Class A shareholders are entitled to one vote per share, which in the aggregate represent 53% of the combined voting power of BankAtlantic Bancorp’s Class A Common Stock and BankAtlantic Bancorp’s Class B Common Stock. BankAtlantic Bancorp’s Class B Common Stock represents the remaining 47% of the combined vote. The fixed voting percentages will be eliminated, and shares of BankAtlantic Bancorp’s Class B Common Stock will be entitled to only one vote per share, from and after the date that BFC or its affiliates no longer own in the aggregate at least 2,438,062 shares of Class B Common Stock.

The payment of dividends by BankAtlantic Bancorp is subject to declaration by BankAtlantic Bancorp’s Board of Directors and compliance with applicable indenture covenants and will depend upon, among other things, the results of operations, financial condition and cash requirements of BankAtlantic Bancorp and the ability of BankAtlantic to pay dividends or otherwise advance funds to BankAtlantic Bancorp, which in turn is subject to OTS regulation and is based upon BankAtlantic’s regulatory capital levels and net income. Currently, BankAtlantic Bancorp pays a quarterly dividend of $0.033 per share for Class A and Class B Common Stock.

BankAtlantic Bancorp is consolidated in the Company’s financial statements, since BFC controls greater than 50% of the vote of BankAtlantic Bancorp. The percentage of votes controlled by the Company determines the Company’s consolidation policy, whereas, the percentage of ownership of total outstanding common stock determines the amount of BankAtlantic Bancorp’s net income, recognized by the Company.

BankAtlantic Bancorp Equity Transactions

The following are additional equity transactions of BankAtlantic Bancorp that impact or could impact the Company’s ownership percentage of BankAtlantic Bancorp and minority interest.

Issuance of BankAtlantic Bancorp Class A Common Stock

In April 2003, BankAtlantic Bancorp called for redemption approximately $45.8 million of 5.625% Convertible Subordinated Debentures due 2007. The Convertible Subordinated Debentures were redeemed at a redemption price of 102% of the principal amount plus accrued and unpaid interest through the redemption date. During the period between the mailing of the notice of redemption and the redemption, approximately $211,000 of Convertible Subordinated Debentures were converted by holders into an aggregate of 18,754 shares of BankAtlantic Bancorp Class A Common Stock.

During December 2001, BankAtlantic Bancorp sold 6.9 million shares of its Class A Common Stock in an underwritten public offering at a price of $8.25 per share. The net proceeds after underwriting discounts and expenses were approximately $53.5 million. BankAtlantic Bancorp used the proceeds to fund a portion of the purchase price to acquire Community.

On August 15, 2001, BankAtlantic Bancorp called for redemption approximately $51 million in principal amount of its outstanding 6-3/4% Convertible Subordinated Debentures due 2006. The 6 3/4% Convertible Subordinated Debentures were convertible into Class A Common Stock at $5.70 per share. At September 19, 2001, the redemption date, all but approximately $251,000 of the 6 3/4% Convertible Debentures were converted by holders into an aggregate of 8,919,649 shares of BankAtlantic Bancorp Class A Common Stock.

During July 2001, BankAtlantic Bancorp sold 5.1 million shares of its Class A Common Stock in an underwritten public offering at a price of $8.50 per share. The net proceeds after underwriting discounts and expenses were approximately $40.3 million and were used to redeem approximately $34.8 million of BankAtlantic Bancorp’s subordinated investment notes and for general corporate purposes.

During the years ended December 31, 2003, 2002 and 2001, BankAtlantic Bancorp received net proceeds of $4.5 million, $1.2 million and $1.6 million, respectively, from the exercise of stock options.

BankAtlantic Bancorp Restricted Stock

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

During the years ended December 31, 2003, 2002 and 2001, BankAtlantic Bancorp issued 12,500, 1,500 and 196,500 shares, respectively, of BankAtlantic Bancorp restricted Class A Common Stock to certain key employees of BankAtlantic. The restricted stock vests over designated periods and had a fair market value of $148,000, $17,000 and $1.4 million on the issue dates, respectively. During the years ended December 31, 2003, 2002 and 2001, 21,000, 21,000 and zero shares, respectively, of restricted stock vested and 183,287 shares of restricted stock remain outstanding.

In December 1998, BankAtlantic Bancorp adopted a Restricted Stock Incentive Plan (the “Restricted Stock Plan”) to provide additional incentives to officers and key employees of its subsidiary, Ryan Beck. The Restricted Stock Plan provided up to 862,500 shares of BankAtlantic Bancorp restricted Class A Common Stock, of which not more than 287,500 shares may be granted to any one person. The Restricted Stock Plan allows BankAtlantic Bancorp’s Board of Directors to impose an annual cap on awards. BankAtlantic Bancorp’s Board granted 16,287 shares of restricted BankAtlantic Bancorp Class A Common Stock under the Restricted Stock Plan to key employees of Ryan Beck in 2001. The fair value of the award at the grant date is recorded as compensation expense over the vesting period. The restricted stock vests over designated period. The shares granted in 2001 had a fair market value of $100,000 at the grant date. During the year ended December 31, 2003, 33,760 of the restricted stock vested and none vested in 2002 and 2001.

BankAtlantic Bancorp Retention Pool:

In connection with the acquisition of Ryan Beck in June 1998, BankAtlantic Bancorp established a retention pool covering certain key officers of Ryan Beck, under which 785,866 shares of BankAtlantic Bancorp restricted Class A common stock (valued at $8.1 million at the acquisition date) were issued to key employees. The shares vested four years from the date of acquisition and are treated as compensation expense. In January 2000, each participant in the retention pool was provided the opportunity to exchange the restricted shares that were allocated to such participant for a cash-based deferred compensation award in an amount equal to the aggregate value at the date of the Ryan Beck acquisition. The deferred compensation awards were granted under the BankAtlantic Bancorp, Inc. Deferred Compensation Plan (the “Plan”). On March 1, 2000, 749,533 shares of restricted BankAtlantic Bancorp Class A Common Stock out of the 755,474 shares of BankAtlantic Bancorp restricted common stock outstanding were retired in exchange for the establishment of interests in the Plan in the aggregate amount of $7.8 million. All participant accounts under the Plan vested on June 28, 2002, and the remaining participants received, in the aggregate, 5,941 shares of BankAtlantic Bancorp Class A Common Stock, and $3.8 million in cash and notes payable for an aggregate principal amount of $3.7 million. The notes payable had a 5.75% interest rate and were paid in full in May 2003. Included in the Company’s statement of operations during 2002 and 2001 was $1.0 million and $2.0 million, respectively, of compensation expense associated with the Plan.

BankAtlantic Bancorp Stock Option Plans:

	Stock Option Plans
	Maximum	Shares	Class of	Vesting	Type of
	Term (3)	Authorized (6)	Stock	Requirements	Options (5)

1996 Stock Option Plan	10 years	2,246,094	A	5 Years (1)	ISO, NQ
1998 Ryan Beck Option Plan	10 years	362,417	A	(4)	ISO, NQ
1998 Stock Option Plan	10 years	920,000	A	5 Years (1)	ISO, NQ
1999 Non-qualifying Stock Option Plan	10 years	862,500	A	(2)	NQ
1999 Stock Option Plan	10 years	862,500	A	(2)	ISO, NQ
2000 Non-qualifying Stock Option Plan	10 years	1,704,148	A	Immediately	NQ
2001 Amended and Restated Stock Option Plan	10 years	3,000,000	A	5 Years (1)	ISO, NQ

(1)	Vesting is established by BankAtlantic Bancorp Compensation Committee in connection with each grant of options. All BankAtlantic Bancorp directors’ stock options vest immediately.

(2)	Options vest at the discretion of BankAtlantic Bancorp Compensation Committee.

(3)	All BankAtlantic Bancorp outstanding options must be exercised no later than 10 years after their grant date.

(4)	Upon acquisition of Ryan Beck, BankAtlantic Bancorp assumed all options outstanding under Ryan Beck’s existing stock option plans at various exercise prices based upon the exercise prices of the assumed option. No new options will be issued under the 1998 Ryan Beck option plan and the plan will terminate when the outstanding options are exercised or expire. The options vest ratably over four years.

(5)	ISO — Incentive Stock Option NQ — Non-qualifying Stock Option

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

(6)	During 2001, BankAtlantic Bancorp shares underlying options available for grant under all stock options plans except the 2001 stock option plan were canceled. BankAtlantic Bancorp’s shareholders increased the number of shares authorized under the 2001 stock option plan to 3,000,000 at the BankAtlantic Bancorp 2002 Annual Meeting.

In January 2004, in connection with the Levitt spin-off and in accordance with the terms of all the option plans, BankAtlantic Bancorp adjusted the exercise price and number of options granted for all options then outstanding in order to restore the option holder’s intrinsic value. In addition, the shares authorized under BankAtlantic Bancorp 2001 Amended and Restated Stock Option Plan were adjusted by the same ratio applied to each participant increasing such Plan’s authorized shares to 3,918,891. The number of BankAtlantic Bancorp shares authorized under all other plans was increased in the amount necessary to provide for the increased number of options outstanding under such plans following the above-referenced adjustment.

Ryan Beck Stock Option Plan:

Ryan Beck’s Board of Directors adopted the Ryan Beck & Co., Inc. Option Plan (the “Ryan Beck Plan”) effective March 29, 2002. The Ryan Beck Plan provides for the grant of not more than an aggregate 510,000 options to acquire Ryan Beck common stock. As of December 31, 2003, 8,125,000 shares of Ryan Beck common stock were outstanding, all of which are owned by BankAtlantic Bancorp.

In March 2002, Ryan Beck’s Board of Directors granted to certain executives, pursuant to the Plan, options to acquire an aggregate of 385,000 shares of Ryan Beck common stock at an exercise price below fair value at the date of grant ($4.80), all of which vested immediately. BankAtlantic Bancorp recorded $92,000 of compensation expense associated with the issuance of these options in 2002. Additionally, in June 2002, 107,500 Ryan Beck options were granted with an exercise price equal to the fair value at the date of grant ($5.04), all of which vest four years from the grant date. During 2003, 25,000 Ryan Beck options were granted with an exercise price equal to the fair value at the date of grant ($10.09), all of which vest four years from the grant date. During 2003, 7,500 Ryan Beck options issued during 2003 were forfeited.

Upon exercise of the options, BankAtlantic Bancorp or Ryan Beck has the right under certain defined circumstances, starting six months plus one day after the exercise date, to repurchase the common stock at fair value as determined by an independent appraiser. BankAtlantic Bancorp and Ryan Beck also have the right of first refusal on any sale of Ryan Beck common stock issued as a result of the exercise of an option, and BankAtlantic Bancorp has the right to require any common stockholder to sell its shares in the event that BankAtlantic Bancorp sells its interest in Ryan Beck.

A summary of BankAtlantic Bancorp’s Class A Common Stock option activity was:

Class A
Outstanding
Options
Outstanding at December 31, 2000	5,490,386
Exercised	(361,085)
Forfeited	(227,097)
Issued	553,875

Outstanding at December 31, 2001	5,456,079
Exercised	(269,428)
Forfeited	(243,606)
Issued	759,600

Outstanding at December 31, 2002	5,702,645
Exercised	(996,305)
Forfeited	(172,075)
Issued	777,100

Outstanding at December 31, 2003	5,311,365

Available for grant at December 31, 2003	1,007,282

	For the Years Ended December 31,
	2003	2002	2001
Weighted average exercise price of options outstanding at period end	$6.04	$5.44	$4.70
Weighted average exercise price of options exercised	$5.36	$4.98	$4.32
Weighted average price of options forfeited	$6.71	$8.83	$6.06

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

In January 2004, BankAtlantic Bancorp Compensation Committee adjusted all outstanding options to acquire BankAtlantic Bancorp Class A Common Stock that were outstanding prior to the Levitt spin-off to reflect the change in intrinsic value of BankAtlantic Bancorp’s Class A Common Stock that resulted from the spin-off. The options were adjusted in accordance with FASB Interpretation No. 44 whereby the aggregate intrinsic value of the options immediately after the Levitt spin-off was adjusted to equal the aggregate intrinsic value of the options immediately before the Levitt spin-off and options were also adjusted so that the ratio of the exercise price per share to the market value per share remained unchanged. The option adjustment was accounted for as if the outstanding options prior to the Levitt spin-off were cancelled and new options were issued at the adjusted exercise price and number of shares. As a consequence of the above adjustments the outstanding options increased from 5,311,365 to 6,938,247 and the weighted average exercise price was reduced from $6.04 to $4.63 on January 6, 2004.

The method used to calculate the fair value of the options granted was the Black-Scholes model with the following grant date fair values and assumptions:

		Weighted Average
	Number of			Risk Free		Expected
Year of	Options	Grant Date	Exercise	Interest	Expected	Dividend
Grant	Granted	Fair Value	Price	Rate	Volatility	Yield
2001	553,875	$1.69	$3.94	5.04%	50.00%	3.00%
2002	759,600	$5.55	$11.18	4.65%	47.00%	1.04%
2003	777,100	$4.78	$9.73	3.34%	50.00%	1.27%

The employee turnover factor was 6.00% for officer incentive and non-qualifying stock options during the year ended December 31, 2003. The employee turnover factor was 1.00% for incentive and non-qualifying stock options during the year ended December 31, 2002. The employee turnover factor was 13.00% for incentive stock options and 1.50% for non-qualifying stock options during the year ended December 31, 2001. The expected life for options issued during 2003 and 2002 was 7.0 years, and the expected life for options issued during 2001 was 7.5 years.

The following table summarizes information about fixed stock options outstanding at December 31, 2003:

		Options Outstanding			Options Exercisable
			Weighted-	Weighted-		Weighted-
Class of	Range of		Average	Average		Average
Common	Exercise	Number	Remaining	Exercise	Number	Exercise
Stock	Prices	Outstanding	Contractual Life	Price	Exercisable	Price
A	$2.26 to 2.50	1,281,013	.9 years	$2.29	1,281,013	$2.29
A	$2.51 to 5.00	1,197,158	5.3 years	$4.17	368,829	$4.83
A	$5.01 to 8.75	1,341,835	4.5 years	$6.39	725,370	$6.54
A	$8.76 to 12.23	1,491,359	8.7 years	$10.44	82,995	$10.95

		5,311,365	5.0 years	$6.04	2,458,207	$4.22

The following table summarizes information about fixed stock options outstanding at December 31, 2002:

		Options Outstanding			Options Exercisable
			Weighted-	Weighted-		Weighted-
Class of	Range of	Number	Average	Average	Number	Average
Common	Exercise	Outstanding	Remaining	Exercise	Exercisable	Exercise
Stock	Prices	at 12/31/02	Contractual Life	Price	at 12/31/02	Price
A	$2.26 to 2.50	1,519,647	1.8 years	$2.29	1,519,647	$2.29
A	$2.51 to 5.00	1,339,540	6.1 years	$4.21	473,164	$4.84
A	$5.01 to 8.75	2,035,836	5.5 years	$6.37	754,075	$6.36
A	$8.76 to 12.23	807,622	8.5 years	$11.07	92,017	$10.44

		5,702,645	5.1 years	$5.44	2,838,903	$4.06

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

The following table summarizes information about fixed stock options outstanding at December 31, 2001:

	Options Outstanding				Options Exercisable
			Weighted-	Weighted-		Weighted-
Class of	Range of	Number	Average	Average	Number	Average
Common	Exercise	Outstanding	Remaining	Exercise	Exercisable	Exercise
Stock	Prices	at 12/31/02	Contractual Life	Price	at 12/31/01	Price
A	$2.26 to 4.44	2,474,742	5.0 years	$2.89	1,597,866	$2.34
A	$4.45 to 7.83	2,684,066	6.0 years	$5.93	851,406	$5.24
A	$7.84 to 12.23	297,271	5.3 years	$8.71	105,459	$9.35

		5,456,079	5.5 years	$4.70	2,554,731	$3.60

Investment in Levitt

On December 2, 2003, BankAtlantic Bancorp’s board of directors authorized the spin-off of Levitt to the stockholders of BankAtlantic Bancorp by declaring a stock dividend of all of Bancorp’s shares of Levitt. BankAtlantic Bancorp stockholders each received one share of Levitt Class A Common Stock for every four shares of BankAtlantic Bancorp Class A Common Stock owned, and one share of Levitt Class B Common Stock for every four shares of BankAtlantic Bancorp Class B Common Stock owned. The shares were distributed on December 31, 2003 to shareholders of record on December 18, 2003. As a consequence of the spin-off, BFC’s ownership position in Levitt is identical to its ownership position in BankAtlantic Bancorp, including its control of more than 50% of the vote of these companies.

At December 31, 2003, the Company owned 2,074,244 shares of Levitt Class A Common Stock and 1,219,031 shares of Levitt Class B Common Stock. The following table reflects BFC’s percentage ownership in Levitt.

	Class A	Class B	Percent of	Percent
	Common	Common	Total	of
	Stock	Stock	Outstanding	Vote

December 31, 2003	15.3%	100%	22.2%	55.1%

Levitt is consolidated in the Company’s financial statements, since BFC controls greater than 50% of the vote of Levitt. The percentage of votes controlled by the Company determines the Company’s consolidation policy, whereas the percentage ownership of total outstanding common stock determines the amount of Levitt net income recognized by the Company.

Levitt Equity Transactions

The following are additional equity transactions of Levitt that impact or could impact the Company’s ownership percentage of Levitt and minority interest.

Levitt Stock Incentive Plan

On December 15, 2003, Levitt’s Board of Directors approved the 2003 Levitt Stock Incentive Plan (the “Levitt Plan”); in connection therewith, the Board of Directors reserved 1,500,000 shares of Levitt’s Class A Common Stock for issuance under the Levitt Plan and directed the officers of Levitt to file on registration statement Form S-8 among other interests, the shares of Levitt’s Class A Common Stock issuable under the Levitt Plan. On December 18, 2003, BankAtlantic Bancorp, Levitt’s sole shareholder at such time, approved the terms and conditions of the Levitt Plan. Under the terms of the Levitt Plan, the compensation committee of the board of directors is authorized to grant incentive stock options or restricted stock to officers, directors and persons employed by or otherwise providing services to Levitt or any parent or subsidiary of Levitt. On January 2, 2004, the compensation committee of Levitt granted options for the issuance of 674,250 shares of Levitt’s Class A Common Stock at an exercise price of $20.15, the closing price reported by the New York Stock Exchange at that time.

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

12. Income Taxes

The provision for income taxes consisted of (in thousands):

	For the Years Ended December 31,
	2003	2002	2001
Continuing operations	$44,166	$17,993	$25,260
Discontinued operations	(517)	303	—
Extraordinary items	—	2,771	—
Cumulative effect of a change in accounting principle	—	(1,246)	683

Total provision for income taxes	$43,649	$19,821	$25,943

Continuing operations:
Current:
Federal	$27,200	$18,934	$21,525
State	4,287	633	478

	31,487	19,567	22,003

Deferred:
Federal	12,679	(878)	1,410
State	—	(696)	1,847

	12,679	(1,574)	3,257

Provision for income taxes	$44,166	$17,993	$25,260

The Company’s actual provision for income taxes from continuing operations differ from the Federal expected income tax provision as follows (dollars in thousands):

	For the Years Ended December 31,
	2003 (1)		2002 (1)		2001 (1)
Income tax provision at expected federal income tax rate of 35%	$35,398	35.00%	$17,605	35.00%	$16,791	35.00%
Increase (decrease) resulting from:
Taxes related to subsidiaries not consolidated for income tax purposes	5,818	5.75%	4,214	8.38%	4,823	10.05%
Tax-exempt interest income	(267)	(0.26)%	(275)	(0.55%)	(165)	(0.34%)
Provision (benefit) for state taxes, net of federal effect	3,991	3.94%	(370)	(0.74%)	486	1.01%
Change in valuation allowance for deferred tax assets	(1,586)	(1.57%)	(2,408)	(4.79%)	351	0.73%
Levitt spin-off nondeductible	1,275	1.26%	—	—	—	—
Low income housing tax credits	(555)	(0.55%)	(416)	(0.83%)	—	—
Impairment and amortization of goodwill	—	—	—	—	3,590	7.48%
Other — net	92	0.09%	(357)	(0.71%)	(616)	(1.28%)

Provision for income taxes	$44,166	43.66%	$17,993	35.76%	$25,260	52.65%

(1)	Expected tax is computed based upon income (loss) before minority interest, discontinued operations, extraordinary items and cumulative effect of a change in accounting principle.

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and tax liabilities were (in thousands):

	For the Years Ended December 31,
	2003	2002	2001
Deferred tax assets:
Provision for restructuring charges and write-downs	$294	$191	$404
Allowance for loans, REO, tax certificate losses and other reserves, for financial statement purposes	27,539	29,884	20,536
Federal and state net operating loss carryforward	9,277	10,498	8,252
Compensation expensed for books and deferred for tax purposes	3,754	3,915	3,147
Goodwill impairment for books in excess of tax amortization	—	1,086	—
Real estate held for development and sale capitalized costs for tax purposes in excess of amounts capitalized for financial statement purposes	6,891	7,554	10,669
Other	4,896	4,642	2,314

Total gross deferred tax assets	52,651	57,770	45,322
Less valuation allowance	2,470	4,369	7,682

Total deferred tax assets	50,181	53,401	37,640

Deferred tax liabilities:
Subsidiaries not consolidated for income tax purposes	36,006	30,541	26,853
Investment in Bluegreen	5,533	—	—
Tax bad debt reserve in excess of base year reserve	—	293	546
Deferred loan income	885	918	688
Change in investment of unconsolidated real estate subsidiary	—	1,762	—
Purchase accounting adjustments for bank acquisitions	2,229	1,356	—
Accumulated other comprehensive income	3,887	2,596	10,018
Prepaid pension expense	2,607	—	2,618
Other	1,929	3,816	833

Total gross deferred tax liabilities	53,076	41,282	41,556

Net deferred tax (liability) asset	(2,895)	12,119	(3,916)
Net deferred tax (asset) liability at beginning of period	(12,119)	3,916	(4,345)
Acquired net deferred tax asset, net of valuation allowance	—	(8,175)	—
Decrease in deferred tax liability from Bancorp other capital transactions	(158)	(9)	(1,026)
Increase in deferred tax liability from Levitt’s other capital transactions	934	—	—
Increase (decrease) in accumulated other comprehensive income	416	(1,145)	(1,467)
Decrease in deferred tax liability from BFC’s tax effect relating to exercise stock option	(550)	—	—
Increase in Levitt’s accumulated other comprehensive income	361	—	—
Increase (decrease) in Bancorp’s accumulated other comprehensive income	1,019	(6,277)	7,497

(Provision) benefit for deferred income taxes	(12,993)	429	(3,257)
Benefit for deferred income taxes — discontinued operations	—	(380)	—
Reduction in deferred tax asset associated with GMS sale	314	—	—
Provision for deferred income taxes — extraordinary item	—	2,771	—
Benefit for deferred income taxes — cumulative effect of an accounting change	—	(1,246)	—

(Provision) benefit for deferred income taxes — continuing operations	$(12,679)	$1,574	$(3,257)

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Activity in the deferred tax valuation allowance was (in thousands):

	For the Years Ended December 31,
	2003	2002	2001
Balance, beginning of period	$4,369	$7,682	$7,331
Utilization of acquired tax benefits	(418)	(2,638)	(1,163)
Increase (reduction) in state deferred tax valuation allowance	(1,168)	230	1,637
Other decreases and reclassifications	(313)	(905)	(123)

Balance, end of period	$2,470	$4,369	$7,682

Except as discussed below, BankAtlantic Bancorp’s management believes that it will have sufficient taxable income of the appropriate character in future years to realize the net deferred income tax asset. In evaluating the expectation of sufficient future taxable income, management considered the future reversal of temporary differences and available tax planning strategies that could be implemented, if required. A valuation allowance was required at December 31, 2003, 2002 and 2001 as it was management’s assessment that, based on available information, it is more likely than not that a portion of the deferred tax asset will not be realized. A change in the valuation allowance occurs if there is a change in management’s assessment of the amount of the net deferred income tax asset that is expected to be realized.

At December 31, 2003, BankAtlantic Bancorp had State net operating loss carryforwards (“NOLs”) and Federal NOL’s of $50 million and $352,000, respectively. The NOL’s expire through the year 2017. Utilization of the state NOL carryforward is restricted by state jurisdiction and BankAtlantic Bancorp’s management believes that it is more likely than not that the State NOL will not be realized.

Prior to December 31, 1996, BankAtlantic was permitted to deduct from taxable income an allowance for bad debts, which was in excess of the provision for such losses charged to income. Accordingly, at December 31, 2003, BankAtlantic Bancorp had $21.5 million of excess allowance for bad debts. Included in this amount was $11.4 million of excess allowance acquired in connection with the Community acquisition. If, in the future, this portion of retained earnings is distributed, or BankAtlantic no longer qualifies as a bank for tax purposes, federal income tax of approximately $7.5 million would be imposed.

BankAtlantic Bancorp is not included in the Company’s consolidated tax return. At December 31, 2003, the Company (excluding BankAtlantic Bancorp and Levitt, which is included in BankAtlantic Bancorp’s 2003 consolidated tax return) had estimated state and federal net operating loss carry forwards as follows (in thousands):

Expiration
Year	State	Federal
2006	$429	$—
2007	4,235	4,558
2008	2,332	3,322
2011	1,662	1,831
2012	669	984
2021	806	1,422
2022	824	1,528
2023	1,907	3,506

	$12,864	$17,151

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

13. Employee Benefits Plan

BFC’s Stock Option Plan

BFC’s Stock Option Plan provides for the grant of stock options to purchase shares of the Company’s Class B Common Stock. The plan provides for the grant of both incentive stock options and non-qualifying options. The exercise price of a stock option will not be less than the fair market value of the Common Stock on the date of the grant and the maximum term of the option is ten years. The following table sets forth information on all outstanding options:

	Class B
	Outstanding
	Options	Price per Share
Outstanding at December 31, 2000	6,967,214	$0.51	to	$4.60
Issued	—
Exercised	(42,116)	$0.53	to	$0.53

Outstanding at December 31, 2001	6,925,098	$0.51	to	$4.60
Issued	—
Exercised	(110,062)	$0.51	to	$1.81
Forfeited	(11,231)	$2.67	to	$2.67

Outstanding at December 31, 2002	6,803,805	$0.53	to	$4.60
Issued	443,626	$2.29	to	$2.29
Exercised	(484,176)	$0.53	to	$0.59

Outstanding at December 31, 2003	6,763,255	$0.55	to	$4.60

Exercisable at December 31, 2003	5,954,631	$0.55	to	$4.60

Available for grant at December 31, 2003	808,624

The weighted average exercise price of options outstanding at December 31, 2003, 2002 and 2001 was $1.93, $1.81 and $1.80, respectively. The weighted average price of options exercised was $0.58 during 2003, $1.31 during 2002 and $0.54 during 2001.

The adoption of FAS 123 under the fair value based method would have increased compensation expense by approximately $355,000, $177,000 and $182,000 for the years ended December 31, 2003, 2002 and 2001, respectively. The option model used to calculate the FAS 123 compensation adjustment was the Black-Scholes model with the following grant date fair values and assumptions:

	Number of				Risk Free	Expected		Expected
Date of	Options	Grant Date	Type of	Exercise	Interest	Life	Expected	Dividend
Grant	Granted	Fair Value	Grant	Price	Rate	(Years)	Volatility	Yield
7/1/1997	110,456	$0.72	ISO	$1.82	5.80%	6.0	27.40%	0%
7/1/1997	268,581	$0.72	NQ	$1.82	5.80%	6.0	27.40%	0%
7/1/1997	1,684,573	$0.66	NQ	$1.99	5.80%	6.0	27.40%	0%
1/13/1998	1,196,056	$2.62	*	$4.60	5.53%	7.5	44.46%	0%
4/6/1999	409,923	$2.22	*	$2.67	5.28%	7.5	92.21%	0%
2/7/2003	443,626	$1.61	*	$2.29	4.50%	7.5	72.36%	0%

* Both non-qualified and incentive stock options were granted.

The employee turnover was considered to be none.

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

The following table summarizes information about stock options outstanding at December 31, 2003:

	Options Outstanding			Options Exercisable
		Weighted-	Weighted-		Weighted-
Range of		Average	Average		Average
Exercise	Number	Remaining	Exercise	Number	Exercise
Prices	Outstanding	Contractual Life	Price	Exercisable	Price
$0.54 to $0.96	2,748,311	.7 years	$0.57	2,748,311	$0.57
$0.96 to $1.92	291,998	3.5 years	$1.81	291,998	$1.81
$1.92 to $2.88	2,526,890	4.8 years	$2.15	1,718,266	$1.99
$2.88 to $4.80	1,196,056	3.9 years	$4.60	1,196,056	$4.60

	6,763,255	2.9 years	$1.93	5,954,631	$1.85

The following table summarizes information about stock options outstanding at December 31, 2002:

	Options Outstanding			Options Exercisable
		Weighted-	Weighted-		Weighted-
Range of		Average	Average		Average
Exercise	Number	Remaining	Exercise	Number	Exercise
Prices	Outstanding	Contractual Life	Price	Exercisable	Price
$0.50 to $0.96	3,232,488	1.6 years	$0.57	3,232,488	$0.57
$0.96 to $1.92	291,998	4.5 years	$1.81	291,998	$1.81
$1.92 to $2.88	2,083,264	4.8 years	$2.12	1,684,573	$1.99
$2.88 to $4.80	1,196,055	4.9 years	$4.60	1,196,055	$4.60

	6,803,805	3.3 years	$1.81	6,405,114	$1.75

The following table summarizes information about stock options outstanding at December 31, 2001:

	Options Outstanding			Options Exercisable
		Weighted-	Weighted-		Weighted-
Range of		Average	Average		Average
Exercise	Number	Remaining	Exercise	Number	Exercise
Prices	Outstanding	Contractual Life	Price	Exercisable	Price
$0.50 to $0.96	3,274,601	2.6 years	$0.57	3,274,601	$0.57
$0.96 to $1.92	359,945	4.8 years	$1.81	359,945	$1.81
$1.92 to $2.88	2,094,495	5.8 years	$2.12	1,684,573	$1.99
$2.88 to $4.80	1,196,057	5.9 years	$4.60	1,196,056	$4.60

	6,925,098	4.3 years	$1.80	6,515,175	$1.75

BFC Profit Sharing Plan

The Company has an employee’s profit sharing plan which provides for contributions to a fund of a defined amount, but not to exceed the amount permitted under the Internal Revenue Code as deductible expense. The provision charged to operations was approximately $50,000, $50,000 and $35,000 for the years ended December 31, 2003, 2002 and 2001, respectively. Contributions are funded on a current basis.

BankAtlantic Bancorp’s Pension Plan

At December 31, 1998, BankAtlantic Bancorp froze its defined benefit pension plan (the “Pension Plan”). All participants in the Pension Plan ceased accruing service benefits beyond that date and became vested. BankAtlantic Bancorp is subject to future pension expense or income based on future actual plan returns and actuarial values of the Pension Plan obligations to employees.

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

     The following tables set forth the Pension Plan’s funded status and the minimum pension liability or prepaid pension cost included in the consolidated statements of financial condition at (in thousands):

	December 31,
	2003	2002
Projected benefit obligation at the beginning of the year	$22,276	$21,088
Interest cost	1,485	1,424
Actuarial loss	148	563
Benefits paid	(815)	(799)

Projected benefit obligation at end of year	$23,094	$22,276

	December 31,
	2003	2002
Fair value of Pension Plan assets at the beginning of year	$17,860	$24,566
Actual return on Pension Plan assets	6,132	(5,907)
Employer contribution	750	—
Benefits paid	(815)	(799)

Fair value of Pension Plan assets as of actuarial date	$23,927	$17,860

	December 31,
	2003	2002
Actuarial present value of projected benefit obligation for service rendered to date	$(23,094)	$(22,276)
Pension Plan assets at fair value as of the actuarial date	23,927	17,860

Funded (unfunded) accumulated benefit obligation (1)	833	(4,416)
Unrecognized net loss from past experience different from that assumed and effects of changes in assumptions	5,924	11,650

Prepaid pension cost (2)	$6,757	$7,234

(1)	The measurement date for the accumulated benefit obligation was December 31, 2003 and 2002. The December 31, 2002 unfunded accumulated benefit obligation was recorded in other liabilities in the Company’s consolidated statement of financial condition.

(2)	The December 31, 2003 prepaid pension cost was recorded in other assets in the Company’s consolidated statement of financial condition.

For the year ended December 31, 2002, BankAtlantic Bancorp recorded a minimum pension liability in other comprehensive income associated with the unfunded accumulated benefit obligation as follows (in thousands):

Amount
Change in prepaid pension cost in other assets	$(7,234)
Minimum pension liability in other liabilities	(4,416)
Change in deferred tax assets	4,194

Decrease in other comprehensive income	$(7,456)

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Net pension expense (benefit) includes the following components (in thousands):

	For the Years Ended December 31,
	2003	2002	2001
Service cost benefits earned during the period	$—	$—	$—
Interest cost on projected benefit obligation	1,485	1,424	1,429
Expected return on plan assets	(1,470)	(1,989)	(2,381)
Amortization of unrecognized net losses	1,212	314	—

Net periodic pension expense (benefit)(1)	$1,227	$(251)	$(952)

(1)	Periodic pension expense (benefit) is included as an increase/decrease in compensation expense.

The actuarial assumptions used in accounting for the Pension Plan were:

	For the Years Ended
	December 31,
	2003	2002	2001
Weighted average discount rate	6.75%	6.75%	7.25%
Rate of increase in future compensation levels	N/A	N/A	N/A
Expected long-term rate of return	8.50%	9.00%	9.00%

Actuarial estimates and assumptions are based on various market factors and are evaluated on an annual basis, and changes in such assumptions may impact future pension costs. Current participant data was used for the actuarial assumptions for each of the three years ended December 31, 2003. BankAtlantic Bancorp contributed $750,000 to the Pension Plan during the year ended December 31, 2003. BankAtlantic Bancorp did not make any contributions to the Pension Plan during the years ended December 31, 2002 and 2001. BankAtlantic Bancorp will not be required to contribute to the Pension Plan for the year ending December 31, 2004.

BankAtlantic Bancorp’s pension plan weighted-average asset allocations at December 31, 2003 and 2002 by asset category are as follows:

	Plan Assets
	At December 31,
	2003	2002
Equity securities	57.45%	71.16%
Debt securities	38.13	27.70
Cash	4.42	1.14

Total	100.00%	100.00%

The Pension Plan’s investment policies and strategies are to invest in mutual funds that are rated with at least a three-star rating awarded by Morningstar at the initial purchase. If a fund’s Morningstar rating falls below a three-star rating after an initial purchase, it is closely monitored to ensure that the under performance can be attributed to market conditions rather than management deficiencies. BankAtlantic Bancorp’s management changes or changes in fund objectives could be cause for replacement of any mutual fund. The Pension Plan also maintains an aggressive growth investment category which includes investments in equity securities and mutual funds. Both public and private securities are eligible for this category of investment, but no more than 5% of total Plan assets at the time of the initial investment may be invested in any one company. Beyond the initial cost limitation (5% at time of purchase), there will be no limitation as to the percentage that any one investment can represent if it is achieved through growth. As a means to reduce negative market volatility, and to invoke a sell discipline for concentrated positions, the Pension Plan has a strategy of selling call options against certain stock positions within the portfolio when considered timely. At December 31, 2003, 16% of the Pension Plan’s assets were invested in the aggressive growth category.

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

The Pension Plan’s targeted asset allocation is 72% equity securities, 25% debt securities and 3% cash during the year ended December 31, 2004. A rebalancing of the portfolio takes place on a quarterly basis when there has been a 5% or greater change from the prevailing benchmark allocation.

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid (in thousands):

2004	$830
2005	$856
2006	$909
2007	$941
2008	$977
Years 2009-2013	$7,023

There are large increases in annual benefit payouts expected in 2009 and 2010 when four key employees of BankAtlantic Bancorp reach normal retirement age.

BankAtlantic Bancorp 401(k) Plan:

The table below outlines the terms of BankAtlantic Bancorp’s Security Plus 401(k) Plan and the associated employer costs (dollars in thousands):

	For the Years Ended December 31,
	2003	2002	2001
Employee Salary Contribution Limit (1)	$12.0	$11.0	$10.5
Percentage of Salary Limitation (2)	75%	75%	20%
Employer Match Contribution (3)	$1,558	$1,800	$1,500
Vesting of Employer Match	Immediate	Immediate	5 years(4)

(1)	For the 2003 and 2002 plan year, employees over the age of 50 were entitled to contribute $14,000 and $12,000, respectively.

(2)	Highly compensated employees were limited to a maximum contribution of 7% of salary during the 2001 plan year.

(3)	During the 2003 and 2002 plan year, the employer matched 100% of the first 3% of employee contributions and 50% of the next 2% of employee contributions. During the 2001 plan year, the employer matched 100% of the first 4% of employee contributions.

(4)	The vesting period is pro-rata over 5 years from the date of hire.

BankAtlantic Profit Sharing Plan

At January 1, 2003, BankAtlantic established the BankAtlantic Profit Sharing Stretch Plan (the “Plan”) for all employees of BankAtlantic and its subsidiaries. The profit sharing awards are paid in cash quarterly and are based on achieving specific profitability and loan and deposit growth goals. Included in compensation expense during the year ended December 31, 2003 was $3.6 million of expenses associated with the BankAtlantic Profit Sharing Plan.

Ryan Beck Plans:

As of December 31, 2003, Ryan Beck maintains one retirement plan for eligible employees, the 401(k) Savings Plan. In 2002 and 2001 Ryan Beck maintained two retirement plans for eligible employees, the 401(k) Savings Plan and the Money Purchase Pension Plan.

Ryan Beck maintained a nonvoluntary Money Purchase Pension Plan to which Ryan Beck contributed 5% of an employee’s eligible earnings, subject to certain limitations in 2002. Contributions to the Ryan Beck Money Purchase Pension Plan totaled $729,000 and $1.4 million during the years ended December 31, 2002 and 2001, respectively. Ryan Beck contributed 8% of an employee’s eligible earnings, subject to certain limitations during the year ended December 31, 2001. The Ryan Beck Money Purchase Pension Plan was liquidated into the Ryan Beck 401(k) Saving Plan during 2003.

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Ryan Beck’s employees may contribute up to 12% of their eligible earnings, subject to certain limitations, to the 401(k) Savings Plan. For the period from January 2001 to March 2001, Ryan Beck matched dollar-for-dollar the first 4% of contributions for salaried employees and the first 2.5% for financial consultants. Effective April 1, 2001, Ryan Beck suspended the matching contributions to its 401(k) Savings Plan. In 2003, Ryan Beck matched 50% on the first 6% of contributions for salaried employees. Additionally, Ryan Beck awarded an additional 1% of contributions for salaried employees as a discretionary match during 2003. Included in employee compensation and benefits on the consolidated statement of operations was $332,420, $0, and $224,000 of expenses and employer contributions related to the 401(k) Savings Plan during the years ended December 31, 2003, 2002 and 2001, respectively.

During the year ended December 31, 2002, Ryan Beck instituted the Ryan Beck & Co., Inc. Voluntary Deferred Compensation Plan for certain employees whereby the employee can elect to defer a portion of his or her compensation for a minimum of 3 years or until retirement. These contributions are fully vested. The obligations under the terms of this plan are not required to be funded. The obligations are unsecured general obligations to pay, in the future, the value of the deferred compensation, adjusted to reflect the performance of selected measurement options chosen by each participant. In 2003, the former Gruntal Deferred Compensation Plan was merged into this plan. At December 31, 2003 and 2002, the deferred compensation obligation payable under this plan totaled $13.8 million and $9.7 million, respectively.

During 2002, Ryan Beck amended the Ryan Beck & Co., Inc. Supplemental Bonus Plan in which a bonus account was established for $1.5 million. The bonus account will amortize into compensation expense pro-rata over a four-year period. The bonus account vests and is payable 25% per year on the first business day in January 2004 through 2007.

In connection with the Gruntal transaction, a nonqualified deferred compensation plan was assumed by Ryan Beck covering select employees of Gruntal. Gruntal provided an annual matching contribution and, in some cases, special allocations, both of which would vest if the employee remained employed for ten years from the plan year for which contributions were made. The obligations were not required to be funded and were unsecured general obligations to pay, in the future, the value of the deferred compensation, adjusted to reflect the performance of selected investment measurement options chosen by each participant during the deferral period. On April 26, 2002, Ryan Beck froze the plan, and participants could no longer continue to make contributions and related matches ceased. In August 2002, Ryan Beck allowed the participants in the plan to elect to withdraw their vested benefits upon forfeiting their unvested benefits. During September 2002, $15.9 million of Ryan Beck’s mutual fund investments assigned to the plan were withdrawn, resulting in a $2.5 million realized loss included in income from investment banking activity in the statement of operations. All unvested amounts will vest no later than 2011. During the year ended December 31, 2003, Ryan Beck realized compensation expense of $3.0 million associated with the increase in the nonqualified deferred compensation plan obligation. During the year ended December 31, 2002, Ryan Beck realized a $1.5 million reduction in compensation expense associated with the decrease in the plan obligation.

In July 2002, Ryan Beck established a retention plan for certain Gruntal financial consultants, key employees and others. Pursuant to the retention plan, the participants were granted a length of service award and a retention award in forgivable notes in the aggregate amounts of $900,000 and $11.0 million, respectively. The participants received forgivable notes of $5.7 million, $2.9 million and $2.4 million in July 2002, February 2003 and January 2004, respectively. Each forgivable note will have a term of five years. A pro-rata portion of the principal amount of the note is forgiven each month over the five year term. If a participant terminates employment with Ryan Beck prior to the end of the term of the Note, the outstanding balance becomes immediately due to Ryan Beck.

Included in other assets at December 31, 2003 and 2002 were $15.1 million and $14.8 million, respectively, of forgivable notes receivable to certain employees of Ryan Beck. These notes receivable are forgivable loans and are amortized over a five-year period from the date of the notes. Included in compensation expense for each of the years ended December 31, 2003 and 2002 was $4.9 million and $3.7 million, respectively, of forgivable note receivable amortization.

Levitt 401(k) Plan

Through December 31, 2003, employees of Levitt participated in BankAtlantic’s defined contribution plan, pursuant to Section 401(k) of the Internal Revenue Code for all employees who have completed three months of service and have reached the age of 18. Levitt’s contributions to the plan were at the discretion of BankAtlantic’s Board of Directors. Included in the Company’s consolidated statements of operations for each of the years ended December 31, 2003, 2002 and 2001 was approximately $475,000, $344,000, and $198,000, respectively, of expenses relating to the employer 401(k) contribution under the plan.

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

14. Commitments and Contingencies

The Company is a lessee under various operating leases for real estate and equipment extending to the year 2072. The approximate minimum future rentals under such leases, at December 31, 2003, for the periods shown were (in thousands):

Year Ending December 31,	Amount
2004	$13,223
2005	11,161
2006	9,130
2007	6,758
2008	4,845
Thereafter	10,362

Total	$55,479

	For the Years Ended December 31,
	2003	2002	2001
(In thousands)
BFC rental expense	$31	$31	$31

Bancorp rental expense for premises and equipment	$17,697	$16,327	$10,315

Levitt rental expense	$875	$435	$367

At December 31, 2003, BankAtlantic leased 85 ATMs located in BankAtlantic branch locations, cruise ships and various retail outlets.

In the normal course of its business, BankAtlantic a party to financial instruments with off-balance-sheet risk. These financial instruments include commitments to extend credit and to issue standby and documentary letters of credit. Those instruments involve, to varying degrees, elements of credit risk. BankAtlantic’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contractual amount of those instruments. BankAtlantic uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Financial instruments with off-balance sheet risk were (in thousands):

	December 31,
	2003	2002
Commitments to sell fixed rate residential loans	$12,962	$88
Commitments to sell variable rate residential loans	3,740	—
Forward contract to purchase mortgage-backed securities	8,611	39,128
Commitments to purchase other investment securities	—	200
Commitments to purchase fixed rate residential loans	40,242	—
Commitments to purchase variable rate residential loans	3,500	300,643
Commitments to extend credit, including the undisbursed portion of loans in process	1,418,809	1,126,384
Standby letters of credit	31,722	35,927
Commercial lines of credit	162,623	209,708

Commitments to extend credit are agreements to lend funds to a customer as long as there is no violation of any condition established in the commitment. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. BankAtlantic has $16.8 million of commitments to extend credit at a fixed interest rate and $1.4 billion of commitments to extend credit at a variable rate. BankAtlantic evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral required by BankAtlantic in connection with an extension of

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

credit is based on management’s credit evaluation of the counter-party.

Standby letters of credit are conditional commitments issued by BankAtlantic to guarantee the performance of a customer to a third party. BankAtlantic standby letters of credit are generally issued to customers in the construction industry guaranteeing project performance. These types of standby letters of credit had a maximum exposure of $26.1 million at December 31, 2003. BankAtlantic also issues standby letters of credit to commercial lending customers guaranteeing the payment of goods and services. These types of standby letters of credit had a maximum exposure of $5.6 million at December 31, 2003. Those guarantees are primarily issued to support public and private borrowing arrangements and have maturities of one year or less. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. BankAtlantic may hold certificates of deposit and residential and commercial liens as collateral for such commitments that are collateralized similar to other types of borrowings. Included in other liabilities at December 31, 2003 was $110,000 of unearned guarantee fees.

BankAtlantic is required to maintain reserve balances with the Federal Reserve Bank. Such reserves consisted of cash and amounts due from banks of $50.1 million and $60.2 million at December 31, 2003 and 2002, respectively.

As a member of the FHLB system, BankAtlantic is required to purchase and hold stock in the FHLB of Atlanta. As of December 31, 2003 BankAtlantic was in compliance with this requirement, with an investment of approximately $40.3 million in stock of the FHLB of Atlanta.

BankAtlantic Bancorp, through its ownership of Ryan Beck, is subject to the risks of investment banking. Ryan Beck’s customers’ securities transactions are introduced on a fully disclosed basis to its clearing broker. The clearing broker carries all of the accounts of the customers of Ryan Beck and is responsible for execution, collection and payment of funds, and receipt and delivery of securities relative to customer transactions. Customers’ securities activities are transacted on a cash and margin basis. These transactions may expose Ryan Beck to off-balance-sheet risk, wherein the clearing broker may charge Ryan Beck for any losses it incurs in the event that customers may be unable to fulfill their contractual commitments and margin requirements are not sufficient to fully cover losses. Ryan Beck seeks to minimize this risk through procedures designed to monitor the creditworthiness of its customers and ensure that customer transactions are executed properly by the clearing broker.

Ryan Beck, in its capacity as a market-maker and dealer in corporate and municipal fixed-income and equity securities, may enter into transactions in a variety of cash and derivative financial instruments in order to facilitate customer order flow and hedge market risk exposures. These financial instruments include securities sold, but not yet purchased and future contracts. Securities sold, but not yet purchased represent obligations of BankAtlantic Bancorp to deliver specified financial instruments at contracted prices, thereby creating a liability to purchase the financial instrument in the market at prevailing prices. Accordingly, these transactions result in off-balance-sheet risk as BankAtlantic Bancorp’s ultimate obligation may exceed the amount recognized in the Consolidated Statement of Financial Condition.

Levitt is subject to obligations associated with entering into contracts for the purchase, development and sale of real estate in the routine conduct of its business. Levitt is obligated to fund homeowner association operating deficits incurred by its communities under development. This obligation ends upon turnover of the association to the residents of the community.

At December 31, 2003, Levitt had commitments to purchase properties for development of $147.6 million, of which approximately $114.9 million is subject to due diligence and satisfaction of certain requirements and conditions, as well as the obtaining of financing. At December 31, 2003, cash deposits of approximately $3.5 million secured Levitt’s commitments under these contracts.

15. Regulatory Matters

     The Company is a unitary savings bank holding company that owns approximately 15% and 100%, respectively of the outstanding BankAtlantic Bancorp Class A and Class B Common Stock, in the aggregate representing approximately 22% of all the outstanding BankAtlantic Bancorp Common Stock. BankAtlantic Bancorp is the holding company for BankAtlantic Bank by virtue of its ownership of 100% of the outstanding BankAtlantic common stock. BFC is subject to regulatory oversight and examination by the OTS as discussed herein with respect to BankAtlantic Bancorp. BankAtlantic Bancorp is a unitary savings bank holding company subject to regulatory oversight and examination by the OTS, including normal supervision and reporting requirements. The Company is subject to the reporting and other requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). BankAtlantic Bancorp is also subject to the reporting and other requirements of

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

the Exchange Act.

BankAtlantic’s deposits are insured by the FDIC for up to $100,000 for each insured account holder, the maximum amount currently permitted by law. BankAtlantic is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can cause regulators to initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on BankAtlantic’s financial statements. At December 31, 2003, BankAtlantic met all capital adequacy requirements to which it is subject and was considered a well capitalized institution.

The OTS imposes limits applicable to the payment of cash dividends by BankAtlantic to the BankAtlantic Bancorp which are based on an institution’s regulatory capital levels. BankAtlantic is permitted to pay capital distributions during a calendar year that do not exceed its net income for the year plus its retained net income for the prior two years, without notice to, or the approval of, the OTS. At December 31, 2003, this capital distribution limitation was $67.5 million.

Bank Atlantic’s actual capital amounts and ratios are presented in the table (dollars in thousands):

			For Capital		To Be Considered
	Actual		Adequacy Purposes		Well Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2003:
Total risk-based capital	$447,967	12.06%	$297,208	8.00%	$371,509	10.00%
Tier I risk-based capital	$379,505	10.22%	$148,604	4.00%	$222,906	6.00%
Tangible capital	$379,505	8.52%	$66,802	1.50%	$66,802	1.50%
Core capital	$379,505	8.52%	$178,138	4.00%	$222,673	5.00%
As of December 31, 2002:
Total risk-based capital	$413,469	11.89%	$278,176	8.00%	$347,720	10.00%
Tier I risk-based capital	$347,927	10.01%	$139,088	4.00%	$208,632	6.00%
Tangible capital	$347,927	7.26%	$71,873	1.50%	$71,873	1.50%
Core capital	$347,927	7.26%	$191,661	4.00%	$239,576	5.00%

Ryan Beck has not paid dividends to BankAtlantic Bancorp, although, subject to regulatory and capital requirements, it may do so in the future.

BankAtlantic Bancorp’s wholly owned subsidiary, Ryan Beck is subject to the net capital provision of Rule 15c3-1 promulgated under the Exchange Act, which requires the maintenance of minimum net capital and requires the ratio of aggregate indebtedness to net capital, both as defined, not to exceed 15 to 1. Additionally, Ryan Beck, as a market-maker, is subject to supplemental requirements of Rule 15c3-1(a)4, which provides for the computation of net capital to be based on the number of and price of issues in which markets are made by Ryan Beck, not to exceed $1.0 million. Ryan Beck’s regulatory net capital was approximately $26.2 million, which was $25.2 million in excess of its required net capital of $1.0 million at December 31, 2003.

Ryan Beck operates under the provisions of paragraph (k)(2)(ii) of Rule 15c3-3 of the SEC as a fully disclosed introducing broker and, accordingly, customer accounts are carried on the books of the clearing broker. However, Ryan Beck safekeeps and redeems municipal bond coupons for the benefit of its customers. Accordingly, Ryan Beck is subject to the provisions of SEC Rule 15c3-3 relating to possession or control and customer reserve requirements and was in compliance with such provisions at December 31, 2003.

16. Legal Proceedings

On October 3, 2002, Commerce Bancorp., Inc. (“Commerce”) filed a complaint against BankAtlantic in the United States District Court for the District of New Jersey. The complaint, which sought unspecified money damages and injunctive relief, asserted that BankAtlantic infringed certain trademark rights allegedly owned by Commerce in the slogan “AMERICA’S MOST CONVENIENT BANK” by virtue of BankAtlantic’s use of the slogan “FLORIDA’S MOST CONVENIENT BANK.” Commerce also filed an amended complaint, which asserts additional claims for trademark infringement. In order to amicably resolve the litigation the parties entered into a Settlement Agreement dated January 20, 2004 settling the case in its entirety. Pursuant to the settlement, the action was dismissed with prejudice. No monetary payments were made by either party in

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

connection with the settlement.

On January 30, 2003, a one-count purported class action complaint was filed in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida by a former employee of Gruntal seeking a declaratory judgment that Ryan Beck is liable for all pre-April 26, 2002 claims against Gruntal by former Gruntal retail customers and retail brokers, whether pending or to be filed in the future, not expressly assumed by Ryan Beck in its acquisition of certain of the assets of Gruntal. The complaint does not specify the amount of such claims. The complaint seeks to impose liability under the theory that either (1) Ryan Beck engaged in a de facto merger with Gruntal, (2) Ryan Beck’s brokerage business is a mere continuation of Gruntal’s brokerage business, or (3) Ryan Beck is the beneficiary of a fraudulent transfer. Ryan Beck removed the case to federal court and subsequently filed a motion to dismiss the complaint on various grounds. The court issued an order staying this action until the resolution of the Gruntal bankruptcy proceedings.

In April 2002, Ryan Beck acquired certain of the assets and assumed certain of the liabilities of Gruntal. Ryan Beck has been named as a defendant in a number of arbitration claims filed by former Gruntal clients whose claims arose prior to the transaction date. In these actions Ryan Beck is alleged to be “successor in interest” to Gruntal, which allegations Ryan Beck denies. In some instances the former Gruntal brokers against whom the claims relate are now employed by Ryan Beck and in other instances the brokers are not employed by Ryan Beck. Ryan Beck did not assume any of the liabilities associated with these actions in the Gruntal transaction. While Ryan Beck does not consider any individual action to be material, an adverse result in a number of these actions in the aggregate could adversely affect the Company’s financial statements. In October 2002, Gruntal filed for bankruptcy protection under Chapter 11 of the Federal Bankruptcy Laws.

On December 29, 2000, Smith & Company, Inc. (“Smith”) filed an action against Levitt-Ansca Towne Partnership (the “Partnership”), Bellaggio By Levitt Homes, Inc. (“BLHI”), Bellaggio By Ansca, Inc. a/k/a Bellaggio By Ansca Homes, Inc., and Liberty Mutual Insurance Company (collectively, “Defendants”) based on an August 21, 2000 contract entered into with the Partnership. BLHI is a 50% partner of the Partnership and a wholly owned subsidiary of Levitt and Sons. The complaint alleged, among other things, wrongful termination, breach and failure to pay for extra work performed outside the scope of the contract. The Partnership denied the claims, asserted defenses and asserted a number of counterclaims. This case was tried before a jury, and on March 7, 2002, the jury returned a verdict against the Partnership. The final judgment entered against the Defendants is $3.68 million. Under the final judgment, Smith and its surety company may be entitled to recover legal fees and other costs. Since BLHI is a 50% partner of the Partnership, its share of the potential liability is estimated at $2.6 million. The Partnership appealed the verdict. At December 31, 2003 and 2002, the Company’s financial statements included an accrual in other liabilities associated with this matter of $2.5 million and $2.4 million, respectively.

In the ordinary course of business, the Company and its subsidiaries are parties to other lawsuits as plaintiff or defendant involving its bank operations lending, tax certificates, securities sales, brokerage and underwriting, acquisitions and real estate development activities. Although the Company believes it has meritorious defenses in all current legal actions, the outcome of the various legal actions is uncertain. Management, based on discussions with legal counsel, believes results of operations or financial position will not be significantly impacted by the resolution of these matters.

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

17. Parent Company Financial Information

BFC’s Condensed Statements of Financial Condition at December 31, 2003 and 2002, Condensed Statements of Operations and Condensed Statements of Cash Flows for each of the years in the three-year period ended December 31, 2003 are shown below:

Condensed Statements of Financial Condition
December 31, 2003 and 2002
(In thousands except share data)

	December 31,
	2003	2002
Assets
Cash and cash equivalents	$1,536	$797
Securities available for sale, at market value	1,218	1,269
Investment in venture partnerships	626	2,782
Investment in BankAtlantic Bancorp	91,869	106,017
Investment in Levitt	27,885	—
Investment in other subsidiaries	13,680	13,620
Loans receivable	4,175	4,175
Other assets	484	768

Total assets	$141,473	$129,428

Liabilities and Shareholders’ Equity

Mortgages payable and other borrowings	$6,015	$6,015
Other liabilities	23,234	22,805
Deferred income taxes	26,549	23,197

Total liabilities	55,798	52,017

Shareholders’ equity:
Preferred stock of $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock of $.01 par value, authorized 20,000,000 shares; issued and outstanding 17,989,194 in 2003 and 6,474,994 in 2002	163	58
Class B common stock, of $.01 par value, authorized 20,000,000 shares; issued and outstanding 2,534,426 in 2003 and 2,362,157 in 2002	23	21
Additional paid-in capital	24,654	24,077
Retained earnings	59,305	52,387

Total shareholders’ equity before accumulated other comprehensive income	84,145	76,543
Accumulated other comprehensive income	1,530	868

Total shareholders’ equity	85,675	77,411

Total liabilities and shareholders’ equity	$141,473	$129,428

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Condensed Statements of Operations
For Each of the Years in the Three Year Period Ended December 31, 2003
(In thousands)

	2003	2002	2001
Revenue — interest and other	$1,051	$763	$1,010
Expenses — interest and other	3,954	3,898	4,022

(Loss) before undistributed earnings from subsidiaries	(2,903)	(3,135)	(3,012)
Equity from earnings in BankAtlantic Bancorp	15,222	11,380	10,551
Equity from (loss) earnings in other subsidiaries	(1,583)	(633)	595

Income before income taxes	10,736	7,612	8,134
Provision for income taxes	3,714	2,420	2,660

Net income	$7,022	$5,192	$5,474

Condensed Statements of Cash Flows
For Each of the Years in the Three Year Period Ended December 31, 2003
(In thousands)

	2003	2002	2001
Operating Activities:
Income (loss) from continuing operations	$5,879	$(5,986)	$4,336
Income from discontinued operations, net of tax	1,143	2,536	—
Income from extraordinary item, net of tax	—	23,749	—
Cumulative effect of a change in accounting principle, net of tax	—	(15,107)	1,138
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Equity from earnings in BankAtlantic Bancorp	(15,222)	(11,380)	(10,551)
Equity from loss (earnings) in other subsidiaries	1,583	633	(595)
Depreciation	10	24	25
Provision for deferred income taxes	3,646	2,556	2,660
Loss on investment securities	—	499	920
Gain from securities activities, net	(270)	—	—
Advances from other subsidiaries	444	503	1,538
Increase in loans receivable	—	(2,991)	(1,184)
Decrease in other assets	274	49	1,671
Increase in other liabilities	155	213	719

Net cash (used in) provided by operating activities	(2,358)	(4,702)	677

Investing Activities:
Common stock dividends received from Bancorp	1,686	1,581	1,468
Distributions from venture partnerships	344	—	—
Decrease (increase) in securities available for sale	785	(173)	(100)

Net cash provided by investing activities	2,815	1,408	1,368

Financing Activities:
Borrowings	—	1,500	4,515
Repayment of borrowings	—	—	(4,080)
Retirement of common stock	—	(319)	—
Issuance of common stock upon exercise of stock options	282	204	54

Net cash provided by financing activities	282	1,385	489

Increase (decrease) in cash and cash equivalents	739	(1,909)	2,534
Cash and cash equivalents at beginning of period	797	2,706	172

Cash and cash equivalents at end of period	$1,536	$797	$2,706

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

	2003	2002	2001
Supplementary disclosure of non-cash investing and financing activities
Interest paid on borrowings	333	302	349
Increase in securities available for sale resulting from venture partnerships distribution of its securities investment	—	506	—
Change in shareholders’ equity resulting from net change in other comprehensive income, net of taxes	662	(1,824)	(2,335)
Net loss effect of Bancorp capital transactions, net of income taxes	(252)	(15)	(1,636)
Increase in shareholders’ equity for the tax effect related to the exercise of stock options	550	60	31
Levitt investment resulting from the spin-off transaction	27,885	—	—

18. Selected Quarterly Results (Unaudited)

The following tables summarize the quarterly results of operations for the years ended December 31, 2003 and 2002 (in thousands except for per share data):

	First	Second	Third	Fourth
2003	Quarter	Quarter	Quarter	Quarter	Total
Revenues	$191,693	$210,188	$197,034	$233,389	$832,304
Costs and expenses	169,387	187,885	172,786	211,234	741,292

Income before income taxes and equity in earnings from unconsolidated subsidiaries	22,306	22,303	24,248	22,155	91,012
Equity in (loss) earnings from unconsolidated subsidiaries	(114)	2,719	4,054	3,467	10,126

Income before income taxes, minority interest and discontinued operations	22,192	25,022	28,302	25,622	101,138
Provision for income taxes	9,190	10,588	11,995	12,393	44,166
Minority interest in income of consolidated subsidiaries	11,185	13,318	14,352	12,238	51,093

Income from continuing operations	1,817	1,116	1,955	991	5,879
Discontinued operations, net of taxes	83	754	306	0	1,143

Net income	$1,900	$1,870	$2,261	$991	$7,022

Basic earnings per share from continuing operations	$0.11	$0.06	$0.10	$0.06	$0.32
Basic earnings per share from discontinued operations	0.01	0.04	0.02	—	0.06

Basic earnings per share	$0.11	$0.10	$0.13	$0.06	$0.38

Diluted earnings per share from continuing operations	$0.09	$0.05	$0.09	$0.04	$0.26
Diluted earnings per share from discontinued operations	—	0.04	0.01	—	0.06

Diluted earnings per share	$0.09	$0.09	$0.10	$0.04	$0.31

Basic weighted average number of common shares outstanding	17,935	18,274	18,200	18,419	18,255

Diluted weighted average number of common shares outstanding	19,741	20,550	20,495	21,615	20,825

The third and fourth quarter earnings were impacted by BankAtlantic Bancorp prepaying $185 million of FHLB advances in the

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

third quarter and $140 million of FHLB advances in the fourth quarter incurring prepayment penalties of $2.0 million and $8.9 million, respectively. The discontinued operations reflect the operations of GMS. (See Note 2.)

	First	Second	Third	Fourth
2002	Quarter	Quarter	Quarter	Quarter	Total
Revenues	$132,001	$176,778	$180,623	$216,359	$705,761
Costs and expenses	114,349	190,003	163,189	197,246	664,787

Income (loss) before income taxes and equity in earnings from unconsolidated subsidiaries	17,652	(13,225)	17,434	19,113	40,974
Equity in earnings from unconsolidated subsidiaries	899	2,781	1,654	3,993	9,327

Income (loss) before income taxes, minority interest, discontinued operations, extraordinary items and cumulative effect of a change in accounting principle	18,551	(10,444)	19,088	23,106	50,301
Provision (benefit) for income taxes	6,138	(3,022)	6,946	7,931	17,993
Minority interest in income of consolidated subsidiaries	(2,042)	15,218	11,181	13,937	38,294

Income (loss) from continuing operations	14,455	(22,640)	961	1,238	(5,986)
Discontinued operations, net of taxes	—	689	860	987	2,536
Extraordinary items, net of taxes	—	23,810	(61)	—	23,749
Cumulative effect of a change in accounting principle, net of tax Net income (loss)	(15,107)	—	—	—	(15,107)

	$(652)	$1,859	$1,760	$2,225	$5,192

Basic earnings (loss) per share from continuing operations	$0.81	$(1.26)	$0.06	$0.07	$(0.34)
Basic earnings per share from discontinued operations	—	0.04	0.05	0.06	0.14
Basic earnings per share from extraordinary items	—	1.32	—	—	1.32
Basic loss per share from cumulative effect of a change in accounting principle	(0.84)	—	—	—	(0.84)

Basic earnings (loss) per share	$(0.03)	$0.10	$0.10	$0.13	$0.29

Diluted earnings (loss) per share from continuing operations	$0.70	$(1.26)	$0.04	$0.06	$(0.34)
Diluted earnings per share from discontinued operations	—	0.04	0.04	0.05	0.14
Diluted earnings per share from extraordinary items	—	1.32	—	—	1.30
Diluted loss per share from cumulative effect of a change in accounting principle	(0.74)	—	—	—	(0.82)

Diluted earnings (loss) per share	$(0.03)	$0.10	$0.08	$0.10	$0.26

Basic weighted average number of common shares outstanding	17,978	17,994	17,941	17,935	17,963

Diluted weighted average number of common shares outstanding	20,078	17,994	19,849	19,678	17,963

During the first quarter, the cumulative effect of a change in accounting principle resulted from the implementation of FASB Statement No. 142. Based on the accounting principles of the new statement, the goodwill associated with the Ryan Beck reportable segment was deemed impaired, resulting in the $15.1 million charge, net of tax. The second quarter loss from continuing operations resulted from a $19.7 million impairment of equity investments, a $1.0 million restructuring charge associated with the discontinuation of ATM relationships and $3.9 million of acquisition related expenses. The extraordinary gain during the second quarter resulted from the Gruntal transaction as the fair value of net assets acquired exceeded the cost. During the fourth quarter, BankAtlantic increased its unassigned component of its allowance for loan losses by $4.9 million and an amendment to a supplemental bonus plan resulted in a $1.4 million reduction in compensation expense.

19. Estimated Fair Value of Financial Instruments

The information set forth below provides disclosure of the estimated fair value of the Company’s financial instruments presented in accordance with the requirements of Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments” (“FAS 107”).

Management has made estimates of fair value that it believes to be reasonable. However, because there is no market for many

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

of these financial instruments, management has no basis to determine whether the fair value presented would be indicative of the value negotiated in an actual sale. The Company’s fair value estimates do not consider the tax effect that would be associated with the disposition of the assets or liabilities at their fair value estimates.

Fair values are estimated for loan portfolios with similar financial characteristics. Loans are segregated by category, and each loan category is further segmented into fixed and adjustable rate interest terms and by performing and non-performing categories.

The fair value of performing loans, except residential mortgage and adjustable rate loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. The estimate of average maturity is based on BankAtlantic’s historical experience with prepayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions. For performing residential mortgage loans, fair value is estimated by discounting contractual cash flows, which are adjusted for national historical prepayment estimates. The discount rate is based on secondary market sources and is adjusted to reflect differences in servicing and credit costs.

Fair values of non-performing loans are based on the assumption that the loans are on a non-accrual status, discounted at market rates during a 24 month workout period. Assumptions regarding credit risk are determined using available market information and specific borrower information.

The book value of tax certificates approximates market value. The fair value of mortgage-backed and investment securities are estimated based upon a price matrix obtained from a third party.

Under FAS 107, the fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, savings and NOW accounts, and money market and checking accounts, is considered the same as book value. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using current rates offered by BankAtlantic for similar remaining maturities.

The book value of securities sold under agreements to repurchase approximates fair value.

The fair value of FHLB advances is based on discounted cash flows using rates offered for debt with comparable terms to maturity and issuer credit standing.

The fair value of convertible subordinated debentures was based on quoted market prices on NASDAQ. The fair values of other subordinated debentures, junior subordinated debentures, trust preferred securities and notes payable were based on discounted value of contractual cash flows at a market discount rate.

The following table presents information for the Company’s financial instruments at December 31, 2003 and 2002 (in thousands):

	December 31, 2003		December 31, 2002
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial assets:
Cash and cash equivalents	$143,542	$143,542	$252,577	$252,577
Securities available for sale	360,442	360,442	713,131	713,131
Securities owned	124,565	124,565	186,454	186,454
Investment securities	192,706	192,706	212,240	212,698
Loans receivable including loans held for sale, net	3,611,612	3,620,487	3,377,870	3,429,711
Financial liabilities:
Deposits	$3,058,142	$3,062,565	$2,920,555	$2,940,848
Securities sold under agreements to repurchase	120,874	120,874	116,279	116,279
Advances from FHLB	782,205	830,939	1,297,170	1,386,648
Subordinated debentures, notes and bonds payable	164,100	163,827	209,068	210,665
Guaranteed preferred beneficial interests in Bancorp’s junior subordinated debentures	—	—	180,375	180,479
Junior subordinated debentures	263,266	257,647	—	—

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

The carrying amount and fair values of BankAtlantic’s commitments to extend credit, standby letters of credit, financial guarantees and forward FHLB commitments are not significant. (See Note 14 for the contractual amounts of BankAtlantic’s financial instrument commitments).

Derivatives

During the year ended December 31, 2000, BankAtlantic Bancorp entered into a forward contract to purchase the underlying collateral from a government agency pool of securities in May 2005. The underlying collateral is $8.6 million of five-year hybrid adjustable rate mortgage loans that will adjust annually after May 2005. The forward contract was held for trading purposes and recorded at fair value of $13,000.

During the year ended December 31, 2002, BankAtlantic Bancorp utilized interest rate swaps to manage its interest rate risk. BankAtlantic Bancorp entered into callable time deposits with its customers and entered into callable interest rate swaps. During the year ended December 31, 2003, interest rate swap contracts with a notional amount of $33 million were called by the counter-party, resulting in BankAtlantic Bancorp redeeming $33 million of fixed rate time deposits. There were no interest rate swaps outstanding at December 31, 2003.

BankAtlantic Bancorp also created cash flow hedges by entering into interest rate swap contracts to hedge the variable cash flows relating to forecasted interest payments on certain variable rate FHLB advances. The changes in fair value of the interest rate swap contracts designated as cash flow hedges were recorded in other comprehensive income and the receivables and payables from the swap contracts were recorded as an adjustment to interest expense on FHLB advances in the Company’s statement of operations for the years ended December 31, 2002 and 2001. BankAtlantic Bancorp terminated the above mentioned interest rate swap contracts with a notional amount of $75 million during the year ended December 31, 2003 and recognized a $1.9 million loss included in securities activities, net in the Company’s statement of operations.

20. Earnings (Loss) per Share

The Board of Directors of the Company declared stock splits effected in the form of a 15%, 25%, 25% and 25% stock dividend, respectively, to holders of record on June 3, 2003, November 17, 2003, February 20, 2004 and May 17, 2004, respectively, payable in shares of the Company’s Class A Common Stock for each share of the outstanding Class A and Class B Common Stock. Where appropriate, amounts throughout this report have been adjusted to reflect the stock splits.

The Company has two classes of common stock outstanding. The two-class method is not presented because the Company’s capital structure does not provide for different dividend rates or other preferences, other than voting rights, between the two classes. The number of options considered outstanding shares for diluted earnings per share is based upon application of the treasury stock method to the options outstanding as of the end of the period. I.R.E. Realty Advisory Group, Inc. (“RAG”) owns 3,711,426 of BFC Financial Corporation’s Class A Common Stock and 500,000 shares of BFC Financial Corporation Class B Common Stock. Because the Company owns 45.5% of the outstanding common stock of RAG, 1,686,843 shares of Class A Common Stock and 227,250 shares of Class B Common Stock are eliminated from the number of shares outstanding for purposes of computing earnings per share.

The following reconciles the numerators and denominators of the basic and diluted earnings per share computation for the years ended December 31, 2003, 2002 and 2001.

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

	For the Years Ended December 31,
(In thousands, except per share data)	2003	2002	2001
Basic earnings per share
Numerator:
Income (loss) from continuing operations	$5,879	$(5,986)	$4,336
Discontinued operations, net of taxes	1,143	2,536	—
Extraordinary item, net of taxes	—	23,749	—
Cumulative effect of a change in accounting principle, net of taxes	—	(15,107)	1,138

Net income	$7,022	$5,192	$5,474
Amortization of goodwill, net of tax	—	—	735

Net income adjusted to exclude goodwill amortization	$7,022	$5,192	$6,209

Denominator:
Weighted average number of common shares outstanding	20,169	19,877	19,787
Eliminate RAG weighted average number of common shares	(1,914)	(1,914)	(1,914)

Basic weighted average number of common shares outstanding	18,255	17,963	17,873

Basic earnings (loss) per share:
Earnings (loss) per share from continuing operations	$0.32	$(0.34)	$0.24
Earnings per share from discontinued operations	0.06	0.14	—
Earnings per share from extraordinary items	—	1.32	—
(Loss) earnings per share from cumulative effect of a change in accounting principle	—	(0.84)	0.06

Basic earnings per share	$0.38	$0.29	$0.30
Basic earnings per share from amortization of goodwill	—	—	0.04

Basic earnings per share adjusted to exclude goodwill amortization	$0.38	$0.29	$0.34

Diluted earnings per share
Numerator
Income (loss) from continuing operations	$5,879	$(5,986)	$4,336
Effect of securities issuable by a subsidiary	(505)	(206)	(1,033)

Income (loss) available after assumed dilution	$5,374	$(6,192)	$3,303

Discontinued operations, net of taxes	$1,143	$2,536	$—
Effect of securities issuable by a subsidiary	(17)	(56)	—

Discontinued operations, net of taxes after assumed dilution	$1,126	$2,480	$—

Extraordinary items, net of taxes	$—	$23,749	$—
Effect of securities issuable by a subsidiary	—	(511)	—

Extraordinary items, net of taxes after assumed dilution	$—	$23,238	$—

Cumulative effect of a change in accounting principle, net of taxes	$—	$(15,107)	$1,138
Effect of securities issuable by a subsidiary	—	325	(97)

Cumulative effect of a change in accounting principle, net of taxes after assumed dilution	$—	$(14,782)	$1,041

Net income available after assumed dilution	$6,500	$4,744	$4,344
Amortization of goodwill, net of tax	—	—	641

Net income available after assumed dilution adjusted to exclude goodwill amortization	$6,500	$4,744	$4,985

Denominator
Weighted average number of common shares outstanding	20,169	19,877	19,787
Eliminate RAG weighted average number of common shares	(1,914)	(1,914)	(1,914)
Common stock equivalents resulting from stock-based compensation	2,570	—	1,832

Diluted weighted average shares outstanding	20,825	17,963	19,705

Diluted earnings (loss) per share
Earnings (loss) per share from continuing operations	$0.26	$(0.34)	$0.17
Earnings per share from discontinued operations	0.06	0.14	—
Earnings per share from extraordinary items	—	1.30	—
(Loss) earnings per share from cumulative effect of	—	—	—
a change in accounting principle	—	(0.82)	0.06

Diluted earnings per share	$0.31	$0.26	$0.22
Diluted earnings per share from amortization of goodwill	—	—	0.03

Diluted earnings per share adjusted to exclude goodwill amortization	$0.31	$0.26	$0.26

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

21. Real Estate Held for Development and Sale

Real estate held for development and sale consist of the following (in thousands):

	December 31,
	2003	2002
Land and land development costs	$183,847	$161,826
Construction costs	75,087	23,412
Other capitalized costs	17,378	12,888
Other real estate	6,960	6,371

Total	$283,272	$204,497

Real estate held for development and sale consisted of the combined activities of Levitt and its subsidiaries as well as the activities of a 50% owned real estate joint venture (“Riverclub”) in which BankAtlantic Bancorp is the primary beneficiary as defined by FIN 46. Riverclub was acquired in connection with the acquisition of Community in March 2002. As a consequence of the implementation of FIN 46 on July 1, 2003, BankAtlantic Bancorp consolidated Riverclub in its financial statements effective January 1, 2003. In periods prior to 2003, Riverclub was accounted for on the equity method. The purpose of the Riverclub joint venture is to develop 199 single-family homes, condominium units and duplexes that are located in Indian River County, Florida. Also included in other real estate held for development and sale is BFC’s real estate, Burlington Manufacturers Outlet Center (“BMOC”), a shopping center in North Carolina and the unsold land at the commercial development known as Center Port in Pompano Beach, Florida. Also included in real estate held for development and sale at December 31, 2003 and 2002 is $3.1 million and $2.1 million, respectively, associated with branch banking facilities.

Gains on sales of real estate developed for sale were as follows (in thousands):

	2003	2002	2001
Sales of real estate	$302,908	$207,808	$144,677
Cost of sales on real estate	223,639	159,675	109,637

	$79,269	$48,133	$35,040

22. Investments in and Advances to Unconsolidated Subsidiaries

Investments in and advances to unconsolidated subsidiaries consisted of Levitt’s investment in Bluegreen, Levitt’s investment in real estate joint ventures, BankAtlantic Bancorp’s investment in 11 statutory business trusts that were formed to issue trust preferred securities, and in 2002, Riverclub. Prior to January 1, 2003, BankAtlantic Bancorp’s statutory business trusts were consolidated in the Company’s financial statements.

At December 31, 2003, Levitt and its subsidiaries owned equity investments associated with real estate joint ventures at various stages of development, ranging from 40% to 50% profit sharing interests. At December 31, 2003 and 2002, Levitt’s investment in real estate joint ventures included BankAtlantic’s loans of approximately $23.2 million and $24.9 million, respectively.

Levitt has provided guarantees on indebtedness to joint ventures accounted for under the equity method of accounting. The guarantees arose in order to obtain joint venture financing. Levitt and its joint venture partners would have to perform on their guarantees if the joint ventures were to default on the main loan agreements. At December 31, 2003, Levitt had guarantees on $22.4 million of joint venture debt. Included in these guarantees were $21.1 million of loans from BankAtlantic. All guarantees were entered into prior to December 31, 2002. Levitt’s management believes that based on the value of the collateral pledged to support the loans, no payments will be required under the guarantees. The other joint venture partners are also guarantors to the joint venture debt and any payments associated with the guarantees in excess of Levitt’s ratable obligation may be recovered from these third parties.

BankAtlantic’s loans to joint ventures have resulted in deferral of the recognition of interest income on the financing activity and/or the deferral of profit recognition from the joint venture. The less than 50% owned joint ventures are accounted for under the equity method of accounting and primarily develop residential and multifamily properties.

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

The condensed combined statements of financial condition and condensed combined statements of operations for investment and advances to unconsolidated subsidiaries are as follows (in thousands):

	December 31,
	2003	2002
Statement of Financial Condition
Investment in Bluegreen	$70,852	$60,695
Investments in and loans to real estate joint ventures	27,286	51,904
Investment in statutory business trusts	7,910	—

	$106,048	$112,599

	For the Years Ended
	December 31,
	2003	2002
Statement of Operations
Equity in Bluegreen earnings	$9,085	$5,349
Equity in joint ventures earnings	616	3,978
Earnings from statutory trusts	425	—

	$10,126	$9,327

The Condensed Combined Statements of Financial Condition and Condensed Combined Statements of Operation for unconsolidated subsidiaries, excluding Bluegreen, are as follows for 2003 and 2002 (Unaudited):

Condensed Combined Balance Sheets
(In thousands)

	December 31,
	2003	2002
Real estate assets	$57,402	$70,367
Junior subordinated debentures	263,266	—
Other assets	6,568	6,846

Total Assets	$327,236	$77,213

Notes payable – BankAtlantic	$22,726	$58,341
Trust preferred securities	255,375	—
Other notes payable	25,628	11,041
Other liabilities	7,497	6,923

Total Liabilities	311,226	76,305

Partners’ capital	8,100	908
Common securities	7,910	—

Total Liabilities and Equity	$327,236	$77,213

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Combined Statement of Operations
(In thousands)

	For the Years Ended December 31,
	2003	2002
Revenues	$18,893	$51,866
Cost and expenses	(18,332)	(48,738)
Interest income from subordinated debentures	14,534	—
Interest expense	(14,109)	—

Net income	$986	$3,128

The condensed consolidated balance sheet and condensed consolidated statement of income of Bluegreen are as follows :

Condensed Consolidated Balance Sheet
(In thousands)

	December 31,
	2003	2002
Total assets	$570,406	$433,992

Total liabilities	378,878	272,459
Minority interest	4,648	3,250
Total shareholders’ equity	186,880	158,283

Total liabilities and shareholders’ equity	$570,406	$433,992

Condensed Consolidated Statement of Income
(In thousands)

	Year	Nine Months	Year
	Ended	Ended	Ended
	December 31,	December 31,	March 31,
	2003	2002	2002
Revenues	$438,454	$271,973	$287,825
Cost and expenses	393,129	247,302	268,343
Provision for income taxes	16,168	8,479	7,345
Minority interest	3,330	816	405

Income before cumulative effect of a change in accounting principle	25,827	15,376	11,732
Cumulative effect of a change in accounting principle, net of income taxes and minority interest	—	(5,579)	—

Net income	$25,827	$9,797	$11,732

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

23. Certain Relationships and Related Party Transactions

Alan B. Levan, President and Chairman of the Board of the Company also serves as Chairman of the Board and Chief Executive Officer of BankAtlantic Bancorp and BankAtlantic. Alan B. Levan is also Chairman of the Board of Bluegreen and Levitt. John E. Abdo, Vice Chairman of the Board of the Company also serves as Vice Chairman of the Board of Directors of BankAtlantic Bancorp, BankAtlantic, Levitt and Bluegreen and is President of Levitt. Glen R. Gilbert, Executive Vice President of the Company also serves as Executive Vice President of Levitt.

These executive officers separately receive compensation from our affiliates for services rendered for such affiliates.

The Company’s management fees from related parties for the years ended December 31, 2003, 2002 and 2001 consisted of (in thousands):

	For the Years Ended December 31,
	2003	2002	2001
Levitt	$213	170	80

Other affiliates	$10	41	44

In connection with the Levitt spin-off, BankAtlantic Bancorp entered into a transitional services agreement with Levitt whereby BankAtlantic Bancorp will provide human resources, risk management and investor and public relation services and receive compensation for such services on a percentage of cost basis. Additionally, BankAtlantic Bancorp entered into an employment matters agreement providing for the allocation of responsibility and liability between BankAtlantic Bancorp and Levitt with respect to the welfare and benefit plans for Levitt employees after the spin-off.

Also in connection with the spin-off of Levitt, BankAtlantic Bancorp converted a currently outstanding $30.0 million demand note owed by Levitt to BankAtlantic Bancorp to a five year term note with interest only payable monthly initially at a prime rate and there after at a prime rate plus increments of an additional 0.25% every six months. Prior to the spin-off, BankAtlantic Bancorp transferred its 1.2 million shares in Bluegreen to Levitt in exchange for $5.5 million note and additional shares of Levitt common stock (which additional shares were distributed as part of the spin-off transaction.) This note is due in one year, with principal and interest payable monthly. Additionally, prior to the spin-off, Levitt declared an $8.0 million dividend to BankAtlantic Bancorp payable in the form of a five year note with the same payment terms as the $30.0 million note described above. The above transactions were eliminated in the Company’s consolidated financial statements.

The Company paid BankAtlantic approximately $67,000 during 2003 for office space used by the Company in BankAtlantic’s headquarters and for miscellaneous administrative and other related expenses. BankAtlantic provided certain administrative services to Bluegreen in 2003 without receipt of payment for such services.

During the year ended December 31, 2003, BankAtlantic paid a subsidiary of Levitt a $540,000 management fee to operate and sell a residential construction property acquired by BankAtlantic through foreclosure. The property was sold to an unrelated developer during the fourth quarter of 2003.

In 1994, the Company agreed to participate in certain real estate opportunities with John E. Abdo and certain of his affiliates (the “Abdo Group”). Under the arrangement, the Company and the Abdo Group share equally in profits after interest earned by the Company on advances made by the Company. The Company bears any risk of loss under the arrangement with the Abdo Group. Pursuant to this arrangement with the Abdo Group, in December 1994, an entity controlled by the Company acquired from an unaffiliated seller approximately 70 acres of unimproved land known as the “Center Port” property in Pompano Beach, Florida. Through December 31, 2001, all of the project except for land under two pylon signs, a cell tower site and the lake had been sold to unaffiliated third parties for approximately $21.4 million and the Company recognized net gains from the sales of real estate of approximately $4.8 million. The Abdo Group received approximately $2.6 million in 2000 from the Company for their real estate sales profit participation.

During 1999 and 2000, the Company (without consideration of BankAtlantic Bancorp) acquired interests in unaffiliated technology entities. During 2000 and 2001, the Company’s interests in the technology entities were transferred at the Company’s cost to specified asset limited partnerships. Subsidiaries of the Company are the controlling general partners of

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

these venture partnerships, and therefore, they are consolidated in the Company’s financial statements. Interests in such partnerships were sold in 2000 and 2001 to accredited investors in private offerings. During 2000, approximately $5.1 million of capital was raised by these partnerships from unaffiliated third parties, as well as officers, directors and affiliates of the Company who invested approximately $4.4 million in the partnerships. The Company and the general partners retained ownership interests of approximately $1.8 million. Additionally, during 2001, approximately $895,000 of capital was raised from unaffiliated third parties by one of these partnerships and officers, directors and affiliates of the Company invested approximately $1.3 million in the partnership. The Company and the general partners retained ownership interests of approximately $3.8 million increasing the Company’s total investment in these partnerships to an aggregate of $5.6 million. Of the $1.3 million, invested by officers, directors and affiliates, Alan Levan and John Abdo each borrowed $500,000 from the Company on a recourse basis and Glen Gilbert, Executive Vice President, and Earl Pertnoy, a director of the Company each borrowed $50,000 on a non-recourse basis to make their investments. Such amounts were still outstanding at the end of the year (except for John Abdo’s $500,000 loan which is discussed below), bear interest at the prime rate plus 1% and are payable interest only annually with the entire balance due in February 2006. After the limited partners receive a specified return from the partnerships, the general partners are entitled to receive 20% of all cash distributions from the partnerships. The general partners are limited liability companies of which the members are: BFC Financial Corporation – 57.5%, John E. Abdo – 13.75%; Alan B. Levan – 9.25%; Glen R. Gilbert – 2.0% and John E. Abdo, Jr. – 17.5%. Losses net of minority interests for the year ended December 31, 2003 were $1.8 million. At December 31, 2003, the Company’s net investment in these partnerships was $626,000

On July 16, 2002, John Abdo borrowed $3.5 million from the Company on a recourse basis and paid off his existing $500,000 loan due to the Company. The $3.5 million loan bears interest at the prime rate plus 1%, requires monthly interest payments, is due on demand and is secured by 2,127,470 shares of BFC Class A Common Stock and 370,750 shares of BFC Class B Common Stock.

An affiliated limited partnership, BankAtlantic Bancorp and affiliates of the Company are investors in a privately held technology company located in Boca Raton, Florida. The affiliated limited partnership invested $2 million in 219,300 shares in the technology company’s common stock, which shares were acquired in October 2000 at a price per share of $9.12. At December 31, 2001, the carrying value of this investment by the limited partnership had been written down to $4.95 per share and in 2002, based on its performance, the technology company was written off entirely by the Company and Bancorp. BankAtlantic Bancorp invested $15 million in 3,033,386 shares of the technology company’s common stock in cash and by issuance to the technology company of 748,000 shares of BankAtlantic Bancorp Class A Common Stock. BankAtlantic Bancorp’s shares in the technology company were acquired in October 1999 at an average price per share of $4.95. Both Alan B. Levan and John E. Abdo became directors of the technology company in connection with the investment. Alan B. Levan owns or controls direct and indirect interests in an aggregate of 286,709 shares of the technology company common stock, purchased at an average price per share of $8.14 and Mr. John E. Abdo owns or controls direct and indirect interests in an aggregate of 368,408 shares of the technology company common stock purchased at an average price per share of $7.69. Jarett Levan, a director of BankAtlantic Bancorp and Executive Vice President of BankAtlantic, and Bruno DiGiulian, a director of BankAtlantic Bancorp have a 0.15% and 0.7% ownership interest, respectively, in the limited partnership. BFC and its affiliates collectively owned approximately 7% of the technology company’s outstanding common stock at December 31, 2003. During 2001, Mr. Levan and Mr. Abdo resigned from the Board of Directors of the technology company and initiated a lawsuit on behalf of the Company and others against the founder of the technology company, personally, regarding his role. In early 2003, the technology company initiated a lawsuit against BankAtlantic Bancorp seeking to have a restrictive legend on its BankAtlantic Bancorp’s Class A Common Stock removed. On March 24, 2004, the parties settled the pending litigation. Pursuant to the terms of the settlement, the affiliated limited partnership, BankAtlantic Bancorp and the other affiliates of the Company were given the opportunity to sell their respective investments in the technology company to a third party investor group for the amount of their initial investment. The investor group and the technology company also agreed to pay an additional amount equal to the legal expenses incurred and damages. The amounts paid by the technology company were paid by delivery of shares of BankAtlantic Bancorp Class A Common Stock owned by the technology company. BankAtlantic Bancorp sold its shares in the technology company for $15 million in cash, its original cost, and received compensation for legal expenses and damages consisting of $1.7 million in cash and return of 378,000 shares of BankAtlantic Bancorp Class A Common Stock. The affiliated limited partnership and other affiliates of the Company chose not to sell their shares in the technology company but recovered legal fees and damages. The affiliated limited partnership received $309,845 in cash and 50,422 shares of BankAtlantic Bancorp Class A Common Stock in connection with the settlement and the Company’s other affiliates, without regard to their interests in the affiliated partnership, received in the aggregate $132,747 in cash and 29,413 shares of BankAtlantic Bancorp Class A Common Stock. The parties also exchanged releases and the pending litigation between the parties will be dismissed in connection with the settlement.

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

BankAtlantic Bancorp and its subsidiaries utilized certain services of Ruden, McClosky, Smith, Schuster & Russell, P.A. (“Ruden, McClosky”), a law firm to which Bruno DiGiulian is of counsel. Fees aggregating $110,000 were paid by BankAtlantic and $30,000 were paid by Ryan Beck to Ruden, McClosky in 2003. In addition, fees aggregating approximately $1.1 million were paid to Ruden, McClosky by Levitt and Bluegreen in 2003 prior to the spin off of Levitt from BankAtlantic Bancorp. In 2002 and 2001, fees aggregating $1.0 million and $793,000, respectively, were paid to the law firm by BankAtlantic and Levitt. Ruden, McClosky also represents Alan B. Levan and John E. Abdo with respect to certain other business interests.

Since 2002, Levitt has utilized certain services of Conrad & Scherer, a law firm in which William R. Scherer, a member of the Levitt’s Board of Directors, is a member. Levitt paid fees aggregating $79,000 and $364,000 to this firm during the years ended December 31, 2003 and 2002, respectively.

Alan B. Levan, Jarett Levan and John E. Abdo have investments or are partners in real estate joint ventures with developers, which developers, in connection with other ventures, have loans from BankAtlantic or are joint venture partners with Levitt.

Certain of the Company’s affiliates, including its executive officers, have independently made investments with their own funds in both public and private entities in which the Company holds investments.

The Company has a 49.5% interest and affiliates and third parties have a 50.5% interest in a limited partnership formed in 1979, for which the Company’s Chairman serves as the individual General Partner. The partnership’s primary asset is real estate subject to net lease agreements. The Company’s cost for this investment, approximately $441,000, was written off in 1990 due to the bankruptcy of the entity leasing the real estate. During each of the years 2003 and 2002, the Company received distributions of approximately $25,000 from the partnership.

Florida Partners Corporation owns 133,314 shares of the Company’s Class B Common Stock and 764,999 shares of the Company’s Class A Common Stock. Alan B. Levan may be deemed to beneficially be the principal shareholder and is a member of the Board of Florida Partners Corporation. Glen R. Gilbert, Executive Vice President and Secretary of the Company holds similar positions at Florida Partners Corporation.

The BankAtlantic Foundation is a non-profit foundation established by BankAtlantic. During 2003, the Foundation made donations aggregating $364,530, including $25,000 to the Broward Community College Foundation (as the first installment of a 4-year commitment of $100,000 to the Will and Jo Holcombe Institute for Teaching and Learning), $15,000 to the Florida Grand Opera, $7,500 to the Leadership Broward Foundation, $7,500 to Nova Southeastern University (including $5,000 as the first installment of a 5-year, $25,000 commitment to the Wayne Huizenga School of Business and $2,500 to Nova Southeastern University Libraries); $4,250 to ArtServe, $3,000 to the Broward Performing Arts Foundation and $2,000 to the Museum of Art of Ft. Lauderdale. In addition to the contributions made by the BankAtlantic Foundation, BankAtlantic made certain direct contributions. In 2003 BankAtlantic made donations of $11,500 to the Broward Community College Foundation, $10,963 to the Urban League of Broward County, $6,000 to ArtServe, $1,160 to United Way of Broward County and $900 to the Leadership Broward Foundation. Alan B. Levan sits on the Boards of the Broward Community College Foundation, the Florida Grand Opera and Nova Southeastern University, Jarett Levan sits on the Boards of the Leadership Broward Foundation and ArtServe and the Board of Governors of the Museum of Art of Ft. Lauderdale, John E. Abdo is President of the Broward Performing Arts Foundation, Dr. Willis Holcombe sits on the Boards of the Broward Community College Foundation and the Urban League of Broward County. In addition both D. Keith Cobb and Lloyd DeVaux sit on the Board of the United Way of Broward County which may further provide funds to these entities.

During fiscal 2003, Jarett Levan, a director and son of director, president and Chief Executive Officer Alan B. Levan, was employed by BankAtlantic as Chief Marketing Officer and was paid annual compensation of approximately $211,000 for his services. Alan B. Levan’s daughter, Rachelle Levan Margolis, served as executive director of the BankAtlantic Foundation and received approximately $43,000 for the year. For the years ended December 31, 2002 and 2001, Jarett Levan received approximately $170,000 and $145,000, respectively, while Rachelle Levan Margolis received approximately $102,000 and $88,000, respectively.

Included in BFC’s other assets at December 31, 2003 and 2002 were approximately $138,000 and $391,000, respectively, due from affiliates.

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

24. Segment Reporting

Operating segments are components of an enterprise about which separate financial information is available that is regularly reviewed by the chief operating decision maker in assessing performance and deciding how to allocate resources. Reportable segments consist of one or more operating segments with similar economic characteristics, products and services, production processes, type of customer, distribution system and regulatory environment. The activities of reportable segments exclude discontinued operations, extraordinary gains (losses) and income (loss) from changes in accounting principles.

The information provided for Segment Reporting is based on internal reports utilized by management. The presentation and allocation of interest expense and overhead and the net contribution for the operating segments may not reflect the actual economic costs, contribution or results of operations of the segments as stand alone businesses. If a different basis of allocation were utilized, the relative contributions of the segments might differ but the relative trends in segments would, in management’s view, likely not be impacted.

As of January 1, 2004, the Company implemented a new internal reporting methodology for evaluating our reportable segment performance. As a result, the Company is currently organized into three reportable segments: Financial Services, Homebuilding and Real Estate Development and Other Operations.

The following summarizes the aggregation of the Company’s operating segments into reportable segments:

Reportable Segments

Financial Services

Financial Services division consists of BankAtlantic Bancorp and its subsidiaries’ operations. Financial Services activities consist of a broad range of banking operations including investments, tax certificates, residential loans purchased, CRA lending, real estate capital services, commercial lending, commercial deposits, consumer and small business lending, ATM operations and branch banking. Also included in Financial Services is a broad range of investment banking and brokerage operations.

Homebuilding and Real Estate Development

Homebuilding and Real Estate Development division consists of Levitt and its subsidiaries’ operations including Levitt’s investment in Bluegreen. Homebuilding and real estate activities are centered around homebuilding, land development of master planned communities, commercial real estate development and investments in other real estate ventures.

Other Operations

Other Operations results include BFC Holding Company operations which consist of BFC’s real estate owned; loans receivable that relate to previously owned properties; other securities and investments; BFC’s overhead and interest expense and the financial results of venture partnerships which BFC controls. Segment results do not reflect the Company’s equity from earnings in BankAtlantic Bancorp or Levitt, but include the provision for income taxes relating to the tax effect of the Company’s earnings from BankAtlantic Bancorp and Levitt. BankAtlantic Bancorp and Levitt are consolidated in our financial statements, as described earlier.

The accounting policies of the segments are generally the same as those described in the summary of significant accounting policies. Inter-company loans, interest income and interest expense and management and consulting fees are eliminated for consolidated presentation. The Company evaluates segment performance based on net income after tax.

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

The table below reflects the Company’s consolidated data of our business segments for the three years ended December 31, 2003 (in thousands):

		Homebuilding		Adjusting
	Financial	and Real Estate	Other	and
	Services	Development	Operations	Eliminations	Total
2003
Revenues:
Sales of real estate	$—	$283,058	$—	$—	$283,058
Interest and dividend income	261,849	863	390	(1,228)	261,874
Investment banking	207,788	—	—	—	207,788
Other income	73,501	4,765	1,532	(214)	79,584

	543,138	288,686	1,922	(1,442)	832,304

Costs and Expenses:
Cost of sale of real estate	—	209,431	—	—	209,431
Interest expense, net	113,217	233	1,163	(1,228)	113,385
Recovery for loan losses	(547)	—	—	—	(547)
Other expenses	368,872	43,718	6,646	(213)	419,023

	481,542	253,382	7,809	(1,441)	741,292

	61,596	35,304	(5,887)	(1)	91,012
Equity in earnings from unconsolidated subsidiaries	425	7,916	—	1,785	10,126

Income before income taxes	62,021	43,220	(5,887)	1,784	101,138
Provision for income taxes	23,424	16,400	3,714	628	44,166

Income (loss) from continuing operations before minority interest	38,597	26,820	(9,601)	1,156	56,972
Minority interest in income of consolidated subsidiaries	31,709	20,785	(1,401)	—	51,093

Income (loss) from continuing operations	6,888	6,035	(8,200)	1,156	5,879

Total assets at December 31, 2003	$4,831,549	$392,714	$14,388	$(103,207)	$5,135,444

		Homebuilding		Adjusting
	Financial	and Real Estate	Other	and
	Services	Development	Operations	Eliminations	Total
2002
Revenues:
Sales of real estate	$—	$207,808	$—	$—	$207,808
Interest and dividend income	303,387	1,259	354	(300)	304,700
Investment banking	130,738	—	—	—	130,738
Other income	58,519	3,014	1,161	(179)	62,515

	492,644	212,081	1,515	(479)	705,761

Costs and Expenses:
Cost of sale of real estate	—	159,675	—	—	159,675
Interest expense, net	148,891	389	1,153	1,445	151,878
Provision for loan losses	14,077	—	—	—	14,077
Other expenses	302,768	31,670	4,791	(72)	339,157

	465,736	191,734	5,944	1,373	664,787

	26,908	20,347	(4,429)	(1,852)	40,974
Equity in earnings from unconsolidated subsidiaries	1,293	5,419	—	2,615	9,327

Income before income taxes	28,201	25,766	(4,429)	763	50,301
Provision for income taxes	9,051	6,254	2,420	268	17,993

Income (loss) from continuing operations before minority interest	19,150	19,512	(6,849)	495	32,308
Minority interest in income of consolidated subsidiaries	23,853	15,102	(661)	—	38,294

Income (loss) from continuing operations	(4,703)	4,410	(6,188)	495	(5,986)

Total assets at December 31, 2002	$5,125,550	$295,461	$18,118	$(23,196)	$5,415,933

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

		Homebuilding		Adjusting
	Financial	and Real Estate	Other	and
	Services	Development	Operations	Eliminations	Total
2001
Revenues:
Sales of real estate	$—	$143,140	$1,693	$(157)	$144,676
Interest and dividend income	324,026	1,989	383	(397)	326,001
Investment banking	43,436	—	—	—	43,436
Other income	45,026	3,005	1,129	56	49,216

	412,488	148,134	3,205	(498)	563,329

Costs and Expenses:
Cost of sale of real estate	—	111,685	348	(2,396)	109,637
Interest expense, net	186,912	180	1,239	507	188,838
Provision for loan losses	16,905	—	—	—	16,905
Other expenses	168,181	27,517	7,265	(101)	202,862

	371,998	139,382	8,852	(1,990)	518,242

	40,490	8,752	(5,647)	1,492	45,087
Equity in earnings from unconsolidated subsidiaries	—	2,888	—	—	2,888

Income before income taxes	40,490	11,640	(5,647)	1,492	47,975
Provision for income taxes	17,960	4,118	2,660	522	25,260

Income (loss) from continuing operations before minority interest	22,530	7,522	(8,307)	970	22,715
Minority interest in income of consolidated subsidiaries	16,555	5,054	(3,230)	—	18,379

Income (loss) from continuing operations	5,975	2,468	(5,077)	970	4,336

Total assets at December 31, 2001	$4,458,293	$196,193	$28,751	$(17,878)	$4,665,359

The changes in the carrying amount of goodwill for the year ended December 31, 2003 was as follows (in thousands):

Financial
Services
Balance as of December 31, 2002	$78,612
Loan losses acquired	(734)
Sale of Cumberland	(1,204)

Balance as of December 31, 2003	$76,674

25. Shareholders’ Equity

The Company’s Articles of Incorporation authorize the issuance of up to 10,000,000 shares of $.01 par value preferred stock. The Board of Directors has the authority to divide the authorized preferred stock into series or classes having the relative rights, preferences and limitations as may be determined by the Board of Directors without the prior approval of shareholders. The Board of Directors has the power to issue this preferred stock on terms that would create a preference over the Company’s Common Stock with respect to dividends, liquidation and voting rights. No further vote of security holders would be required prior to the issuance of the shares.

The Company’s Articles of Incorporation authorize the Company to issue both a Class A Common Stock, par value $.01 per share, and a Class B Common Stock, par value $.01 per share. On May 22, 2002, the Company’s Articles of Incorporation were amended to, among other things, grant holders of the Company’s Class A Common Stock one vote for each share held, which previously had no voting rights except under limited circumstances provided by Florida law, with all holders of Class A Common Stock possessing in the aggregate 22% of the total voting power. Holders of Class B Common Stock have the remaining 78% of the total voting power. When the number of shares of Class B Common Stock outstanding decreases to 1,800,000 shares, the Class A Common Stock aggregate voting power will increase to 40% and the Class B Common Stock will have the remaining 60%. When the number of shares of Class B Common Stock outstanding decreases to 1,400,000 shares, the Class A Common Stock aggregate voting power will increase to 53% and the Class B Common Stock will have

BFC Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements

the remaining 47%. Also, each share of Class B Common Stock is convertible at the option of the holder thereof into one share of Class A Common Stock.

On January 10, 1997, the Company’s Board of Directors adopted a Shareholder Rights Plan. As part of the Rights Plan, the Company declared a dividend distribution of one preferred stock purchase right (the “Right”) for each outstanding share of BFC’s Class B Common Stock to shareholders of record on January 21, 1997. Each Right will become exercisable only upon the occurrence of certain events, including the acquisition of 20% or more of BFC’s Class B Common Stock by persons other than the existing control shareholders (as specified in the Rights Plan), and will entitle the holder to purchase either BFC stock or shares in the acquiring entity at half the market price of such shares. The Rights may be redeemed by the Board of Directors at $.01 per Right until the tenth day following the acquisition of 20% or more of BFC’s Class B Common Stock by persons other than the existing controlling shareholders. The Board may also, in its discretion, extend the period for redemption. The Rights will expire on January 10, 2007.

26. Subsequent Event

On February 23, 2004, Levitt filed a registration statement on Form S-3 for a proposed underwritten public offering of up to 5,750,000 shares of Levitt Class A Common Stock.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION
By:	/s/ GLEN R. GILBERT
Glen R. Gilbert
Executive Vice President - Chief Financial Officer

Dated: February 11, 2005

Exhibit	Description
23.1	Consent of Independent Registered Certified Public Accounting Firm of PricewaterhouseCoopers LLP

23.2	Consent of Independent Registered Public Accounting Firm of KPMG LLP